UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549
                           _______________________

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): September 12, 2003


                     Better Minerals & Aggregates Company
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


                             333-32518 55-0749125
          (Commission File Number) (IRS Employer Identification No.)


                        Route 522 North, P.O. Box 187
                    Berkeley Springs, West Virginia 25411
         (Address of principal executive offices, including zip code)


                                (304) 258-2500
             (Registrant's telephone number, including area code)


                                     N/A
        (Former name or former address, if changed since last report)

Item 5.  Other Matters and Required FD Disclosure.

      On September 12, 2003, Better Minerals & Aggregates Company, through its operating subsidiary U. S. Silica Company, completed a new $30.0 million, asset based revolving line of credit agreement with Wachovia Bank, National Association ("Wachovia"), a copy of which is attached as Exhibit 10 to this Current Report on Form 8-K. Proceeds from the new credit agreement are being used to repay all amounts due under, and terminate, the company's previously outstanding senior secured credit agreement with BNP Paribas, provide the company with a $10.0 million line for letters of credit and to fund the general liquidity needs of the company, including the $9.75 million senior subordinated notes interest payment due September 15, 2003.

      Under the terms of the new credit agreement, which expires June 30, 2008, the company has pledged as security all of its personal property, inventory, and accounts receivable, along with first mortgage liens on its Berkeley Springs WV, Montpelier VA and Pacific MO plant operations as collateral for the loan. The new credit agreement includes certain conditions to borrowings, representations and covenants, including a required fixed charge coverage covenant that is measured quarterly, and certain events of default, including an event of default relating to material adverse changes. Advances under the new credit agreement bear interest at either LIBOR plus 250 basis points, or prime plus 125 basis points, at the company's option.

      Monthly borrowing availability (the borrowing base) is determined by a formula, taking into consideration eligible accounts receivable and inventory, reduced by any outstanding letters of credit and a pro-rata reduction for future interest payments due with respect to the company's senior subordinated notes. Each day, all cash receipts are automatically applied as a reduction against any advances made by Wachovia to the company, and, subject to the satisfaction or waiver of the conditions to borrowing set forth in the credit agreement, Wachovia will advance at the company's request new borrowings to meet its daily cash requirements, up to the amount available under the borrowing base. If the monthly borrowing base is less than the $30.0 million total line of credit, then, at Wachovia's sole discretion, advances in excess of the borrowing base may be made up to the full amount of the $30.0 million line of credit.

      Based on the company's current $27.1 million borrowing base, and after the $9.75 million interest reserve for the senior subordinated notes interest payment due September 15, 2003, and payment of the outstanding amounts due under the previous senior secured credit agreement with BNP Paribas, subject to the conditions of the credit agreement, the company currently has unused borrowing capacity of approximately $7.0 million available for its general corporate use under the new credit agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

      10. Credit Agreement dated as of September 8, 2003 among U.S. Silica Company, as Borrower, BMAC Holdings, Inc., Better Minerals and Aggregates Company, The Fulton Land and Timber Company, Ottawa Silica Company, Pennsylvania Glass Sand Corporation, George F. Pettinos, LLC and BMAC Services Co., Inc., each as Affiliate Guarantors, the financial institutions identified as Lenders on the signature pages thereto, and Wachovia Bank, National Association, as Administrative Agent and Swingline Lender.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Better Minerals & Aggregates Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Better Minerals & Aggregates Company

Date:  September 12, 2003                 By:  /s/ Gary E. Bockrath
                                                   ----------------
                                           Name:  Gary E. Bockrath
                                           Title:  Vice President and
                                                     Chief Financial Officer

                                 Exhibit 10



     ______________________________________________________________________


                                 $30,000,000

                               CREDIT AGREEMENT

                        Dated as of September 8, 2003

                                    among

                             U.S. SILICA COMPANY,
                                 as Borrower

                                     and

                             BMAC HOLDINGS, INC.,
                     BETTER MINERALS & AGGREGATES COMPANY
                      THE FULTON LAND AND TIMBER COMPANY
                            OTTAWA SILICA COMPANY
                     PENNSYLVANIA GLASS SAND CORPORATION
                           GEORGE F. PETTINOS, LLC
                                     and
                           BMAC SERVICES CO., INC.,
                           as Affiliate Guarantors

                      EACH OF THE FINANCIAL INSTITUTIONS
                        INITIALLY A SIGNATORY HERETO,
                    TOGETHER WITH THOSE ASSIGNEES THEREOF
                       PURSUANT TO SECTION 14.6 HEREOF,
                                 as Lenders,

                                     and

                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                 as Administrative Agent and Swingline Lender

                                     with

                          WACHOVIA SECURITIES, INC.,
                      as Sole Arranger and Book Manager



     ______________________________________________________________________

                              TABLE OF CONTENTS

                                                                          Page

ARTICLE I        DEFINITIONS.................................................2
      1.1      General Definitions...........................................2
      1.2      Accounting Terms and Determinations..........................30
      1.3      Other Definitional Terms.....................................31

ARTICLE II       LOANS......................................................31
      2.1      Revolving Loans..............................................31
      2.2      Optional and Mandatory Prepayments; Reduction of Commitments.36
      2.3      Payments and Computations....................................38
      2.4      Maintenance of Account.......................................41
      2.5      Statement of Account.........................................41
      2.6      Taxes........................................................41
      2.7      Sharing of Payments..........................................43
      2.8      Pro Rata Treatment...........................................44
      2.9      Extensions and Conversions...................................44
      2.10     Swingline Loan Subfacility...................................45
      2.11     All Loans to Constitute One Obligation.......................46
      2.12     Applications of Payments Generally...........................47
      2.13     Certain Advances.............................................48

ARTICLE III      LETTERS OF CREDIT..........................................48
      3.1      Issuance.....................................................48
      3.2      Notice and Reports...........................................49
      3.3      Participation by Lenders.....................................49
      3.4      Reimbursement................................................49
      3.5      Repayment with Revolving Loans...............................50
      3.6      Renewal, Extension...........................................51
      3.7      Uniform Customs and Practices................................51
      3.8      Indemnification; Nature of Issuing Bank's Duties.............51
      3.9      Responsibility of Issuing Bank...............................53
      3.10     Conflict with Letter of Credit Documents.....................53

ARTICLE IV       INTEREST AND FEES..........................................53
      4.1      Interest on Loans............................................53
      4.2      Interest After Event of Default..............................54
      4.3      Unused Line Fee..............................................54
      4.4      Lenders' Fees/Administrative Agent's Fees....................54
      4.5      Letter of Credit Fees........................................54
      4.6      Authorization to Charge Account..............................55
      4.7      Indemnification in Certain Events............................55
      4.8      Inability To Determine Interest Rate.........................55
      4.9      Illegality...................................................56

      4.10     Funding Indemnity............................................56

ARTICLE V        CONDITIONS PRECEDENT.......................................57
      5.1      Closing Conditions...........................................57
      5.2      Condition to all Loans and Letters of Credit.................62

ARTICLE VI       REPRESENTATIONS AND WARRANTIES.............................62
      6.1      Organization and Qualification...............................63
      6.2      Solvency.....................................................63
      6.3      Liens; Inventory.............................................63
      6.4      No Conflict..................................................63
      6.5      Enforceability...............................................64
      6.6      Financial Data; Material Adverse Change......................64
      6.7      Locations of Offices, Records and Inventory..................64
      6.8      Fictitious Business Names....................................65
      6.9      Subsidiaries.................................................65
      6.10     No Judgments or Litigation...................................65
      6.11     No Defaults..................................................65
      6.12     No Employee Disputes.........................................66
      6.13     Compliance with Law..........................................66
      6.14     ERISA........................................................66
      6.15     Compliance with Environmental Laws...........................67
      6.16     Use of Proceeds..............................................67
      6.17     Intellectual Property........................................67
      6.18     Licenses and Permits.........................................68
      6.19     Owned Real Property..........................................69
      6.20     Leased Real Estate...........................................69
      6.21     Title to Personalty..........................................69
      6.22     Labor Matters................................................70
      6.23     Not an Investment Company....................................70
      6.24     No Margin Security...........................................70
      6.25     No Event of Default..........................................70
      6.26     Taxes and Tax Returns........................................70
      6.27     No Other Indebtedness........................................71
      6.28     Existing Subordinated Notes..................................71
      6.29     Status of Accounts...........................................71
      6.30     Representations and Warranties...............................71
      6.31     Trade Relations..............................................72
      6.32     Affiliate Transactions.......................................72
      6.33     Material Contracts...........................................72
      6.34     Common Business Enterprise...................................72
      6.35     Accuracy and Completeness of Information.....................72

ARTICLE VII      AFFIRMATIVE COVENANTS......................................73
      7.1      Financial Information........................................73
      7.2      Inventory....................................................75
      7.3      Corporate Existence..........................................75

      7.4      ERISA........................................................75
      7.5      Proceedings or Adverse Changes...............................77
      7.6      Environmental Matters........................................77
      7.7      Books and Records; Inspection................................78
      7.8      Collateral Records...........................................79
      7.9      Security Interests...........................................79
      7.10     Insurance; Casualty Loss.....................................80
      7.11     Taxes........................................................81
      7.12     Compliance With Laws.........................................82
      7.13     Use of Proceeds..............................................82
      7.14     Fiscal Year..................................................82
      7.15     Notification of Certain Events...............................82
      7.16     Additional Affiliate Guarantors..............................83
      7.17     Schedules of Accounts and Purchase Orders....................83
      7.18     Collection of Accounts.......................................83
      7.19     Notice; Credit Memoranda; and Returned Goods.................84
      7.20     Landlord Agreements..........................................84
      7.21     Intellectual Property........................................84
      7.22     Maintenance of Property......................................84
      7.23     Revisions or Updates to Schedules............................85
      7.24     ITT Agreement................................................85
      7.25     Mortgaged Real Property......................................85

ARTICLE VIII     FINANCIAL COVENANTS........................................86
      8.1      Fixed Charge Coverage Ratio..................................86
      8.2      Leverage Ratio...............................................86
      8.3      Capital Expenditures.........................................86

ARTICLE IX       NEGATIVE COVENANTS.........................................86
      9.1      Restrictions on Liens........................................87
      9.2      Restrictions on Additional Indebtedness......................87
      9.3      Restrictions on Sale of Assets...............................87
      9.4      No Corporate Changes.........................................87
      9.5      No Guarantees................................................88
      9.6      No Restricted Payments.......................................88
      9.7      No Investments...............................................89
      9.8      No Affiliate Transactions....................................89
      9.9      No Prohibited Transactions Under ERISA.......................89
      9.10     No Additional Bank Accounts..................................90
      9.11     No Excess Cash...............................................90
      9.12     Restrictions on Sale of Capital Stock of the Subsidiaries....90
      9.13     No Issuance of Stock by Subsidiaries.........................90
      9.14     No Additional Negative Pledges...............................90
      9.15     Indebtedness.................................................91
      9.16     Sale and Leaseback...........................................91
      9.17     Licenses, Etc................................................91
      9.18     Limitations..................................................91

      9.19     Material Contracts...........................................92
      9.20     Subsidiaries.................................................92
      9.21     Prepayments of Subordinated Debt, Etc........................92

ARTICLE X        POWERS.....................................................92
      10.1     Appointment as Attorney-in-Fact..............................92
      10.2     Limitation on Exercise of Power..............................93

ARTICLE XI       EVENTS OF DEFAULT AND REMEDIES.............................93
      11.1     Events of Default............................................93
      11.2     Acceleration.................................................95

ARTICLE XII      TERMINATION................................................96

ARTICLE XIII     THE ADMINISTRATIVE AGENT...................................96
      13.1     Appointment of Administrative Agent..........................96
      13.2     Nature of Duties of Administrative Agent.....................97
      13.3     Lack of Reliance on Administrative Agent.....................97
      13.4     Certain Rights of the Administrative Agent...................98
      13.5     Reliance by Administrative Agent.............................98
      13.6     Indemnification of Administrative Agent......................98
      13.7     The Administrative Agent in its Individual Capacity..........99
      13.8     Holders of Notes.............................................99
      13.9     Successor Administrative Agent...............................99
      13.10    Collateral Matters..........................................100
      13.11    Actions with Respect to Defaults............................101
      13.12    Delivery of Information.....................................102

ARTICLE XIV      MISCELLANEOUS.............................................102
      14.1     Waivers.....................................................102
      14.2     JURY TRIAL..................................................102
      14.3     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE............102
      14.4     Arbitration.................................................103
      14.5     Notices.....................................................105
      14.6     Assignability...............................................105
      14.7     Information.................................................108
      14.8     Payment of Expenses; Indemnification........................109
      14.9     Entire Agreement, Successors and Assigns....................110
      14.10    Amendments, Etc.............................................110
      14.11    Nonliability of Administrative Agent and Lenders............111
      14.12    Independent Nature of Lenders' Rights.......................111
      14.13    Counterparts................................................111
      14.14    Effectiveness...............................................111
      14.15    Severability................................................112
      14.16    Headings Descriptive........................................112
      14.17    Maximum Rate................................................112
      14.18    Right of Setoff.............................................112

      14.19    Power of Attorney...........................................113
      14.20    Replacement Lenders.........................................113
      14.21    Seals.......................................................113

ARTICLE XV       AFFILIATE GUARANTY........................................114
      15.1     The Guarantee...............................................114
      15.2     Obligations Unconditional...................................114
      15.3     Reinstatement...............................................115
      15.4     Deferral of Subrogation Rights..............................115
      15.5     Remedies....................................................115
      15.6     Continuing Guaranty.........................................116
      15.7     Rights of Contribution......................................116
      15.8     Limitation on Guaranteed Obligations........................116
      15.9     Subordination...............................................117
      15.10    Survival of Representations.................................118

                            EXHIBITS AND SCHEDULES

                                   EXHIBITS

      Exhibit A   Form of Assignment and Acceptance
      Exhibit B   Form of Landlord's Agreement
      Exhibit C   Form of Pledge Agreement
      Exhibit D   Form of Security Agreement
      Exhibit E   Form of Revolving Note
      Exhibit F   Form of Notice of Borrowing
      Exhibit G   Form of Swingline Note
      Exhibit H   Form of Lockbox Agreement
      Exhibit I   Form of Notice of Extension/Conversion
      Exhibit J   Form of Incumbency Certificate
      Exhibit K   Form of Opinion of Borrower's Counsel
      Exhibit L   Form of Loss Payee Endorsement
      Exhibit M   Form of Closing Certificate
      Exhibit N   Form of Certificate Regarding Aggregate Sale
      Exhibit O   Form of Account Designation Letter
      Exhibit P   Form of Collateral Disclosure Certificate
      Exhibit Q   Form of Authorized Persons Letter
      Exhibit R   Form of Disbursement Instructions Letter
      Exhibit S   Form of Trademark Security Agreement
      Exhibit T   Form of Compliance Certificate
      Exhibit U   Form of Borrowing Base Certificate
      Exhibit V   Form of Joinder Agreement

                                  SCHEDULES

      Schedule 1.1A     Lenders and Commitments
      Schedule 1.1B     Liens
      Schedule 1.1C     Indebtedness (Including Guaranties)
      Schedule 1.1D     Investments
      Schedule 1.1E     Existing Title Policies
      Schedule 1.1F     Existing Surveys
      Schedule 6.1      Jurisdictions of Organization
      Schedule 6.7      Collateral Locations
      Schedule 6.8      Fictitious Business Names
      Schedule 6.9      Subsidiaries
      Schedule 6.10     Litigation
      Schedule 6.14     ERISA
      Schedule 6.15     Environmental Disclosures
      Schedule 6.17     Intellectual Property
      Schedule 6.19     Owned Real Estate
      Schedule 6.20     Leased Real Estate
      Schedule 6.21     Personal Property Leases
      Schedule 6.32     Affiliate Transactions
      Schedule 6.33     Material Contracts
      Schedule 7.10     Silica-Related Insurance Policies
      Schedule 9.10     Bank Accounts

                               CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is entered into as of September 5, 2003 among U.S. SILICA COMPANY, a Delaware corporation (the "Borrower"), BMAC HOLDINGS, INC., a Delaware corporation ("BMAC Holdings"), BETTER MINERALS & AGGREGATES COMPANY, a Delaware corporation ("BMAC"), THE FULTON LAND AND TIMBER COMPANY, a Pennsylvania corporation ("FLTC"), OTTAWA SILICA COMPANY, a Delaware corporation ("OSC"), PENNSYLVANIA GLASS SAND CORPORATION, a Delaware corporation ("PGSC"), GEORGE F. PETTINOS, LLC, a Delaware limited liability company ("GFP") and BMAC SERVICES CO., INC., a Delaware corporation ("BMAC Services"; BMAC Services, GFP, PGSC, OSC, FLTC, BMAC and BMAC Holdings, together with any other Persons which may become Affiliate Guarantors hereunder pursuant to Section 7.16, being collectively referred to as the
"Affiliate   Guarantors"  or  individually   referred  to  as  a  "Affiliate
Guarantor"; hereinafter, the Borrower and the Affiliate Guarantors being sometimes collectively referred to as the "Obligors" or individually referred to as an "Obligor"); WACHOVIA BANK, NATIONAL ASSOCIATION, a national bank ("Wachovia" "WBNA" or the "Bank"), as a "Lender," together with each of the other financial institutions identified as "Lenders" on the signature pages hereto and any assignees thereof made pursuant to Section 14.6 (together with each of their successors and assigns, being referred to individually as a "Lender" and, collectively, as the "Lenders"); Wachovia, as the "Swingline Lender" pursuant to Section 2.10; and Wachovia, acting as agent for the Lenders (including the Swingline Lender) in the manner and to the extent described in Article XIII hereof (Wachovia, or its successor, when acting in such capacity, herein called the "Administrative Agent").

                             W I T N E S S E T H:

      WHEREAS, BMAC is a wholly-owned subsidiary of BMAC Holdings; and

      WHEREAS, the Borrower and BMAC Services are wholly-owned Subsidiaries of BMAC; and

      WHEREAS, FLTC, OSC, GFP and PGSC are wholly-owned Subsidiaries of the Borrower; and

      WHEREAS, the Obligors share an identity of interests as members of a consolidated group of companies engaged in similar or related businesses wherein the making available to the Borrower of financial accommodations will facilitate and enhance the overall financial strength and stability of the consolidated group; and

      WHEREAS, in furtherance of the foregoing, the Obligors wish to obtain a credit facility to provide for the working capital, letter of credit and general corporate needs of the Borrower; and

      WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to make loans and advances to the Borrower for the foregoing purposes;

      NOW, THEREFORE, the Obligors, the Lenders and the Administrative Agent hereby agree as follows:


                                   ARTICLE I

                                 DEFINITIONS

1.1   General Definitions.

      As used herein, the following terms shall have the meanings herein specified:

      "Account  Designation  Letter" shall have the meaning given such term in
Section 5.1(n).

      "Accounts" shall mean any "accounts," as such term is defined in the UCC, now owned or hereafter acquired by an Obligor or in which an Obligor now has or hereafter acquires any rights (whether or not specifically listed on any schedule furnished to the Administrative Agent pursuant hereto or in connection herewith) and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by "Chattel Paper", "Documents", "Investment Property' or "Instruments", as such quoted terms are defined in the Security Agreement) now owned or hereafter received or acquired by or belonging or owing to an Obligor (including, without limitation, under any trade names, styles or divisions thereof) whether arising out of goods sold or leased or services rendered by an Obligor or from any other transaction, whether or not the same involves the sale or lease of goods or services by an Obligor (including, without limitation, any such obligation, which might be characterized as an account or contract right under the UCC) and all of an Obligor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of an Obligor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to an Obligor under all contracts for the sale of goods or the performance of services or both by an Obligor (whether or not yet earned by performance on the part of an Obligor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, the right to receive all proceeds of any credit insurance policies relating thereto issued to an Obligor's favor, and all collateral security, supporting obligations and guarantees of any kind given by any Person with respect to any of the foregoing. Without limitation of the foregoing, the term "Accounts" shall extend to and include all ITT Accounts.

      "Acquisition" shall mean the acquisition by an Obligor or any Subsidiary of: (a) all, or a controlling interest in, the voting stock or other equity securities of another Person; or (b) all, or substantially all, of assets or property of a Person, or assets or property constituting all, or substantially all assets or properties of a division or line of business of a Person.

      "Administrative Agent" shall mean Wachovia, as provided in the preamble of this Credit Agreement, or any successor to Wachovia acting in such capacity.

      "Administrative Agent's Fees" shall mean the fees payable by the Borrower to Wachovia, for its own account, as described in the Fee Letter.

      "Affiliate"   shall  mean  any  entity  which   directly  or  indirectly
Controls, is Controlled by, or is under common Control with, any Obligor or any Subsidiary of any Obligor.

      "Affiliate   Guarantor"  and  "Affiliate   Guarantors"  shall  have  the
meanings given to such term in the preamble of this Credit Agreement.

      "Aggregates   Purchaser"  shall  mean  Hanson  BMC  Acquisition  Co.,  a
Delaware corporation, its successors and assigns.

      "Aggregates Sale" shall mean the disposition of the aggregates business of BMAC pursuant to the Aggregates Sale Agreement which occurred prior to the Closing Date.

      "Aggregates Sale Agreement" shall mean the Purchase Agreement, dated as of April 10, 2003, made between BMAC, as seller, and the Aggregates Buyer, as buyer (among others) together with all schedules and exhibits thereto, and as it may be amended or modified from time to time.

      "Applicable Percentages" shall mean for Eurodollar Loans and Base Rate Loans, the appropriate applicable percentages corresponding to Average Excess Availability as of the most recent Calculation Date (as defined below) as shown below:

--------------------------------------------------------------------
Tier Levels                       Applicable         Applicable
 (Highest     Average Excess    Percentage for     Percentage for
to lowest)     Availability    Eurodollar Loans   Base Rate Loans
--------------------------------------------------------------------
     1      < $10,000,000            2.50%             1.25%
--------------------------------------------------------------------
     2      =/> $10,000,000          2.00%             0.75%
--------------------------------------------------------------------

The Applicable Percentages shall be determined by Administrative Agent and adjusted quarterly on the date (each a "Calculation Date") five (5) Business Days after the end of each calendar quarter beginning with the calendar quarter ending March 31, 2004; it being understood and agreed that the initial Applicable Percentages shall be based on Tier Level 1 of the pricing grid shown above as of the Closing Date and shall remain at Tier Level 1 until the first Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.

      "Approved Banks" shall have the meaning given such term in the definition of "Cash Equivalents" herein.

      "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of an Obligor or Subsidiary of an Obligor) of any Obligor or its Subsidiaries, whether by sale, assignment, lease, transfer or otherwise.

      "Assignment and Acceptance" shall mean an assignment and acceptance entered into by an assigning Lender and an assignee Lender, accepted by the Administrative Agent and, if applicable, the Borrower, as Obligors' Representative, in accordance with Section 14.6(f), in the form attached hereto as Exhibit A.

      "Authorized Officer," for each Obligor, shall mean its chief executive officer, chief operating officer, chief financial officer, director of treasury, or controller (regardless of title).

      "Average Excess Availability" shall mean that amount, determined monthly or quarterly (as the case may be), as of the last Business Day of each calendar month or calendar quarter, respectively, by which (A) the lesser of (1) the Revolving Credit Committed Amount in effect on the first day of such calendar month (or the Closing Date, for the initial such partial month) or calendar quarter (as the case may be), or (2) the Borrowing Base reported at the end of such calendar month or, as appropriate, at the end of the calendar week closest to such month end, pursuant to Section 7.1(e) or calendar quarter (as the case may be), exceeds (B) the greater of (1) the total amount of Loans and Letter of Credit Obligations outstanding at the end of such calendar month or calendar quarter (as the case may be) or (2) the daily mean average amount of Loans and Letter of Credit Obligations for such calendar month or calendar quarter (as the case may be).

      "Base Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (i) the Federal Funds Rate in effect on such day plus one-half of one percent (1/2%) per annum, or (ii) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

      "Base Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Base Rate.

      "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan).

      "Borrower" shall have the meaning given to such term in the preamble of this Credit Agreement.

      "Borrowing Base" shall mean the sum, calculated as follows:

            (1) an amount not to exceed eighty-five percent (85%) of Eligible Accounts Receivable; plus

            (2) an amount not to exceed the lesser of (i) seventy percent (70%) of Eligible ITT Receivables or (ii) the sum of One Million Five Hundred Thousand Dollars ($1,500,000); plus

            (3) an amount not to exceed the lesser of (i) twenty percent (20%) of Eligible Stores Inventory, or (ii) the sum of Two Million Dollars ($2,000,000), with the dollar amount specified in this clause
      (ii) reducing monthly, in equal increments of Eighty-Three Thousand Three Hundred Thirty-Three Dollars ($83,333) per month, effective on the first day of each calendar month, beginning on February 1, 2004, and continuing on a monthly basis thereafter, until reduced to zero
      (0); plus

            (4) an amount not to exceed the lesser of (i) thirty percent (30%) of Eligible WIP Inventory or (ii) the sum of One Million Five Hundred Thousand Dollars ($1,500,000), plus

            (5) an amount not to exceed the lesser of (i) sixty percent (60%) of Eligible Finished Goods Inventory; or (ii) the sum of Three Million Five Hundred Thousand Dollars ($3,500,000); plus

            (6) for an interim period only, expiring forty-five (45) days after the Closing Date, or sooner (as and when the amounts of replacement Letters of Credit being issued on the Closing Date are reduced) an amount not to exceed Three Million Eight Hundred Thousand Dollars ($3,800,000) in respect of Equipment; minus

            (7) reserves in respect of Eligible Accounts Receivable and Eligible Inventory consistent with the definitions thereof, and such other reserves as may be established by the Administrative Agent from time to time in its sole discretion, which shall include, but not be limited to, (a) a reserve in respect of any payments owing from time to time by Borrower to ITT under or in respect of the ITT Agreement, (b) a reserve in respect of interest accruals (pending payment) in respect of the Existing Subordinated Notes, together with any Subordinated Debt issued for the purpose of refinancing, in whole or in part, the Existing Subordinated Notes, and (c) a reserve in respect of any past due accounts payable.

      The Administrative Agent at all times shall be entitled to decrease the advance rates specified in clauses (1) through (5) above, and/or decrease the dollar limitations specified in clauses (2), (3), (4), (5) and (6) above; in each case, in its sole discretion.

      "Borrowing Base Certificate" shall have the meaning given to such term in Section 7.1(e).

      "Business Day" shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in New York, New York; provided, however, that, in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

      "Capital  Expenditures"  shall  mean,  as  applied  to any  Person,  any expenditures (including any in respect of Capital Leases) which, in accordance with GAAP, is or should be accounted for as a capital expenditure on the balance sheet of that Person.

      "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

      "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one (1) year from the date of acquisition, (ii) time deposits or certificates of deposit of any commercial bank incorporated under the laws of the United States or any state thereof, of recognized standing having capital and unimpaired surplus in excess of $1,000,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Services, Inc. (any such bank, an "Approved Bank"), with such deposits or certificates having maturities of not more than one (1) year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (i) and (ii) above entered into with any Approved Bank, (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition, and (v) investments in money market funds that are registered under the Investment Company Act of 1940, as amended, which have net assets of at least $1,000,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above. All such Cash Equivalents must be denominated solely for payment in Dollars.

      "Cash  Management  Document"  shall  mean any  document,  instrument  or
agreement   executed  by  an  Obligor  in  respect  of  any  Cash   Management
Obligations of such Obligor with Wachovia (or an Affiliate of Wachovia).

      "Cash Management Obligations" shall mean any direct or indirect liability, contingent or otherwise, of an Obligor under any Cash Management Document in respect of cash management services (including treasury, depository, overdraft, credit or debit card and electronic funds transfer) provided by Wachovia (or an Affiliate of Wachovia) whether pursuant to this Agreement or otherwise.

      "Casualty  Loss" shall have the  meaning  given to such term in Section
7.10.

      "Change of Control" shall mean the occurrence of either of the following events: (i) any Person (or group of Persons acting in concert), not in Control of Holdings on the Closing Date shall acquire Control of Holdings; or (ii) the Controlling Shareholder shall cease to own and control, on a fully diluted basis, at least forty percent (40%) of the securities of Holdings having ordinary voting power (or that can be converted into securities of Holdings having ordinary voting power) for the election of its directors; or otherwise, and in any event, cease to be in Control of Holdings; or (iii) during any period of twelve (12) consecutive calendar months, individuals who were directors of Holdings on the first day of such period shall cease to constitute a majority of the board of directors of Holdings other than because of the replacement as a result of death or disability of one or more such directors or (iv) the Borrower shall cease to be, directly or indirectly, a wholly-owned Subsidiary of Holdings.

      "Closing" shall mean the making of the initial Loan by the Lenders to the Borrower under this Credit Agreement.

      "Closing Date" shall mean the date on which the Closing occurs, which shall be on the date of this Agreement or on any date thereafter, but not later than five (5) Business Days thereafter (unless otherwise approved by the Administrative Agent).

      "Collateral" shall mean and include: (i) all "Collateral," as that term is defined and described in the Security Agreement, including, without limitation, all "Accounts," "Inventory" and "Equipment," as each of such terms is defined herein; (ii) all "Pledged Collateral," as that term is defined in the Pledge Agreement; (iii) all "Patent Collateral," as that term is defined in the Patent Security Agreement described in Section 5.1(r); (iv) all "Trademark Collateral"; as that term is defined in the Trademark Security Agreement described in Section 5.1(r); and (v) all "Accounts" and all "Funds," as those terms are defined in the Lockbox Agreement. The term "Collateral" shall also mean and include, as appropriate, all Mortgaged Real Property which, in accordance with Section 7.25, becomes subject to a Mortgage, as and when the Mortgages become effective, together with all Structures, fixtures and other property of the Obligors described in, and encumbered by, the Mortgages (including mineral rights).

      "Commitment" means the Revolving Credit Commitment of each Lender, the Swingline Commitment of the Swingline Lender and the Letter of Credit Commitment of the Issuing Bank, or each, as appropriate.

      "Consolidated" or "consolidated" with reference to any term defined herein, shall mean that term as applied to the accounts of a Person and all of its consolidated Subsidiaries, consolidated in accordance with GAAP.

      "Consolidated Capital Expenditures" shall mean, for any applicable period of computation, with respect to any Person, an amount equal to the aggregate Capital Expenditures of such Person and its Subsidiaries on a Consolidated basis during such period.

      "Consolidated Cash Taxes" shall mean, for any applicable period of computation, with respect to any Person, the aggregate of all taxes of such Person and its Subsidiaries on a Consolidated basis determined in accordance with applicable law and GAAP, to the extent the same are paid in cash during such period.

      "Consolidated EBITDA" shall mean, for any applicable period of computation, with respect to any Person, (a) Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income, but without duplication, (i) any provision for income taxes, (ii) Consolidated Interest Expense, (iii) loss from extraordinary items, (iv) any aggregate loss from the sale, exchange or other disposition of capital assets by such Person, (v) depreciation, depletion and amortization expenses, and
(vi) in the case of BMAC and its Subsidiaries on a Consolidated basis, any non-cash portion of Silica-Related Claims Costs within such period, plus (c) for any applicable period of computation inclusive of any one or more of the following Fiscal Quarters: September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003, the following sums (without duplication from quarter-to-quarter), respectively, $1,450,290, $23,293,263, $729,049 and
$4,479,575 minus (d) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income, but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, and (iv) any aggregate gain from the sale, exchange or other disposition of capital assets by such Person.

      "Consolidated Fixed Charges" shall mean, for any applicable period of computation, without duplication, the sum of (i) all Consolidated Interest Expense for the applicable period, to the extent paid in cash, plus (ii) Consolidated Scheduled Funded Debt Payments made during the applicable period, plus (iii) in the case of BMAC and its Subsidiaries, on a Consolidated basis, Restricted Payments paid in cash during the applicable period, other than those expressly permitted to be made under Section 9.6; plus (iv) in the case of BMAC and its Subsidiaries on a Consolidated basis, any amounts expended in such period to meet annual minimum funding requirements under ERISA in respect of any Covered Benefit Plan, provided, however, that, for any applicable period of computation in which any one or more of Borrower's four (4) Fiscal Quarters in the Fiscal Year ending December 31, 2004 is included, the amount described above in this clause (iv) shall be offset (but not below zero) by the amount (without duplication) of the aggregate Net Cash Proceeds from the sale, exchange or other disposition of capital assets by BMAC and its Subsidiaries in such period permitted by and conducted in accordance with the terms of Section 9.3 (excluding, however, therefrom, any gain on the sale, exchange or other disposition of the Millville Sale Property.

      "Consolidated Funded Debt" shall mean, as of any applicable date of determination, with respect to any Person, all Funded Indebtedness of such Person and its consolidated Subsidiaries, determined on a Consolidated basis in accordance with GAAP (without duplication).

      "Consolidated Interest Expense" shall mean, for any applicable period of computation, with respect to any Person, interest expense, whether paid or accrued, on all Indebtedness, net of interest income, in each case, of such Person and its Subsidiaries for such period, all as determined on a Consolidated basis in accordance with GAAP.

      "Consolidated Net Income" shall mean, for any applicable period of computation, with respect to any Person, the net income (or net deficit) of such Person and its Subsidiaries for any period, after deduction of all expenses, taxes and other proper charges, all as determined on a Consolidated basis in accordance with GAAP.

      "Consolidated Scheduled Funded Debt Payments" shall mean, for any applicable period of computation, the sum of all scheduled payments of principal on Consolidated Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases or under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product during the applicable period ending on such date).

      "Contractual Obligations" shall mean, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

      "Control" and its correlative components, "Controlled" and "Controlling" shall mean the possession, directly or indirectly, of the power to (i) vote twenty-five percent (25%) or more of the securities having ordinary voting power for the election of directors (or similar governing board) of such Person, or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

      "Controlling Shareholder" shall mean J.P. Morgan Partners, LLC, and its Affiliates.

      "Credit Agreement" shall mean this Credit Agreement, dated as of the date hereof, as the same may be modified, amended, extended, restated or supplemented from time to time; together with all exhibits and schedules thereto.

      "Credit Documents" shall mean, collectively, this Credit Agreement, the Notes, the Letter of Credit Documents, the Security Documents, any Cash Management Documents and all other documents, agreements, instruments, opinions and certificates executed and delivered by any Obligor in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time. The term "Credit Documents" shall not include, however, any Hedge Contract to which a Lender (or a Lender Affiliate) is party, unless and except to the extent otherwise set forth expressly therein.

      "Covered  Benefit  Plan"  shall have the  meaning  given to such term in
Section 6.14.

      "Default" shall mean an event, condition or default which, with the giving of notice, the passage of time or both, would become an Event of Default.

      "Default Rate" shall have the meaning given to such term in Section 4.2.

      "Defaulting  Lender"  shall  have  the  meaning  given  to such  term in
Section 2.1(d)(iii).

      "DOL" shall mean the U.S. Department of Labor and any successor department or agency.

      "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

      "Domestic Subsidiaries" shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of the United States, any State of the United States or the District of Columbia.

      "Eligible Accounts Receivable" shall mean the aggregate face amount of the Borrower's Accounts (excluding, however, therefrom, any ITT Accounts) that conform to the warranties contained herein and at all times continue to be acceptable to the Administrative Agent in its sole discretion, less the aggregate amount of all returns, discounts, claims, credits, charges (including warehousemen's charges) and allowances of any nature (whether issued, owing, granted or outstanding); provided, however, that, no Account shall be deemed to be an Eligible Account Receivable if:

            (i) it arises out of a sale or lease made by the Borrower to an Affiliate (including any other Obligor); or

            (ii) the Account is unpaid more than ninety (90) days after the original invoice date, if the Account has no "dating" terms; or

            (iii) the Account is unpaid more than sixty (60) days after the due date for the payment of such invoice or more than ninety (90) days after invoice date, whichever is the earlier date, if the Account has "dating" terms; or

            (iv) the Account is from the same account debtor (or any affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts from such account debtor (or any affiliate thereof) are unpaid more than ninety (90) days after the original invoice date; or

            (v) the amount of the Account, when aggregated with all other Accounts of the same account debtor, exceeds twenty percent (20%) in face value of all Eligible Accounts Receivable then outstanding, to the extent of such excess; or

            (vi) (A) the account debtor is also a creditor of any Obligor, to the extent of the amount owed by such Obligor to the account debtor,
      (B) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to the Borrower, which has not been resolved, to the extent of the amount of such dispute or claim,
      (C) the Account otherwise is or may become subject to any right of setoff by the account debtor, to the extent of the amount of such setoff; or

            (vii) unless and except to the extent otherwise approved by the Administrative Agent in its sole discretion from time to time, the Account is owing by an account debtor that has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to such account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if such account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

            (viii)      the  sale  is  to  an  account   debtor   outside  the
      continental United States, unless the sale is (A) on letter of credit, guaranty or acceptance terms, or subject to credit insurance, in each case acceptable to the Administrative Agent in its sole credit judgment, or (B) otherwise approved by and acceptable to the Administrative Agent in its sole discretion; or

            (ix) the sale to the account debtor is on a "bill-and-hold", "guaranteed sale", "sale-and-return", "sale on approval" or "consignment" basis or made pursuant to any other written agreement providing for repurchase or return; or

            (x) the Administrative Agent believes, in its sole discretion, that collection of such Account is insecure or that such Account may not be paid by reason of the account debtor's financial inability to pay; or

            (xi) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.); or

            (xii) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or its designee or the services giving rise to such Account have not been performed by or on behalf of the Borrower and accepted by the account debtor or its designee or the Account otherwise does not represent a final sale; or

            (xiii)      the  Administrative   Agent  does  not  have  a  first
      priority, perfected security interest in the Account; or

            (xiv) the Administrative Agent, in the exercise of its sole discretion, otherwise determines it to be ineligible.

      "Eligible Finished Goods Inventory" shall mean Eligible Inventory consisting of Finished Goods.

      "Eligible Inventory" shall mean the aggregate gross amount of the Borrower's Inventory consisting of Stores Inventory, WIP Inventory or Finished Goods Inventory, valued at the lower of its cost (on a FIFO basis) or market value, which (A) is owned solely by the Borrower and with respect to which the Borrower has valid title, (B) is subject to a valid, enforceable and first priority Lien in favor of Administrative Agent, (C) is located in the United States, (D) is not obsolete or slow moving, (E) which conforms to the warranties contained herein and (F) at all times continues to be acceptable to the Administrative Agent in its sole credit judgment, less and except, however, (i) Inventory consisting of supplies, (ii) markdown reserves, (iii) any goods returned or rejected by the Borrower's customers for which a credit has not yet been issued, (iv) goods in transit to the
Borrower or to third parties, (v) damaged Inventory; (vi) any reserves required by the Administrative Agent in its sole credit judgment for special order goods and market value declines, (vii) any Inventory which is held by the Borrower pursuant to "consignment," "sale or return," "sale on approval" or similar arrangement, and (viii) any Inventory that the Administrative Agent determines in its sole discretion to be ineligible. Without limitation of the foregoing, to the extent that any Inventory is at any time situated on real property that is not owned by the Borrower, including, for this purpose any real property (A) rented or leased by the Borrower from a third party,
(B) owned and operated by a warehouseman for use by the Borrower (among others), (C) owned and operated by any filler, processor, packer or finisher of Inventory (the foregoing called, collectively, "Third Party Property"), then, the following special eligibility rules shall apply: (i) as to any Inventory located at Third Party Property on the Closing Date, such Inventory will become ineligible hereunder sixty (60) days after the Closing Date unless, within such period, either (A) the Borrower has obtained Landlord Agreements, in form and substance satisfactory to the Administrative Agent in its sole credit judgment, in regard thereto, and, to the extent any such Inventory is on consignment, the Borrower has obtained the "consignment notice" UCC financing statements referenced Section 5(h) of the Security Agreement in regard thereto; or, (B) in lieu of the foregoing, the Administrative Agent has imposed reserves on borrowing availability sufficient, in the sole credit judgment of the Administrative Agent, to protect the interests of the Lenders in regard thereto (the foregoing called "Inventory Protective Measures"); and (ii) as to any Inventory which becomes located at Third Party Property subsequent to the Closing Date pursuant to an arrangement with a landlord, Customer, warehouseman, filler, processor, packer or finisher not in privity of contract with the Borrower on the Closing Date, such Inventory shall be ineligible without benefit of any grace period subject to any Inventory Protective Measures then or thereafter being obtained or implemented.

      "Eligible ITT Receivable" shall mean the aggregate face amount of ITT Receivables that conform to the warranties contained herein and at all times continue to be acceptable to the Administrative Agent in its sole discretion, less the aggregate amount of returns, counterclaims, offsets, credits. back charges and allowances of any nature in respect thereof (whether issued, granted or outstanding); provided, however, that no ITT Receivable shall be deemed to be an Eligible ITT Receivable if:

            (i) there does not exist a bona fide Silica-Related Claim submitted by Borrower to ITT in accordance with the terms of the ITT Agreement in respect thereof (a "Submitted ITT Claim");

            (ii)  a  Submitted   ITT  Claim   giving  rise  thereto  has  been
      submitted to ITT for payment for ninety (90) days or more, without its full payment;

            (iii) ITT has ceased to have a senior debt rating, as reported by Standard & Poor"s, of at least "BBB-";

            (iv) ITT has disputed its liability in respect of all or any portion of the Submitted ITT Claim giving rise thereto, to the extent of such dispute;

            (v) the Administrative Agent does not have a first priority, perfected security interest in the ITT Receivable; or

            (vi) the Administrative Agent, in the exercise of its sole discretion, otherwise determines it to be ineligible.

       "Eligible Stores Inventory" shall mean Eligible Inventory consisting of Stores.

      "Eligible WIP  Inventory"  shall mean Eligible  Inventory  consisting of
WIP.

      "Equipment" shall mean any "equipment," as such term is defined in the UCC, now owned or hereafter acquired by an Obligor or in which an Obligor now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all machinery, equipment, molds, furnishings, "Fixtures" (as that quoted term is defined in the Security Agreement), mobile goods (including motor vehicles, fork lifts and trailers whether or not subject to a certificate of title, tractors, cranes and earth moving equipment) tools, parts, goods (other than consumer goods, farm products or Inventory) and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by an Obligor or in which an Obligor now has or hereafter acquired any rights and wherever located, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, accessions and accessories installed thereon or affixed thereto.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

      "ERISA Affiliate" shall mean, with respect to any Person, any (i) corporation which is or was at any time a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue
Code) as such Person or any Subsidiary of such Person, determined on a Consolidated basis; (ii) partnership or other trade or business (whether or not incorporated) at any time under common control (within the meaning of
Section 414(c) of the Internal Revenue Code) with such Person or any such Subsidiary; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as such Person or any such Subsidiary, any corporation described in clause (i) above, or any partnership or trade or business described in clause (ii) above.

      "Eurodollar Loan" shall mean a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

      "Eurodollar Rate" shall mean, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

            Eurodollar Rate =  London Interbank Offered Rate
                              ---------------------------------
                              1 - Eurodollar Reserve Percentage

      "Eurodollar Reserve Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Event of Default" shall have the meaning provided for in Article XI.

      "Excess  Availability",  as of any day,  shall mean that amount by which
(A) the lesser of (1) the  Revolving  Credit  Committed  Amount on such day or
(2) the   Borrowing  Base,  as  then  most  recently   reported   pursuant  to
Section 7.1(e), exceeds (B) the total amount of Loans and Letter of Credit Obligations outstanding on such date.

      "Excluded  Taxes" shall have the meaning  given to such term in Section
2.6.

      "Existing Senior Secured Credit Facilities" shall mean the senior secured credit facilities, in an original principal amount equal to $230,000,000 in principal amount, heretofore entered into by BMAC pursuant to a Credit Agreement, dated as of September 30, 1999, as amended or modified from time to time.

      "Existing Subordinated Notes" shall mean the senior subordinated notes, in an original principal amount equal to $150,000,000, heretofore issued by BMAC pursuant to the Existing Subordinated Notes Indenture.

      "Existing Subordinated Notes Indenture" shall mean the Indenture, dated as of October 1, 1999, among BMAC, certain other Obligors, and Bank of New York, as trustee, in respect of the issuance of the existing Subordinated Notes, as modified or amended from time to time.

      "Existing Surveys" shall mean the existing boundary line surveys in respect of the Mortgaged Real Property set forth and described on Schedule 1.1E hereto.

      "Existing Title Policies" shall mean the existing title insurance policies in respect of the Mortgaged Real Property set forth and described on
Schedule 1.1F hereto.

      "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by it.

      "Fee Letter" shall mean the letter agreement, dated on or prior to the Closing Date, by and between the Administrative Agent and the Borrower regarding the fees to be paid by the Borrower to the Administrative Agent, as it may be supplemented, modified or amended from time to time.

      "Fees" shall mean, collectively, the Administrative Agent's Fees, the Lenders' Fees, the Unused Line Fee, the Letter of Credit Fees, the Issuing Bank Fees and any other fees payable hereunder or under any Credit Document.

      "Financials" shall have the meaning given to such term in Section 6.6.

      "Finished Goods Inventory" shall mean and consist of extracted minerals for which production has been completed which are awaiting resale.

      "Fiscal Year" shall mean the fiscal year of BMAC in effect on the Closing Date; and the terms "Fiscal Month" and "Fiscal Quarter" shall have correlative meanings.

      "Fixed Charge Coverage Ratio" shall mean, as of the last day of each Fiscal Quarter, the ratio of (i)(A) Consolidated EBITDA minus (B) Unfinanced Capital Expenditures minus (C) cash income taxes, minus (D) all Silica-Related Claims Costs, to (ii) Consolidated Fixed Charges; in each case, computed for the trailing four (4) Fiscal Quarters then ending.

      "Foreign Lender" shall have the meaning given to such term in Section 2.6(a).

      "Foreign Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary.

      "Funded Debt" shall mean, with respect to any Person, without duplication, the sum of the following (i)(a) all obligations of such Person for borrowed money, including Subordinated Debt, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the principal portion of all obligations of such Person under Capital Leases, (f) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) the principal portion of all obligations of such Person under off-balance sheet financing arrangements, and (h) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, plus (ii) all Indebtedness of another Person of the type referred to in clause (i) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, plus (iii) all guaranties of such Person with respect to Indebtedness of the type referred to in clause
(i) above of another Person, plus (iv) Indebtedness of the type referred to in clause (i) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

      "Funding Bank" shall have the meaning given to such term in Section 4.7.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof and, in respect of the Obligors, applied on a consistent basis with the Financials.

      "Governmental  Authority"  shall  mean  any  federal,  state,  local  or
foreign  court  or  governmental   agency,   authority,   instrumentality   or
regulatory body.

      "Hedging Agreements" shall mean any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements, made or entered into by any Obligor.

      "Highest Lawful Rate" shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Credit Agreement, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York or such other jurisdiction's law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

      "Holdings" shall mean USS Holdings, Inc., a Delaware corporation.

      "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person,
(e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranties of such Person with respect to Indebtedness of the type referred in this definition of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Interest Rate Protection Agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the principal portion of all obligations of such Person under off-balance sheet financing arrangements and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

      "Independent Accountant" shall mean a firm of independent public accountants of nationally recognized standing selected by the Board of Directors of BMAC, which is "independent" as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission.

      "Interest  Period" shall mean, as to Eurodollar  Loans,  a period of one
(1) month, two (2) months, three (3) months or six (6) months, as selected by the Borrower, commencing on the date of the borrowing (including continuations and conversions thereof); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, in which event such Interest Period shall end on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Maturity Date,
(iii) any Interest Period with respect to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period and (iv) during the thirty (30) day period following the Closing Date, the Borrower shall only be permitted to select either Base Rate Loans or Eurodollar Loans having Interest Periods of one (1) month.

      "Intellectual Property Agreements" shall have the meaning given to such term in Section 5.1(r).

      "Interest Rate Protection Agreement" shall mean any interest rate "hedge," "collar," "cap" or similar agreement, made for the purpose of protecting any Obligor against fluctuations in interest rates.

      "Internal Revenue Service" shall mean the Internal Revenue Service and any successor agency.

      "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all rules and regulations promulgated thereunder.

      "Inventory" shall mean any "inventory," as such term is defined in the UCC, now owned or hereafter acquired by an Obligor or in which any Obligor now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property, now owned or hereafter acquired by an Obligor or in which such Obligor now has or hereafter acquires any rights and wherever located, which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in an Obligor's business, or the processing, packaging, delivery or shipping of the same, all finished goods and all goods returned to or repossessed by any Obligor.

      "Investment" in any Person shall mean (i) any Acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other property or assets used or consumed in the ordinary course of business of the applicable Obligor or its Subsidiary and Consolidated Capital Expenditures not otherwise prohibited hereunder), (ii) any deposit with, or advance, loan or other extension of credit (other than sales of inventory on credit in the ordinary course of business and payable or dischargeable in accordance with customary trade terms) to, such Person, (iii) any joint venture, or (iv) any other capital contribution to or investment in such Person, including, without limitation, any obligation incurred for the benefit of such Person. In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a guaranty shall be taken at not less than the maximum principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from or added to the aggregate amount of Investments any decrease or increases, as the case may be, in the market value thereof.

      "Issuing  Bank"  shall  mean  Wachovia   and/or  such  other   financial
institution among the Lenders as Administrative Agent may select from time to time.

      "Issuing  Bank  Fees"  shall  have the  meaning  given  to such  term in
Section 4.5(b).

      "ITT" shall mean ITT Corporation, a Delaware corporation, and its successors and assigns.

      "ITT Agreement" shall mean the Agreement of Purchase and Sale of the Capital Stock of Pennsylvania Glass Sand Corporation, dated as of September 12, 1985, made between ITT and Pacific Coast Resources Co., its successors and assigns, as amended or modified from time to time.

      "ITT Receivables" shall mean certain amounts claimed by the Borrower to be owing by ITT from time to time to the Borrower in the Borrower's capacity as successor-in-interest to and/or assignee of, the rights of Pacific Coast Resources Co. under the ITT Agreement, in respect of Silica-Related Claims for which Borrower has sought indemnity from ITT in accordance with the terms of the ITT Agreement.

      "Landlord Agreement" shall mean a Landlord Waiver and Consent Agreement, substantially in the form of Exhibit B (or such other form as shall be acceptable to the Administrative Agent in its sole credit judgment), between an Obligor's landlord and the Administrative Agent, acknowledging and agreeing, among other things, (i) that any Liens of such Landlord on any of the property of such Obligor or any Subsidiary shall be subordinate to the Liens of the Administrative Agent thereon, on terms and conditions acceptable to the Administrative Agent, in its sole credit judgment, and (ii) to permit the Administrative Agent access to the property for the purposes of exercising its remedies under the Security Agreement. The term "Landlord Agreement," when used in respect of fillers, processors, packers or finishers, shall mean a Landlord Waiver and Consent Agreement augmented as appropriate to accommodate the special and more limited interests of such third parties.

      "Leased  Real  Property"  shall have the  meaning  given to such term in
Section 6.20.

      "Leases" shall mean any leases to which any Obligor or Subsidiary is a party as tenant or lessee, including Capital Leases and operating leases.

      "Lender" shall have the meaning given to such term in the preamble of this Credit Agreement. The term "Lender" shall also include the Swingline Lender, as appropriate.

      "Lenders' Fees" shall mean any non-refundable fees payable to each of the Lenders as set forth in each of the Lender's respective fee letters (if any) with the Administrative Agent as an inducement to such Lender's entry into this Agreement.

      "Letter of Credit Committed Amount" shall have the meaning given to such term in Section 3.1.

      "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents
delivered  in  connection  therewith,   any  application  therefor,   and  any
agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

      "Letter  of Credit  Fee" shall  have the  meaning  given to such term in
Section 4.5.

      "Letter of Credit Obligations" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank has not at such time been reimbursed, plus (iii) without duplication, the aggregate amount of all payments made by each Lender to the Issuing Bank with respect to such Lender's participation in Letters of Credit as provided in Section 3.3 for which the Borrower has not at such time reimbursed the Lenders, whether by way of a Revolving Loan or otherwise.

      "Letters of Credit" shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) issued by the Issuing Bank for the account of the Borrower pursuant to this Credit Agreement, and all amendments, renewals, extensions or replacements thereof.

      "Leverage Ratio" shall mean as of the last day of each Fiscal Quarter, the ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBITDA, computed on the basis of the trailing four (4) Fiscal Quarters.

      "Lien(s)"  shall  mean  any  lien,  claim,  charge,   pledge,   security
interest, deed of trust, mortgage, or other encumbrance.

      "Loan" or "Loans" shall mean the Revolving Loans (or a portion of any Revolving Loan), and the Swingline Loans, individually or collectively, as appropriate.

      "Lockbox" shall have the meaning given to such term in Section 2.3.

      "Lockbox  Account" shall have the meaning given to such term in Section
2.3.

      "Lockbox  Agreement"  shall  have  the  meaning  given  to such  term in
Section 2.3.

      "Lockbox Bank" shall have the meaning given to such term in Section 2.3.

      "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Dow Jones Markets Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one (1) rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one (1) rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

      "Material  Adverse  Change" shall mean a material  adverse change in (a)
the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower, individually, or the Obligors, taken as a whole, (b) the Collateral, (c) the ability of the Borrower, individually, or the Obligors, taken as a whole, to perform its or their respective obligations under the Credit Documents, or
(d) the rights and remedies of the Lenders hereunder; in each case, as determined by the Administrative Agent in its sole credit judgment.

      "Material  Adverse  Effect" shall mean a material  adverse effect on (a)
the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower, individually, or the Obligors, taken as a whole, (b) the Collateral, (c) the ability of the Borrower, individually, or the Obligors, taken as a whole, to perform its or their respective obligations under the Credit Documents, or
(d) the rights and remedies of the Lenders hereunder; in each case, as determined by the Administrative Agent in its sole credit judgment.

      "Material Contract" shall mean any contract or other arrangement (other than any of the Credit Documents), whether written or oral, to which any Obligor or any Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect. The term "Material Contract" shall also include, in any event, the Organizational Documents of each

Obligor and Subsidiary, the ITT Agreement, the Silica-Related Claims Policies, any Leases having aggregate annual rentals in excess of Two Hundred Fifty Thousand Dollars ($250,000), any Hedge Contracts, the Existing Subordinated Notes Indenture, and any other contracts evidencing, pertaining to or securing the payment of, Funded Indebtedness.

      "Maturity Date" shall mean June 30, 2008.

      "Merchandise Returns" shall mean any of the products sold by the Obligors or any of their Subsidiaries that are returned.

      "Millville Sale Property" shall mean that portion of the Owned Real Estate described on item 2 to Schedule 9.3 as a portion of the "New Jersey Operations" consisting of the Millville Plant (Downe Portion).

      "Multiemployer  Plan"  shall mean a  "multiemployer  plan" as defined in
Section 4001(a)(3) of ERISA.

      "Mortgage" shall mean a mortgage, deed of trust, deed to secure debt or similar agreement setting forth a Lien on real property, whether owned or leased.

      "Mortgaged  Real Property"  shall have the meaning given to such term in
Section 7.25.

      "Net Cash Proceeds" shall mean the aggregate cash proceeds actually received by any Obligor in respect of any Asset Disposition or issuance of debt or equity securities, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) (b) taxes paid or payable as a result thereof; and (c) the amount of Indebtedness secured by a Lien on any asset which is the subject of such Asset Disposition if by the terms governing such Asset Disposition, such Indebtedness is required to be paid by such Obligor, to the extent, in fact, so paid at or prior to such Obligor's receipt of such proceeds, it being understood that the term "Net Cash Proceeds" shall include, without limitation, (i) any cash received upon the sale or other disposition of any non-cash consideration received by an Obligor in any Asset Disposition and
(ii) any cash received upon release from any escrow arrangement entered into in connection with such Asset Disposition.

      "New Surveys" shall have the meaning given to such term in Section 7.25.

      "New  Title  Policies"  shall  have the  meaning  given to such  term in
Section 7.25.

      "Note" or "Notes" shall mean the Revolving Notes and the Swingline Note, individually or collectively, as appropriate.

      "Notice  of  Borrowing"  shall  have the  meaning  given to such term in
Section 2.1(d)(i).

      "Notice of Extension/Conversion" shall have the meaning given to such term in Section 2.9.

      "Obligations" shall mean the Loans, any other loans and advances or extensions of credit made or to be made by any Lender to any Obligor, or to others for any Obligor's account in each case pursuant to the terms and provisions of this Credit Agreement, together with interest thereon
(including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and, including, without limitation, any reimbursement obligation or indemnity of the Obligors on account of Letters of Credit and all other Letter of Credit Obligations, and all indebtedness, fees, liabilities and obligations which may at any time be owing by any Obligor to any Lender in each case pursuant to this Credit Agreement or any other Credit Document, whether now in existence or incurred by an Obligor from time to time hereafter, whether unsecured or secured by pledge, Lien upon or security interest in any of an Obligor's assets or property or the assets or property of any other Person, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether such Obligor is liable to such Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. The term "Obligations" shall also include any other Indebtedness owing to any Lender by any Obligor under this Credit Agreement and the other Credit Documents, any Obligor's liability to any Lender pursuant to this Credit Agreement as maker or endorser of any promissory note or other instrument for the payment of money, any Borrower's liability to any Lender pursuant to this Credit Agreement or any other Credit Document under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which any Lender may make or issue to others for any such Obligor's account pursuant to this Credit Agreement, including any accommodation extended with respect to applications for Letters of Credit, and all liabilities and obligations owing from any Borrower to any Lender, or any affiliate of a Lender, arising under Permitted Hedge Agreement. The term "Obligations" shall further include, to the extent not otherwise expressly provided above and in any event, (i) any Indebtedness arising hereunder or under any Credit Document to the Administrative Agent, the Swingline Lender or Wachovia, individually and (ii) any Indebtedness owing to a Lender or an Affiliate of a Lender, in respect of any Cash Management Services.

      "Obligor" and "Obligors" shall have the meaning given to such term in the preamble of this Agreement.

      "Obligors'  Accountant"  shall  mean   PricewaterhouseCoopers   LLP,  or
another Independent Accountant selected by the Obligors but acceptable to the Administrative Agent.

      "Obligors' Representative" shall mean the Borrower, acting in such capacity, in accordance with Section 14.22.

      "Organizational Documents" shall mean (i) for a corporation, its articles (or certificate) of incorporation and by-laws; (ii) for a partnership, its articles (or certificate) of partnership (if any) and any partnership agreement; and (iii) for a limited liability company, its articles (or certificate) of organization and any operating agreement and/or bylaws.

      "Other   Claims"   shall  mean  claims   against  the  Obligors  or  any
Subsidiaries thereof, other than Silica-Related Claims.

      "Other  Taxes"  shall  have the  meaning  given to such term in Section
2.6(c).

      "Ottawa Canada" shall mean Ottawa Silica Company, Ltd., a Canadian company.

      "Owned  Real  Property"  shall  have the  meaning  given to such term in
Section 6.19.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

      "Permitted Guaranties" shall mean and include (i) the endorsement of negotiable instruments in the ordinary course of business, (ii) the giving of indemnities in connection with the sale of Inventory or other Asset Dispositions permitted hereunder, including, particularly, the Aggregates Sale, (iii) guaranties given in connection with the incurrence of Permitted Indebtedness, (iv) the obligations of the Borrower, as successor-in-interest to Pennsylvania Glass Sand Corporation, under that certain Guaranty Agreement, dated as of January 15, 1980, in respect of certain Indebtedness of Winifrede Railroad Company, and (v) other guaranties, to the extent set forth and described as such on Schedule 1.1C attached hereto.

      "Permitted Hedge Agreements" shall mean (i) Interest Rate Protection Agreements entered into for the purpose of hedging interest rate risk arising under this Agreement; and (ii) other Hedging Agreements entered into from time to time by any Obligor in the ordinary course of its business, and not for speculative purposes.

      "Permitted Indebtedness" shall mean:

            (i) Indebtedness to the Lenders with respect to the Loans, the Letters of Credit or otherwise, pursuant to the Credit Documents;

            (ii) trade payables incurred in the ordinary course of an Obligor's business;

            (iii) purchase  money  Indebtedness   (including  Capital  Leases)
      hereafter incurred by the Obligors or any of their Subsidiaries to finance the purchase of Equipment; provided that (A) the total of all such Indebtedness for all such Persons, taken together, shall not exceed an aggregate principal amount of Five Million Dollars ($5,000,000) at any one time outstanding (including any purchase money Indebtedness incurred to finance Equipment existing on Closing Date and referred to in clause (v) immediately below); (B) such Indebtedness when incurred shall not exceed the purchase price of the Equipment so financed; and (C) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

            (iv) obligations of an Obligor in respect of Permitted Hedge Agreements;

            (v) Indebtedness described on Schedule 1.1C attached hereto and any refinancings of such Indebtedness; provided that the aggregate principal amount of such Indebtedness is not increased, the scheduled maturity date of such Indebtedness is not shortened and such refinancing is otherwise on terms and conditions no more restrictive to the Borrower than the terms and conditions of the Indebtedness being refinanced;

            (vi) the Existing Senior Secured Credit Facilities, pending their full prepayment on the Closing Date;

            (vii) the  Existing   Subordinated   Notes,   together   with  any
      Subordinated Debt issued for the purpose of refinancing, in whole or in part, the Existing Subordinated Notes;

            (viii)      Indebtedness   in  respect  of  surety   bonds   fully
      supported by Letters of Credit;

            (ix)  Indebtedness constituting Permitted Guaranties;

            (x) Indebtedness in respect of Permitted Investments specified in clauses (v) and (vi) of the definition thereof; and

            (xi) other Indebtedness, not otherwise permitted in clauses (i) through (x) above, which must be unsecured, however, not to exceed, however, in aggregate amount outstanding at any one time, the sum of Two Million Dollars ($2,000,000).

      "Permitted Investments" shall mean:

            (i)   Cash Equivalents;

            (ii) interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided, however, that the Borrower may, in the ordinary course of their respective businesses, maintain in their disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits;

            (iii) Investments  existing on the  Closing  Date and set forth on
      Schedule 1.1D attached hereto;

            (iv) advances to officers, directors and employees for expenses incurred or anticipated to be incurred in the ordinary course;

            (v)   loans  and  Investments  by any  Obligor  to or in any other
      Obligor;

            (vi)  investments in respect of Permitted Hedge Agreements;

            (vii) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (viii)      investments  in the ordinary  course of business of an
      Obligor  on  a  basis  substantially   consistent  with  prior  business
      practice in the form of extensions of trade credit;

            (ix) investments in the ordinary course of business an Obligor in an insurer required as a condition to the provision by such insurer of insurance coverage contemplated by Section 5.01(d);

            (x) investments made by any Obligor in the publicly-traded securities of a Person engaged in a similar line of business such Obligor; provided, however, that the aggregate amount of all such Investments of all Obligors at any one time shall not exceed Two Hundred Fifty Thousand Dollars ($250,000);

            (xi) investments made by any Loan Party in the form of the incurrence of Debt in the form of a Permitted Guaranty;

            (xii) investments   consisting   of  deposits   which   constitute
      Permitted Liens; and

            (xiii) other investments, not described in clauses (i) through (xii) above, which may be made at any time that no Default or Event of Default exists, not to exceed, however, in aggregate amount subsequent to the Closing Date, the sum of One Million Dollars ($1,000,000).

      "Permitted Liens" shall mean:

            (i) Liens granted to the Administrative Agent or the Lenders by the Obligor pursuant to any Security Document;

            (ii)  Liens on fixed assets securing  purchase money  Indebtedness
      (including Capital Leases) to the extent permitted under Section 9.2, provided that any such Lien attaches to such assets concurrently with or within thirty (30) days after the acquisition thereof and only to the assets to be acquired or to other fixed assets (but, in the latter case, any such Lien shall be subject and subordinate to the Lien of the Administrative Agent thereon);

            (iii) Liens of warehousemen, mechanics, materialmen, workers, repairmen, fillers, packagers, processors, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by the relevant Obligor by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by such Obligor for the payment of same;

            (iv) attachment or judgment Liens which individually or in the aggregate would not result in an Event of Default;

            (v) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by an Obligor by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by such Obligor for the payment of same in accordance with GAAP;

            (vi) zoning and building code ordinances and regulations, easements, rights of way, defects, encumbrances, covenants and other restrictions on title to, or the use of real property and other title or use exceptions that do not interfere in any material and adverse respect with the present use of such real property by any Obligor or any Subsidiary of an Obligor;

            (vii) with respect to the Mortgaged Real Property, those matters set forth as exceptions to title coverage in each of the Existing Title Policies, which have been provided to Administrative Agent;

            (viii) with respect to the Mortgaged Real Property, those matters set forth in each of the Existing Surveys, which have been provided to Administrative Agent;

            (ix) with respect to the Mortgaged Real Property, any matters that are disclosed as exceptions to title coverage on the New Title Policies and those matters that are disclosed on the New Surveys, but only to the extent that such matters either (a) were previously disclosed in the Existing Title Policies or Existing Surveys, or (b) if otherwise, would not reasonably be expected either to materially impair the fair market value of, or interfere in any material adverse respect with the present use of, any Mortgaged Real Property by any Obligor or Subsidiary of an Obligor;

            (x) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance;

            (xi) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, regulatory or statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

            (xii) Liens given to secure the Existing Senior Secured Credit Facilities, pending their full release on the Closing Date (it being understood and agreed by Administrative Agent in regard thereto that delivery to Administrative Agent of such releases or, as appropriate, the giving of notice with respect thereto, in form acceptable for recording on the public record, need not occur on the Closing Date but shall have occurred as soon as practicable, but in any event not later than sixty (60) days, thereafter); and

            (xiii) other Liens (if any) listed on Schedule 1.1B attached hereto.

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

      "Plan" shall mean any employee benefit plan, program or arrangement, whether oral or written.

      "Pledge Agreement" shall mean the Pledge Agreement, of even date herewith, among the Obligors (or certain of them) and the Administrative Agent, in the form attached hereto as Exhibit C, in respect of the pledge of the Capital Stock of all Obligors, excepting therefrom the Capital Stock of BMAC Holdings.

      "Pledged Collateral" shall have the meaning given to such term in the Pledge Agreement.

      "Prime Rate" shall mean the rate which Wachovia announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Wachovia (and its affiliates) may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

      "Proprietary  Rights"  shall  have the  meaning  given  to such  term in
Section 6.17.

      "Real Estate" shall mean (i) all Owned Real Property and (ii) all Leased Real Property.

      "Reportable Event" shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder (other than an event to which the provisions of notice to the PBGC in respect thereof is waived under applicable regulations promulgated pursuant to ERISA).

      "Required  Lenders"  shall mean, at any time,  Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) and holding in the aggregate at least fifty-one percent (51%) of (i) the Revolving Credit Commitments or (ii) if the Commitments have been terminated, the outstanding Loans and participation interests (including the participation interests of the Issuing Bank in any Letters of Credit).

      "Restricted Payment" shall mean (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Obligor or any Subsidiary, as the case may be, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Obligor or any Subsidiary now or hereafter outstanding by such Obligor or any Subsidiary, as the case may be, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class, (iii) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of any Obligor or any Subsidiary now or hereafter outstanding, or (iv) any payment by any Obligor to any Affiliate of such Obligor which is also not an Obligor, except to the extent otherwise expressly permitted in this Credit Agreement.

      "Retiree Health Plan" shall mean an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

      "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make its portion of the Revolving Loans in a principal amount up to such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Committed Amount.

      "Revolving Credit Commitment Percentage" shall mean, for any Lender, the percentage identified as its Revolving Credit Commitment Percentage on
Schedule 1.1A, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 14.6

      "Revolving Credit Committed Amount" shall mean the aggregate revolving credit line extended by the Lenders to the Borrower for Revolving Loans, Swingline Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in an amount up to Thirty Million Dollars ($30,000,000), as such revolving credit line may be reduced from time to time in accordance with Section 2.2(c).

      "Revolving Loans" shall have the meaning given to such term in Section 2.1(b) and shall include Revolving Loans made as Base Rate Loans and Revolving Loans made as Eurodollar Loans.

      "Revolving Notes" shall have the meaning given to such term in Section 2.1(c).

      "Security Agreement" shall mean the Security Agreement, of even date herewith, between the Administrative Agent and the Obligors, in the form attached hereto as Exhibit D.

      "Security Documents" shall mean, collectively, the Pledge Agreement, the Security Agreement, the Mortgages together with all other Required Mortgage Documentation, the Intellectual Property Agreements, any Landlord Agreement and any Lockbox Agreement.

      "Silica-Related Claims" shall mean claims against the Obligors or any Subsidiaries thereof alleging silica exposure, including those that allege that silica products sold by any Obligors (or their predecessors-in-interest) were defective or that said Persons acted negligently in selling said products without a warning or with an inadequate warning.

      "Silica-Related Claims Costs" shall mean costs incurred by Obligors from time to time in respect of Silica-Related Claims, including defense and settlement costs and payment of any judgments, net of proceeds received from the collection of any ITT Receivables, the Silica-Related Claims Policies and other third party payments (including from co-defendants) for the applicable period.

      "Silica-Related Claims Policies" shall have the meaning given to such term in Section 7.10(b).

      "Stores Inventory" shall mean and consist of (i) spare parts and replacement parts for Equipment; (ii) packaging materials; and (iii) fuel.

      "Structures" shall mean all plants, offices, manufacturing facilities, warehouses, administration buildings and related facilities of the Borrower located on any Real Estate.

      "Subordinated Debt" shall mean: (i) the Existing  Subordinated Notes and
(ii) other unsecured Indebtedness of an Obligor which has been expressly subordinated, in right of payment and claims, to the rights and claims of the Lenders in respect of the Obligations, having terms and conditions (including subordination provisions) which are acceptable to the Administrative Agent, in its credit judgment.

       "Subsidiary" shall mean, as to any Person, (a) any corporation more than fifty percent (50%) of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a fifty percent (50%) interest in the total capital, total income and/or total ownership interests of such entity at any time. Without limitation of the foregoing, unless otherwise provided herein, the term "Subsidiary" when used herein shall mean and refer to each Subsidiary of any Obligor or each Obligor, as appropriate.

      "Swingline Committed Amount" shall have the meaning given to such term in Section 2.10.

      "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in up to the Swingline Committed Amount in accordance with Section 2.10.

      "Swingline  Lender"  shall  mean  Wachovia,   acting  in  such  capacity
pursuant to Section 2.10, or any successor to Wachovia acting in such capacity.

      "Swingline  Loan" shall have the meaning  given to such term in Section
2.10.

      "Swingline  Note" shall have the meaning  given to such term in Section
2.10.

      "Taxes" shall mean any federal, state, local or foreign income, sales, use, transfer, payroll, personal, property, occupancy, franchise or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any interest or penalties thereon.

      "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of a Person or any ERISA Affiliate of such Person from a Benefit Plan during a Plan year in which such Person was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan pursuant to Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of a Person or any ERISA Affiliate of such Person from a Multiemployer Plan.

      "Title  Company"  shall have the meaning  given to such term in Section
7.25.

       "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Georgia.

      "Unfinanced Capital Expenditures" shall mean, for any period, Capital Expenditures made during such period and not financed from the proceeds of Funded Indebtedness (excluding the Loans).

      "Unused Line Fee" shall mean the fee required to be paid to the Administrative Agent for the benefit of the Lenders at the end of each calendar quarter as partial compensation for extending the Revolving Credit Committed Amount to the Borrower, and shall be determined by multiplying (i) the positive difference, if any, between (A) the Revolving Credit Committed Amount in effect at such time and (B) the average daily Loans of the Borrower and the Letter of Credit Obligations outstanding during such calendar quarter, by (ii) a per annum rate of fifty hundredths of one percent (.50%), computed for the number of days in said calendar quarter.

      "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

      "Wachovia" shall mean Wachovia Bank, National Association, having an office in Atlanta, Georgia, and its successors and permitted assigns.

      "Wachovia Account" shall mean an account established and maintained in the name of the Administrative Agent at Wachovia, for the benefit of the Lenders, in respect of the Borrower for purposes of this Agreement.

      "WIP Inventory" shall mean and consist of extracted minerals awaiting production.

1.2   Accounting Terms and Determinations.

      Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations for purposes of determining compliance with Article VIII hereof and otherwise to be made under this Credit Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with the Financials. All financial statements required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the Financials, the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. If the Borrower shall change its method of inventory accounting, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

      The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual financial statements given in accordance with the provisions of Section 7.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding annual financial statements and
(ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

1.3   Other Definitional Terms.

      Terms not otherwise defined herein which are defined in the UCC shall have the meanings given them in the UCC. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to the Credit Agreement as a whole and not to any particular provision of this Credit Agreement, unless otherwise specifically provided. References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, computer disk, e-mail and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any times herein shall refer to Eastern Standard or Day Light time, as applicable, in Philadelphia, Pennsylvania.


                                   ARTICLE II

                                    LOANS

2.1   Revolving Loans.

(a) Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each of the Lenders severally agrees to lend to the Borrower at any time or from time to time on or after the Closing Date and before the Maturity Date, such Lender's Revolving Credit Commitment Percentage of the Revolving Loans as may be requested or deemed requested by the Borrower.

(b)   Determination of Borrowing Base.

(i)   The Lenders  agree,  subject to the terms and  conditions of this Credit
            Agreement, from time to time, to make loans and advances to the Borrower hereunder on a revolving basis. Such loans and advances to the Borrower (each, a "Revolving Loan"; and collectively, the "Revolving Loans") together with the Letter of Credit Obligations outstanding with respect to the Letters of Credit shall not in the aggregate exceed the lesser of:

(A)   the Revolving Credit Committed Amount then in effect; or

(B)   the Borrowing Base.

(ii)  No  Lender  shall  be  obligated  at any time to make  available  to the
            Borrower its Revolving Credit Commitment Percentage of any requested Revolving Loan if such amount plus its Revolving Credit Commitment Percentage of all Revolving Loans and its Revolving Credit Commitment Percentage of all Letter of Credit Obligations then outstanding would exceed such Lender's Revolving Credit Commitment at such time. The aggregate balance of Revolving Loans plus the aggregate amount of all Letter of Credit Obligations outstanding shall not at any time exceed the Revolving Credit Committed Amount. No Lender shall be obligated to make available, nor shall the Administrative Agent make available, any Revolving Loans to the Borrower to the extent that such Revolving Loan, when added to the then outstanding Revolving Loans and all Letter of Credit Obligations would cause the aggregate amount of all then outstanding Revolving Loans and all Letter of Credit Obligations to exceed the Borrowing Base.

(c) Revolving Notes. The obligations of the Borrower to repay the Revolving Loans and to pay interest thereon shall be evidenced by separate promissory notes of the Borrower to each Lender in substantially the form of Exhibit E attached hereto (the "Revolving Notes"), with appropriate insertions, with each Revolving Note being payable to the order of each Lender in a principal amount equal to such Lender's Revolving Credit Commitment and representing the obligations of the Borrower to pay such Lender the amount of such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender hereunder, plus interest accrued thereon, as set forth herein. The Borrower irrevocably authorizes each Lender to make or cause to be made appropriate notations on its Revolving Note, or on a record pertaining thereto, reflecting Revolving Loans and repayments thereof. The outstanding amount of the Revolving Loans set forth on such Lender's Revolving Note or record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Note to make payments of principal of or interest on any Revolving Note when due.

(d)   Borrowings under Revolving Notes.

(i)   Except as  otherwise  provided  in  Section  2.13,  each  request  for a borrowing hereunder shall be made by a notice of borrowing in the form attached hereto as Exhibit F from the Borrower to the Administrative Agent (a "Notice of Borrowing"), given not later than 11:00 A.M. (A) on the Business Day on which the proposed borrowing is requested to be made, for Revolving Loans that are requested to be made as Base Rate Loans, and (B) three (3)
            Business Days prior to the date of the requested borrowing, for Revolving Loans that are requested to be made as Eurodollar Loans. Each Notice of Borrowing shall be given by telecopy, setting forth (1) the requested date of such borrowing, (2) the aggregate amount of such requested borrowing, (3) whether such requested borrowing will consist of Base Rate Loans or Eurodollar Rate Loans, and if appropriate, the applicable Interest Period,
            (4) certification by the Borrower that it has complied in all material respects with Article V, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder (including, without limitation, availability under the Borrowing Base) and (5) the account at which such requested funds should be made available. Each Notice of Borrowing shall be irrevocable by and binding on the Borrower. Revolving Loans made as Eurodollar Loans shall be made in a minimum principal amount of One Million Dollars ($1,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000) in excess thereof; provided, that no more than five (5) Eurodollar Loans shall be outstanding hereunder at any one time. Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

                  The  Administrative  Agent shall give to each Lender  prompt notice (but in no event later than 2:00 P.M. on the date of the Administrative Agent's receipt of notice from the Borrower) of each Notice of Borrowing by telecopy, telex or cable (other than any Notice of Borrowing which will be funded by the
            Administrative Agent in accordance with subsection (d)(ii) below). No later than 3:00 P.M. on the date on which a borrowing is requested to be made pursuant to the applicable Notice of Borrowing, each Lender will make available to the Administrative Agent at the address of the Administrative Agent set forth on the signature pages hereto, in immediately available funds, its Revolving Credit Commitment Percentage of such borrowing requested to be made. Unless the Administrative Agent shall have been notified by any Lender prior to the date of borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the borrowing to be made on such date, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent as required above and the Administrative Agent may, in reliance upon such assumption, make available the amount of the borrowing to be provided by such Lender. Upon fulfillment of the conditions set forth in Article V for such borrowing, the Administrative Agent will make such funds available to the Borrower at the account specified by the Borrower in such Notice of Borrowing.

(ii)  Because  the  Borrower   anticipates   the   possibility  of  requesting
            borrowings of Revolving Loans on a daily basis and repaying Revolving Loans on a daily basis through the collection of Accounts and the proceeds of other Collateral, resulting in the amount of outstanding Revolving Loans fluctuating from day to day, in order to administer the Revolving Loans in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, the Swingline Lender has agreed, with the Lenders' consent, subject to the terms and conditions set forth in Section 2.10, to make Swingline Loans available to the Borrower from time to time without necessity of first giving each Lender prior notice of the proposed Swingline Loan borrowing or of such Lender's Revolving Credit Commitment Percentage of any resulting Revolving Loan; provided, however, that the Swingline Lender shall not make any such Swingline Loan if, prior to the making thereof, the Swingline Lender has received, either directly or from the Administrative Agent (if the Swingline Lender is not then the Administrative Agent) either

            (1) an officer's certificate from the Borrower pursuant to and in accordance with Section 7.1(i) that a Default or Event of Default is in existence or (2) a Notice of Borrowing from the Borrower wherein the certification provided therein states that the conditions to the making of the requested Swingline Loan have not been satisfied or (3) a written notice from the Administrative Agent that the conditions to such borrowing specified in Section
            5.2 have not been satisfied, which officer's certificate, Notice of Borrowing or notice, in each case, shall not have been rescinded (provided that if the Swingline Lender is the Administrative Agent, the notice specified in subclause (3) shall be presumed if the Administrative Agent has made such determination). If the Swingline Lender makes any Swingline Loans, as provided in the immediately preceding sentence, the amount of outstanding Revolving Loans and each Lender's Revolving Credit Commitment Percentage thereof shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 3:00
            P.M. on the Business Day immediately preceding the date of each computation, determined in the manner prescribed below; provided, however, that the Administrative Agent retains the absolute right at any time or from time to time to make the aforedescribed adjustments at intervals more frequently than weekly. The Administrative Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as the Administrative Agent shall determine, a summary statement of the amount of outstanding Revolving Loans for such period after giving effect to the conversion of then outstanding Swingline Loans into Revolving Loans in accordance with Section 2.10 (such week or lesser period or periods being hereafter referred to as a "Settlement Period"). If the summary statement is sent by the Administrative Agent and received by the Lenders prior to 12:00 Noon on any Business Day each Lender shall make the transfers described in the next succeeding sentence no later than 3:00 P.M. on the day such summary statement was sent; and if such summary statement is sent by the Administrative Agent and received by the Lenders after 12:00 Noon on any Business Day, each Lender shall make such transfers no later than 3:00 P.M. on the next succeeding Business Day. If, in any Settlement Period, the amount of a Lender's Revolving Credit Commitment Percentage of the Revolving Loans is in excess of the amount of Revolving Loans actually funded by such Lender, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Administrative Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of a Lender's Revolving Credit Commitment Percentage of the Revolving Loans in any Settlement Period is less than the amount of Revolving Loans actually funded by such Lender, the Administrative Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of such difference. The obligation of each of the Lenders to transfer such funds in accordance herewith shall be irrevocable and unconditional and without recourse to or warranty by the Administrative Agent. Each of the Administrative Agent and the Lenders agrees to mark its respective books and records at the end of each Settlement Period to show at all times the dollar amount of the respective Revolving Credit Commitment Percentages of the outstanding Revolving Loans. Because the Administrative Agent, on behalf of the Lenders, may be advancing and/or may be repaid Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Administrative Agent to each Lender (including the Administrative Agent) in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender (including the Administrative Agent) during each Settlement period and shall accrue from and including the date such Revolving Loans are advanced by the Administrative Agent to but excluding the date such Revolving Loans are repaid by the Borrower in accordance with Section 2.3 or actually settled by the applicable Lender as described in this Section 2.1(d)(ii). All Revolving Loans under this Section 2.1(d)(ii) shall be made as Base Rate Loans.

(iii) If the  amounts  described  in  subsection  (d)(i)  or  (d)(ii)  of this
            Section 2.1 are not in fact made available to the Administrative Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and the Administrative Agent has made such amount available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately (but in no event later than five (5) Business Days after such demand) pay such corresponding amount to the Administrative Agent together with interest accrued thereon, at the then applicable rate of interest, calculated in accordance with Section 4.1. The Administrative Agent shall also be entitled to recover from such Defaulting Lender, (A) to the extent not theretofore paid by the Borrower pursuant to the preceding sentence, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at the then applicable rate of interest, calculated in accordance with Section 4.1 plus
            (B) an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(iv)  The  failure of any Lender to make the  Revolving  Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any borrowing.

(v)   Each Lender  shall be entitled to earn  interest at the then  applicable rate of interest,  calculated in accordance  with  Article IV,  on outstanding Revolving Loans which it has funded to the Administrative Agent from the date such Lender funded such Revolving Loan to, but excluding, the date on which such Lender is repaid with respect to such Revolving Loan.

(vi)  Notwithstanding   the   obligation  of  the  Borrower  to  send  written
            confirmation of a Notice of Borrowing made by telephone, in the event that the Administrative Agent agrees to accept a Notice of Borrowing made by telephone, such telephonic Notice of Borrowing shall be binding on the Borrower whether or not written confirmation is sent by the borrower or requested by the Administrative Agent. The Administrative Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Administrative Agent in good faith to be from a Borrower or its agents. The Administrative Agent's records of the terms of any telephonic Notices of Borrowing shall be conclusive on the Borrower in the absence of gross negligence or willful misconduct on the part of the Administrative Agent in connection therewith.

(vii) Notwithstanding  anything to the contrary  contained  elsewhere  herein, and whether or not a Default or Event of Default exists at the time, unless otherwise objected to by the Required Lenders in writing, the Administrative Agent may in its discretion require all Lenders to honor requests or deemed requests by the Borrower for Revolving Loans at a time that an Overadvance (as hereinafter defined) exists or which would result in any Overadvance and each Lender shall be obligated to continue to make its pro rata share of Revolving Loans, up to a maximum amount outstanding equal to its Revolving Credit Commitment, so long as such Overadvance is not known by the Administrative Agent to exceed One Million Dollars ($1,000,000) and so long as such Overadvance is not outstanding for more than ten (10) Business Days. "Overadvance" shall mean, as of any date of determination, the amount, if any, by which the outstanding principal balance of Revolving Loans and Letter of Credit Obligations exceeds the Borrowing Base. Nothing contained herein shall oblige the Administrative Agent to cause or permit any Overadvance, and if and so long as the
            Administrative Agent is the only Lender, this paragraph (vii) shall have no force or effect.

(viii)      In  the  event  of  any   conflict   between  any  terms  of  this
            Section 2.1(d)  and those of Section  2.10,  the terms of Section
            2.10 shall be controlling.

2.2   Optional and Mandatory Prepayments; Reduction of Commitments.

(a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time, but otherwise without premium or penalty; provided, however, that (i) Loans that are Eurodollar Loans may only be prepaid on three (3) Business Days' prior written notice to the Administrative Agent specifying the applicable

      Loans to be prepaid; (ii) any prepayment of Loans that are Eurodollar Loans will be subject to Section 4.10; (iii) each such partial prepayment of Loans (other than Swingline Loans) shall be in a minimum principal amount of One Million Dollars ($1,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000). Subject to the foregoing terms, amounts prepaid under this Section 2.2(a) shall be applied, first, to Swingline Loans, and, then, to the Revolving Loans. Prepayments on Revolving Loans shall be applied first to Base Rate Loans and then to Eurodollar Loans in the direct order of their respective Interest Period maturities.

(b)   Mandatory Prepayments.

(i)   Revolving  Credit  Committed  Amount.  If at any  time,  the  sum of the aggregate principal amount of outstanding Loans plus all Letter of Credit Obligations then outstanding shall exceed the lesser of
            (A) the Revolving Credit Committed Amount and (B) the Borrowing Base, the Borrower immediately shall prepay the Loans (with Swingline Loans to be paid first) and (after all Loans have been repaid) cash collateralize the Letter of Credit Obligations, in an amount sufficient to eliminate such excess.

(ii)  Casualty  Loss. To the extent of cash  proceeds  received by any Obligor in connection with a Casualty Loss, promptly and in any event within five (5) Business Days following receipt thereof, the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of such cash proceeds, to the extent such proceeds then are required to be applied to the prepayment of the Loans pursuant to Section 7.10. Such prepayment shall be applied as set forth in clause (v) below.

(iii) Asset  Dispositions.  Promptly and in any event within five (5) Business
            Days following receipt by any Obligor of any Net Cash Proceeds in respect of any Asset Disposition, other than any Asset
            Disposition  described in, and permitted  under,  subsections (a),
            (d) or (e) of Section 9.3, the Borrower shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds. Such prepayment shall be applied as set forth in clause (v) below.

(iv)  Securities  Issues.  Promptly  and in any event within five (5) Business
            Days following receipt thereof, the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds of the issuance of (i) any Capital Stock (other than any issued pursuant to any Plans maintained by the Borrower in accordance with the terms of this Credit Agreement) or (ii) any debt securities (other than any issued in respect of Permitted Indebtedness), except in respect of Subordinated Debt issued in exchange for, and to refinance, the Existing Subordinated Notes. Such prepayment shall be applied as set forth in clause (v) below.

(v)   Application of Mandatory  Prepayments.  All amounts  required to be paid pursuant to this Section 2.2(b) shall be applied to Loans (with Swingline Loans to be paid first) and after all Loans have been repaid to a cash collateral account held by the Administrative

            Agent in  respect  of  Letter of Credit  Obligations.  Within  the
            parameters  of  the   applications  set  forth  above  for  Loans,
            prepayments shall be applied, first, to Base Rate Loans and, then, to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 2.2(b) shall be subject to Section 4.10.

(vi)  Reduction  in  Commitment.  Unless  otherwise  approved by the  Required
            Lenders, any amounts required to be paid pursuant to clause (iv) of this Section 2.2(b), shall, coincident with their payment, result in a corresponding dollar-for-dollar permanent reduction in the Revolving Credit Committed Amount.

(c) Reductions of the Revolving Credit Committed Amount. The Borrower may from time to time permanently reduce or terminate the Revolving Credit Committed Amount in whole or in part in minimum aggregate amounts of Two Million Dollars ($2,000,000) or in integral multiples of Five Hundred Thousand Dollars ($500,000) in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Credit Committed Amount) upon three (3) Business Days' prior written notice to the Administrative Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Loans plus Letter of Credit Obligations outstanding to exceed the lesser of (A) the Revolving Credit Committed Amount and (B) the Borrowing Base, unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess (with Swingline Loans to be paid first). The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 2.2(c).

(d) Maturity Date. The Revolving Credit Commitment of the Lenders, the Swingline Commitment of the Swingline Lender, and the Letter of Credit Commitment of the Issuing Bank shall automatically terminate on the Maturity Date.

(e) Generally. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 4.3, on the date of each termination or reduction of the Revolving Credit Committed Amount, the Unused Line Fee accrued through the date of such termination or reduction on the amount of the Revolving Credit Committed Amount so terminated or reduced.

(f) Effect on Interest Rate Protection Agreements. No prepayment shall alter or affect any Obligor's obligations to continue making payments under any Interest Rate Protection Agreement with any Lender (or Affiliate of a Lender) then in effect, subject to the terms of such agreement.

2.3   Payments and Computations.

(a) The Borrower shall make each payment hereunder and under the Notes not later than 2:00 P.M. on the day when due. Payments made by the Borrower shall be in Dollars to the Administrative Agent at its address referred to in Section 14.5 hereof in immediately available funds without deduction, withholding, setoff or counterclaim. Subject to any contrary provisions set forth in Section 2.12, payments shall be applied, first, with respect to outstanding Swingline Loans and, then, with respect to Revolving Loans, and payments made with respect to the Revolving Loans shall be applied to repay Revolving Loans consisting of Base Rate Loans first and then Revolving Loans consisting of Eurodollar Loans. As soon as practicable after the Administrative Agent receives payment from the Borrower, but in no event later than one (1) Business Day after such payment has been made, subject to Section 2.1(d)(ii), the Administrative Agent will cause to be distributed like funds relating to the payment of principal, interest, or Fees (other than amounts payable to the Administrative Agent to reimburse the Administrative Agent and the Issuing Bank for fees and expenses payable solely to them pursuant to Article IV hereof and Swingline Loans, together with accrued interest thereon, which shall be distributed solely to the Swingline Lender) or expenses payable to the Administrative Agent and the Lenders in accordance with Section 14.8 hereof ratably to the Lenders, and like funds relating to the payment of any other amounts payable to such Lender. The Borrower's obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Administrative Agent pursuant to this Section 2.3(a) or if not timely paid or any Event of Default then exists, may be added to the principal amount of the Revolving Loans outstanding.

(b)   (i)   The Obligors,  either individually or through the Borrower,  shall have each established as of the Closing Date and thereafter shall maintain one or more lockboxes (each a "Lockbox") with Wachovia or with one or more other financial institutions, selected by the Borrower but acceptable to the Administrative Agent in its sole credit judgment (each a "Lockbox Bank"), and shall instruct all account debtors on the Accounts of each Obligor to remit all payments to its respective
      Lockboxes. All amounts received by the Obligors from any account debtor, in addition to all other cash received from any other source including but not limited to proceeds from asset sales and judgments, shall be promptly deposited into the applicable Lockbox Account (as defined below).

(ii) Each Obligor, individually or acting through the Borrower, as Obligors' Representative, the Administrative Agent and each Lockbox Bank shall enter into three-party agreements substantially in the form of Exhibit H hereto or in such other form as the Administrative Agent, in its sole discretion, may request or approve from time to time (each a "Lockbox Agreement"), providing, among other things, for the opening and establishment for the benefit of the Administrative Agent on behalf of the Lenders of an account at each Lockbox Bank (each a "Lockbox Account"). All receipts held in the Lockboxes shall be remitted daily to the appropriate Lockbox Account. All funds deposited into the Lockbox Accounts on any Business Day shall be transferred to the Wachovia Account. All funds deposited on any Business Day to the Wachovia Account shall be applied by the Administrative Agent on the following Business Day to reduce the then outstanding balance of the Loans and to pay accrued interest thereon and to pay any other outstanding Obligations which are then due and payable hereunder; provided that for the purpose of determining the availability of Loans hereunder, such funds deposited into the Wachovia Account shall be deemed to have reduced the outstanding Loans on the Business Day such funds were deposited into such account; and, provided, further, that all electronic payments made to, or other immediately available funds deposited into the Wachovia Account shall be applied by the Administrative Agent on the date received in such account, if received before 2:00 P.M. on such day. All amounts received directly by the Obligors from any account debtor, in addition to all other cash received from any other source including but not limited to proceeds from asset sales and judgments, shall be held in trust by the Borrower and promptly deposited into the applicable Lockbox Account or, if made by wire transfer, directly to the Wachovia Account. Notwithstanding any terms of subsection (B) above to the contrary, so long as (i) no Event of Default or Default exists, and (ii) Average Excess Availability then exceeds Three Million Dollars ($3,000,000), all or portions of any funds deposited into the Lockbox Accounts on any Business Day may, at the Borrower's option, be transferred to an account of the Borrower other than the Wachovia Account, thereafter to be used by the Borrower in a manner consistent with the terms of this Credit Agreement. Should the Administrative Agent at any time determine that either of the foregoing conditions is not being met, then, forthwith, the Administrative Agent shall notify the Borrower and the Lockbox Banks accordingly and the special permission granted herein to the Borrower shall cease to be effective until such time as the Administrative Agent, by subsequent notice to the Borrower and the Lockbox Banks, determines that each of the foregoing conditions is being met and that the special permission granted herein to the Borrower may be restored.

(iii) All funds deposited into the Wachovia Account shall immediately become the property of the Administrative Agent and the Borrower shall obtain the agreement by the Lockbox Banks to waive any offset rights against the funds so deposited. The Administrative Agent assumes no responsibility for the Lockbox arrangements, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Lockbox Banks thereunder.

(iv) The Obligors may close Lockboxes and/or open new Lockboxes with the prior written consent of the Administrative Agent and subject to prior execution and delivery to the Administrative Agent of Lockbox Agreements consistent with the provisions of this Section 2.3(b) and in form and substance satisfactory to the Administrative Agent and its counsel.

(c) The Obligors hereby authorize each Lender to charge from time to time against any or all of the Obligors' accounts with such Lender any of the Obligations which are then due and payable by the Obligors. Each Lender receiving any payment as a result of charging any such account shall promptly notify the Administrative Agent thereof and make such arrangements as the Administrative Agent shall request to share the benefit thereof in accordance with Section 2.7.

(d) Except as otherwise provided herein with respect to Eurodollar Loans, any payments falling due under this Credit Agreement on a day other than a Business Day shall be due and payable on the next succeeding Business Day and shall accrue interest at the applicable interest rate provided for in this Credit Agreement to but excluding such Business Day. Except as otherwise provided herein, computation of interest and fees hereunder shall be made on the basis of actual number of days elapsed over a 360 day year.

2.4   Maintenance of Account.

      The Administrative Agent shall maintain an account on its books in the name of the Borrower in which the Borrower will be charged with all Loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Revolving Loans, the Letter of Credit Obligations and any other Obligations, including any and all costs, fees, expenses and attorney's fees incurred by the Administrative Agent or any Lender which are required to be paid or reimbursed by the Borrower pursuant to Sections 3.4, 4.7, 4.8, 4.9,
4.10 or 14.8.  The  Borrower  will be credited  in  accordance  with  Section
2.3(b)(ii)(B) above, with all amounts received by the Lenders from the Borrower's or from others for the Borrower's account, including, as above set forth, all amounts received by the Administrative Agent in payment of Accounts. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Administrative Agent's right to demand payment of any Obligation upon its maturity. Further, it is understood that the Administrative Agent shall have no obligation whatsoever to perform in any respect any of the Borrower's contracts or obligations relating to the Accounts.

2.5   Statement of Account.

      Within fifteen (15) days after the end of each calendar month, the Administrative Agent shall send the Borrower a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lenders and the Borrower during that calendar month. Absent manifest error, the monthly statements shall be deemed correct and binding upon the Borrower and shall constitute an account stated between the Borrower and the Lenders unless the Administrative Agent receives a written statement of the Borrower's exceptions within thirty (30) days after same is mailed to the Borrower.

2.6   Taxes.

(a) Any and all payments by the Borrower hereunder or under the Notes to or for the benefit of any Lender shall be made, in accordance with Section 2.3, free and clear of and without deduction or withholding for any and all present or future Taxes, deductions, charges or withholdings and all liabilities with respect thereto, excluding, in the case of each such Lender and the Administrative Agent, Taxes imposed on or measured by the Administrative Agent's or any Lender's net income or receipts or franchise taxes imposed on the Administrative Agent or such Lender (any such excluded Taxes, collectively, "Excluded Taxes"). If the Borrower shall be required by law to deduct or withhold any Taxes (other than
      Excluded Taxes) from or in respect of any sum payable hereunder or under any Note to or for the benefit of any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings of Taxes (including deductions or withholdings of Taxes applicable to additional sums payable under this Section 2.6) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall pay the full amount so deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that the Borrower shall be under no obligation to increase the sum payable to any Lender not organized under the laws of the United States or a state thereof (a "Foreign Lender") to the extent that the obligation to so deduct or withhold arises as a result of (i) the failure of such Foreign Lender to be engaged in the active conduct of a trade or business in the United States or the failure of any amount of interest or fees to be paid to such Foreign Lender hereunder to be so effectively connected, in each case within the meaning of U.S. Treasury Regulation 1.1441-4(a) or (ii) the failure of such Foreign Lender to comply with Section 2.6(b).

(b)   Each  Lender  agrees  that  it  will  deliver  to the  Borrower  and the
      Administrative Agent, as appropriate, (i) in the case of a Foreign Lender, two duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI or successor applicable form(s), as the case may be, or (ii) in the case of a Lender other than a Foreign Lender, an Internal Revenue Service Form W-9 or successor applicable form, in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or regulations issued thereunder. Each Lender also agrees to deliver to the Borrower and the Administrative Agent two (2) further copies of the said Form W-8 BEN or W-8 ECI or Form W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (A) in the case of a Form W-8 BEN or W-8 ECI, that it is entitled to receive payments under this Credit Agreement or under any Note without deduction or withholding of any U.S. federal income taxes and (B) in the case of a Form W-9, that it is entitled to an exemption from U.S. backup withholding tax.

(c) In addition, the Borrower agrees to pay any present or future stamp, documentary, privilege, intangible or similar taxes or any other excise or property taxes, charges or similar levies that arise at any time or from time to time (other than Excluded Taxes) (i) from any payment made under any and all Credit Documents or (ii) from the execution or delivery by the Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to, any and all Credit Documents (hereinafter referred to as "Other Taxes").

(d) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.6), paid by such Lender or the Administrative Agent (on its own behalf or on behalf of any Lender), as the case may be, in respect of payments made or to be made hereunder, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, provided, however, that the Borrower shall not be obligated to indemnify any Lender or the Administrative Agent for any Excluded Taxes or any other Taxes with respect to which the Borrower would not be obligated to increase a sum payable hereunder or under any Note under
      Section 2.6(a) or Section 2.6(b). Payment of this indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent, as the case may be, makes written demand therefor, with a description of the applicable Taxes or Other Taxes.

(e) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the applicable Borrower shall furnish to the Administrative Agent, at its address referred to in Section 14.5, the original or certified copy of a receipt evidencing payment thereof.

(f)   Each Lender that sells or grants a participation  shall, as appropriate,
      (i) withhold or deduct from each payment to a participant the amount of any Tax required under applicable law to be withheld or deducted from such payment and not withheld or deducted therefrom by the Borrower or the Administrative Agent, (ii) pay any Tax so withheld or deducted by it to the appropriate taxing authority in accordance with applicable law and (iii) indemnify the Borrower and the Administrative Agent for any losses, costs and expenses that may incur as a result of any failure to withhold or deduct and pay any Tax to the extent the amount of such Tax and losses, costs and expenses exceeds the amount of Tax and loses, costs and expenses that would have been imposed in the absence of such participation.

(g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.6 shall survive the payment in full of all Obligations hereunder and under the Revolving Notes.

2.7   Sharing of Payments.

      If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Revolving Loans made by it or its participation in Letters of Credit in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment accruing to all Lenders in accordance with their respective ratable shares as provided for in this Credit Agreement; provided, however, that if all or any portion of such excess is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) or any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another

Lender pursuant to this Section 2.7 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

2.8   Pro Rata Treatment.

      Each Loan, each payment or prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans, each payment of the Unused Line Fee, each payment of the Letter of Credit Fee, each reduction of the Revolving Credit Commitment and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans and their participation interests in the Letters of Credit; provided, however, that the foregoing fees payable hereunder to the Lenders shall be allocated to each Lender based on such Lender's Revolving Credit Commitment Percentage.

2.9   Extensions and Conversions.

      Subject to the terms of Article V, the Borrower shall have the option, on any Business Day, to extend existing Eurodollar Loans into a subsequent permissible Interest Period, to convert Base Rate Loans into Eurodollar Loans, or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (i) except as provided in Section 4.10, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided in Section 2.1(d)(i) with respect to Revolving Loans, and
(iv) no more than five (5) separate Eurodollar Loans shall be outstanding hereunder at any time. Each such extension or conversion shall be effected by the Borrower by giving a written notice in the form of Exhibit I (a "Notice of Extension/Conversion") (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:00 A.M. on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrower of the matters specified in Article V. In the event that the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

2.10  Swingline Loan Subfacility.

(a) Swingline Commitment. During the period that the Revolving Credit Commitments are in effect, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain Revolving Loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, that: (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed Three Million Dollars ($3,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus Letter of Credit Obligations shall not exceed the lesser of: (A) the Revolving Credit Committed Amount then in effect; or (B) the Borrowing Base. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b)   Swingline Loan Borrowings.

(i)   Notice of Borrowing and  Disbursement.  The  Swingline  Lender will make
            Swingline Loans available to the Borrower on any Business Day upon request made by the Borrower not later than 12:00 Noon on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of a Notice of Borrowing, with appropriate modifications. Swingline Loans hereunder shall be made in minimum amounts of One Hundred Thousand Dollars
            ($100,000) and in integral amounts of Fifty Thousand Dollars ($50,000) in excess thereof.

(ii)  Repayment  of  Swingline  Loans.  Each  Swingline  Loan shall be due and payable on the Maturity Date, if not sooner due and payable in accordance with the terms set forth hereinbelow. Upon each Business Day set by the Administrative Agent for settlement among Lenders in respect of Revolving Loans, as prescribed in Section 2.1(d)(ii) or earlier, on any Business Day on which Swingline Loans are outstanding, if the Swingline Lender shall so request, by written notice to the Borrower and the Administrative Agent, the Borrower shall be deemed to have requested a Revolving Loan comprised entirely of Base Rate Loans in the amount of such Swingline Loans on such Business Day; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one (1) Business Day prior to each of (A) the Maturity Date, (B) the occurrence of any Event of Default described in Section 11.1(f), (C) upon acceleration of the Obligations hereunder, whether on account of an Event of Default described in Section 11.1(f) or any other Event of Default, and
            (D) the exercise of remedies in accordance  with the provisions of
            Section 11.2 hereof (each such Revolving Loan made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding
            (i) the amount of Mandatory Borrowing then may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder (ii) whether any conditions specified in
            Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(d), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Credit Committed Amount or termination of the Revolving Credit Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith. In the event that any Mandatory
            Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then, each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 11.2), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(c) Interest on Swingline Loans. Subject to the provisions of Section 4.2, Swingline Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for Revolving Loans that are Base Rate Loans. Interest on Swingline Loans shall be payable in arrears at the same time or times as prescribed herein for Base Rate Loans.

(d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Exhibit F-2.

2.11  All Loans to Constitute One Obligation.

      The Loans and Letter of Credit Obligations shall constitute one general obligation of the Obligors, and shall be secured by the Administrative Agent's Lien upon all of the Collateral.

2.12  Applications of Payments Generally.

(a) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of subsection (b) below (or required to be applied in accordance with Section 2.2(b)(v)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans that the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; second, to pay all other Obligations then due and payable, in such order and manner as the Administrative Agent shall elect; and, third, as the Borrower so designates. Payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Commitments; and all payments of Fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and the Issuing Bank as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Revolving Credit Commitment Percentage.

(b) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.2(b)(v), and clause (a) above, the Administrative Agent may, and, upon either (A) the written direction of the Agents or the Required Lenders or (B) the acceleration of the Obligations pursuant to Section 11.2, the Administrative Agent shall, apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

            first, to pay interest on and then principal of Swingline Loans and any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

            second,   to  pay   Obligations   in   respect   of  any   expense
      reimbursements or indemnities and Cash Management Obligations then due to the Administrative Agent;

            third,   to  pay   Obligations   in   respect   of   any   expense
      reimbursements  or  indemnities  then due to the Lenders and the Issuing
      Bank;

            fourth, to pay Obligations in respect of any Fees then due to the Administrative Agent, the Lenders and the Issuing Bank;

            fifth, to pay interest then due and payable in respect of the Loans and Letter of Credit Obligations;

            sixth, to pay or prepay principal amounts on the Loans and Letter of Credit Obligations and to provide cash collateral for outstanding Letter of Credit Obligations (then undrawn) ratably to the aggregate principal amount of such Loans, Obligations and Letter of Credit Obligations, and Obligations owing with respect to Hedging Contracts;

            seventh, to the ratable payment of all other Obligations; and

            last, any excess to the Borrower or as otherwise may be required under applicable law or by a court of competent jurisdiction;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses first, second, third, fourth, fifth, sixth and seventh above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuing Bank's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first, second, third, fourth, fifth, sixth and seventh above may at any time and from time to time be changed by the agreement of the Required Lenders without necessity of notice to or consent of or approval by the Borrower or any Obligor or any other Person that is not a Lender or an Issuing Bank. The order of priority set forth in clauses first, second, third and fourth above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Required Lenders.


2.13  Certain Advances.

      At the option of the Administrative Agent, principal on the Letter of Credit Obligations, interest, Fees, expenses and other sums due and payable in respect of the Revolving Loans may be paid from the proceeds of Revolving Loans. The Borrower hereby authorizes the Administrative Agent to make Revolving Loans from time to time in its discretion, that are in the amounts of any and all interest, fees, expenses and other sums payable in respect of the Revolving Loans, and further authorizes the Administrative Agent to give the Revolving Credit Lenders notice of any Borrowing with respect to such Revolving Loans and to distribute the proceeds of such Revolving Loans to pay such amounts. The Borrower agrees that all such Revolving Loans so made shall be deemed to have been requested by it and directs that all proceeds thereof shall be used to pay such amounts.



                                  ARTICLE III

                              LETTERS OF CREDIT

3.1   Issuance.

      Subject to the terms and conditions hereof and of the Letter of Credit Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Lenders will participate in the issuance by the Issuing Bank from time to time of such Letters of Credit in Dollars from the Closing Date until the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Bank; provided, however, that (a) the Letter of Credit Obligations outstanding shall not at any time exceed Ten Million Dollars ($10,000,000) (the "Letter of Credit Committed Amount") and (b) the sum of the aggregate principal amount of outstanding Revolving Loans plus Letter of Credit Obligations outstanding shall not at any time exceed the lesser of (i) the Revolving Credit Committed Amount and (ii) the Borrowing Base. No Letter of Credit shall (x) have an original expiry date more than one (1) year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

3.2   Notice and Reports.

      The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Bank at least three (3) Business Days prior to the requested date of issuance. The Issuing Bank will, upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date as well as any payment or expirations which may have occurred.

3.3   Participation by Lenders.

      Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Revolving Credit Commitment Percentage of such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, such Lender's Revolving Credit Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Bank its Revolving Credit Commitment Percentage of such unreimbursed drawing pursuant to the provisions of Section
3.4. The obligation of each Lender so to reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

3.4   Reimbursement.

      In the event of any drawing under any Letter of Credit, the Issuing Bank will promptly notify the Borrower thereof. Unless the Borrower shall immediately notify the Issuing Bank that the Borrower intends to otherwise reimburse the Issuing Bank for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in Section 3.5 on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at the Default Rate. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Bank, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to
receive   consideration   or   the   legality,    validity,    regularity   or
unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the Business Day such notice is received by such Lender from the Issuing Bank if such notice is received at or before 2:00 P.M.; otherwise, such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Bank in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Bank, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the Letter of Credit Obligation and in the interest thereon and in the related Letter of Credit Documents, and shall have a claim against the Borrower with respect thereto.

3.5   Repayment with Revolving Loans.

      On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(d)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to
Section 11.2) pro rata based on the respective Revolving Credit Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 11.2) and the proceeds thereof shall be paid directly by the Administrative Agent to the Issuing


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

Bank for application to the respective Letter of Credit Obligations. Each such Lender hereby irrevocably agrees to make its Revolving Credit Commitment Percentage of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Article V are then satisfied, (iii) whether a Default or an Event of Default then exists,
(iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a bankruptcy or insolvency proceeding with respect to any Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Bank such participation in the outstanding Letter of Credit Obligations as shall be necessary to cause each such Lender to share in such Letter of Credit Obligations ratably (based upon the respective Revolving Credit Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 11.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Bank, to the extent not paid to the Issuing Bank by the Borrower in accordance with the terms of Section 3.4, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

3.6   Renewal, Extension.

      The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

3.7   Uniform Customs and Practices.

      The Issuing Bank may provide that the Letters of Credit shall be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated by reference therein and deemed in all respects to be a part thereof.

3.8   Indemnification; Nature of Issuing Bank's Duties.

(a) In addition to its other obligations under this Article III, but without duplication of its obligations under Section 14.8, the Borrower agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys'

      fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

(b) As between the Borrower and the Issuing Bank, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible, in the absence of its gross negligence or willful misconduct: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
      (iv) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (v) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, and in the absence of gross negligence or willful misconduct, shall not put such Issuing Bank under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

(d) Nothing in this Section 3.8 is intended to limit the reimbursement obligations of the Borrower contained in Section 3.4 above. The obligations of the Borrower under this Section 3.8 shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Credit Agreement.

(e) Notwithstanding anything to the contrary contained in this Section 3.8, the Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank (i) to the extent arising out of the gross negligence or willful misconduct of the

      Issuing Bank, as  determined  by a court of competent  jurisdiction,  or
      (ii) caused by the Issuing Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

3.9   Responsibility of Issuing Bank.

      It is expressly understood and agreed that the obligations of the Issuing Bank hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth in Article III or V have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Article III shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this Article III in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

3.10  Conflict with Letter of Credit Documents.

      In the event of any conflict between this Credit Agreement and any Letter of Credit Document (including any letter of credit application), this Credit Agreement shall control.


                                   ARTICLE IV

                              INTEREST AND FEES

4.1   Interest on Loans.

      Subject to the provisions of Section 4.2, interest on the Loans shall be payable (a) for Swingline Loans (all of which must be Base Rate Loans) and Revolving Loans that are Base Rate Loans, monthly in arrears on the first day of each calendar month (for the preceding calendar month) and the interest rate shall be equal to the Base Rate plus the Applicable Percentage on the outstanding amount of each such Base Rate Loan, and (b) for Revolving Loans that are Eurodollar Loans, on the last day of the applicable Interest Period (unless the Interest Period is greater than three (3) months, then, also on the last day of each three-month period during such Interest Period), and the interest rate shall be equal to the Eurodollar Rate plus the Applicable Percentage on the outstanding amount of each such Eurodollar Loan. In the event of any change in the Base Rate, the rate hereunder shall change, effective as of the day the Base Rate changes. All interest rates and fees hereunder shall be calculated based on a 360 day year for the actual number of days elapsed, unless and except to the extent otherwise expressly provided herein. If an interest payment date falls on a date which is not a Business Day, then, such interest payment date shall be deemed to be the next succeeding Business Day, except that, in the case of Eurodollar Loans, where the next succeeding Business Day falls in the next succeeding calendar month, then, such interest payment date shall be deemed to be the next preceding Business Day.

4.2   Interest After Event of Default.

      Interest on any amount of matured principal under the Loans, and interest on the amount of principal under the Loans outstanding as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (a) all Obligations have been paid and satisfied in full or (b) such Event of Default shall have been cured or waived, shall be payable on demand at a rate equal to the Base Rate, plus the then highest Applicable Percentage, plus an additional two percent (2%) per annum (the sum of the foregoing being called herein the "Default Rate"). Interest shall be payable on any other amount due hereunder and shall accrue at the Default Rate, from the date due and payable until paid in full. The rates hereunder shall be calculated based on a 360-day year for the actual number of days elapsed.

4.3   Unused Line Fee

      On the first day of each calendar quarter, the Borrower shall pay to the Administrative Agent for the benefit of the Lenders the Unused Line Fee due in respect of the preceding calendar quarter.

4.4   Lenders' Fees/Administrative Agent's Fees.

      On the Closing Date, the Administrative Agent shall pay to each Lender its respective Lender's Fees that are required to be paid on the Closing Date pursuant to the terms of such Lender's fee letter with the Administrative Agent. The Borrower shall pay all fees required to be paid to the Administrative Agent under the Fee Letter at the times and in the amounts set forth therein.

4.5   Letter of Credit Fees.

(a) Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Borrower shall pay to the Administrative Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Revolving Credit Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable
      Percentage then in effect with respect to Eurodollar Loans. The Letter of Credit Fee will be payable monthly in arrears on the first day of each calendar month (for the preceding calendar month).

(b) Issuing Bank Fees. In addition to the Letter of Credit Fee payable pursuant to clause (a) above, the Borrower shall pay to the Issuing Bank for its own account without sharing by the other Lenders the customary charges from time to time of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, all Letters of Credit including "standby" Letters of Credit (collectively, the "Issuing Bank Fees").

(c) Fronting Fee. In addition to the Letter of Credit Fee payable pursuant to clause (a) above, and any Issuing Bank Fees payable pursuant to clause (b) above, the Borrower shall pay to the Administrative Agent for its own account any fronting fee described in the Fee Letter, to the extent then due and payable.

4.6   Authorization to Charge Account.

      The Borrower hereby authorizes the Administrative Agent to charge the Borrower's Loan accounts with the amount of all payments and fees due hereunder to the Lenders, the Swingline Lender, the Administrative Agent and the Issuing Bank as and when such payments become due. The Borrower confirms that any charges which the Administrative Agent may so make to the Borrower's Loan accounts as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent's discretion.

4.7   Indemnification in Certain Events.

      If, after the Closing Date, (a) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Wachovia or any other banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "Funding Bank") or any of the Lenders, or (b) a Funding Bank or any of the Lenders complies with any guideline or request from any central bank or other Governmental Authority or (c) a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (c), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lenders' policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (a), (b) or (c) is or results in an increase in the cost to any of the Lenders of funding or maintaining the Revolving Credit Committed Amount, the Revolving Loans or the Letters of Credit, then, the Borrower shall from time to time upon demand by the Administrative Agent, pay to the Administrative Agent additional amounts sufficient to indemnify the Lenders against such increased cost (without duplication, however, of any costs included in the definition of "Eurodollar Rate"). A certificate as to the amount of such increased cost shall be submitted to the Borrower by the Administrative Agent and shall be conclusive and binding absent manifest error.

4.8   Inability To Determine Interest Rate.

      If prior to the first day of any Interest Period, (a) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period,
(b) the Administrative Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Loans during such Interest Period, or
(c) Dollar deposits in the principal amounts of the Eurodollar Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and
(iii) each outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period thereof, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

4.9   Illegality.

      Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.10.

4.10  Funding Indemnity.

      The Borrower shall indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or extension of Eurodollar Loans after the Borrower have given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower have given a notice thereof in accordance with the provisions of this Credit Agreement, and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.



                                   ARTICLE V

                             CONDITIONS PRECEDENT

      The obligation of the Lenders to make any Revolving Loan or of the Issuing Bank to issue any Letter of Credit hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Revolving Loan or issuance of such Letter of Credit the following conditions precedent:

5.1   Closing Conditions.

      The obligation of each Lender to make the Loans and/or of the Issuing Bank to issue Letters of Credit hereunder shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:

(a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed originals of this Credit Agreement; the Notes; the Security Documents (other than any Mortgages); and all other Credit Documents, each in form and substance acceptable to the Administrative Agent in its sole discretion.

(b) Organizational Documents. Receipt by the Administrative Agent of the following for each Obligor:

(i)   Charter  Documents.  Copies  of (i)  the  articles  or  certificates  of incorporation or other formation or charter documents of each Obligor certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization and certified by a secretary or assistant secretary of such Obligor to be true and correct as of the Closing Date and (ii) to the extent available, a certificate indicating payment of all corporate or other franchise taxes certified as of a recent date by the appropriate taxing Governmental Authorities.

(ii)  Bylaws.  A  copy  of  the  bylaws  or  operating  agreement  or  similar agreement of each Obligor certified by a secretary or assistant secretary of such Obligor to be true and correct as of the Closing Date.

(iii) Resolutions.  Copies  of  resolutions  of  the  Board  of  Directors  or similar managing body of each Obligor approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Obligor to be true and correct and in force and effect as of the Closing Date.

(iv)  Good Standing.  Copies of  certificates  of good standing,  existence or its equivalent with respect to each Obligor certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation or organization and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(v)   Incumbency.  A certificate  of each Obligor  certified by a secretary or assistant secretary to be true and correct as of the Closing Date, confirming the incumbency of the officer(s) of each Obligor authorized to execute the Credit Documents, together with the matters disclosed in clauses (i) through (iv) hereinabove, to be substantially in the form of Exhibit J.

(c) Financial Statements. Receipt by the Administrative Agent and the Lenders of the financial statements and other information described in
      Section 6.6 and such other information relating to the Obligors as the Administrative Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

(d) Opinions of Counsel. Receipt by the Administrative Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, enforceability and attachment and perfection of liens), satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated the Closing Date, from legal counsel to the Obligors, to be substantially in the form of Exhibit K.

(e)   Personal Property Collateral.  Receipt by the Administrative Agent of:

(i)   searches of Uniform  Commercial Code filings in the  jurisdiction of the chief executive office of each Obligor and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;



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(ii)  duly   executed   UCC   financing   statements   for  each   appropriate
            jurisdiction as is necessary,  in the Administrative  Agent's sole
            discretion,   to  perfect  the  Administrative   Agent's  security
            interest in the Collateral;

(iii) searches  of  ownership  of  intellectual  property  in the  appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the Collateral;

(iv)  all stock  certificates  evidencing  the  Capital  Stock  pledged to the
            Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto;

(v)   all  instruments  and  chattel  paper  in the  possession  of any of the
            Obligors, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent's security interest in the Collateral to the extent required under the Security Agreement; and

(vi)  Lockbox   Agreements  with  respect  to  all  deposit  accounts  of  the
            Obligors, except for petty cash and payroll accounts.

(f) Priority of Liens. Receipt by the Administrative Agent of satisfactory evidence (to the extent not otherwise delivered pursuant to subsection
      (e) above) that (i) the Administrative Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral (other than any Mortgaged Real Property and subject to clause (ii)) and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

(g) Opening Borrowing Base Certificate. Receipt by the Administrative Agent of a Borrowing Base Certificate, substantially in the form of Exhibit L and certified by an Authorized Officer of the Borrower to be true and correct.

(h) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Obligors evidencing liability and casualty insurance meeting the requirements set forth in Section 7.10 of this Credit Agreement and in any other (as applicable) of the Credit Documents, including, without limitation, naming the Administrative Agent as loss payee on behalf of the Lenders as additional insured and copies of credit insurance policies insuring foreign Accounts to be included as Eligible Accounts Receivable. Each loss payee endorsement shall be substantially in the form of Exhibit L.

(i) Consents. Receipt by the Administrative Agent of evidence that all governmental, shareholder and third party consents and approvals required in connection with the transactions and the related financings contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could have such effect.



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

(j) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against any Obligor or its assets that could reasonably be expected to have a Material Adverse Effect.

(k) Other Indebtedness. After giving effect to the making of the Loans made on the Closing Date, the Obligors shall have no Funded Debt, other than (i) any Funded Debt arising under the Credit Documents and (ii) as disclosed on Schedule 1.1C.

(l)   Closing   Certificate.   Receipt  by  the  Administrative   Agent  of  a
      certificate or certificates executed by the president or chief financial officer of the Borrower as of the Closing Date, to be substantially in the form of Exhibit M, stating that (i) after giving effect to the making of the Loans and application of the proceeds thereof, each Obligor is in compliance with all existing financial obligations, (ii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Obligor or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) each of the Obligors is solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, (D) the Obligors are in compliance with each of the financial covenants set forth in Article VIII, and (E) the Obligors have, or will have, complied with subsection (k) above and subsections (t) and (u) below.

(m) Fees and Expenses. Receipt of the Administrative Agent of payment from the Borrower of all fees and expenses owed by them to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth in the Fee Letter.

(n) Account Designation Letter. Receipt by the Administrative Agent of an account designation letter from the Borrower (the "Account Designation Letter"), in substantially the form of Exhibit O.

(o) Collateral Disclosure Certificate. Receipt by the Administrative Agent of a Collateral Disclosure Certificate from each Obligor, to be substantially in the form of Exhibit P.

(p) Authorized Persons Letter. Receipt by the Administrative Agent of a letter from the Borrower regarding the authorization of certain Persons (individuals) to request financial accommodations hereunder on behalf of the Borrower, to be substantially in the form of Exhibit Q.

(q) Disbursement Instructions Letter. Receipt by the Administrative Agent of a letter from the Borrower regarding the disposition of the proceeds


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

      of the initial disbursements of Revolving Loans hereunder, to be substantially in the form of Exhibit R.

(r) Intellectual Property Agreements. Receipt by the Administrative Agent of (i) a Trademark Security Agreement, in substantially the form of Exhibit S, executed by each Obligor owning trademarks registered with the U.S. Patent & Trademark Office ("USPTO") on the Closing Date, and
      (ii) a Patent Security Agreement, in substantially the form of Exhibit T, executed by each Obligor owning patents registered with the USPTO on the Closing Date (the foregoing agreements called, collectively, the "Intellectual Property Agreements").

(s) Material Adverse Change. No Material Adverse Change, or development reasonably likely to have a Material Adverse Effect, shall have occurred since December 31, 2002.

(t) Excess Availability. Receipt by the Administrative Agent of evidence, satisfactory to it, that after giving effect to the initial Revolving Loan being made, the retirement of any Indebtedness being refinanced (in whole or in part) with the proceeds thereof, and the making of the dividend described in Section 9.6 with the proceeds (in whole or in part) thereof, and the issuance of any initial Letter of Credit on the Closing Date, Excess Availability shall be at least Two Million Dollars ($2,000,000).

(u) EBITDA. Receipt by the Administrative Agent of evidence satisfactory to it, from review of the Financials, that EBITDA, determined for the twelve (12) Fiscal Months period ended July 31, 2003 (but giving effect, on a pro forma basis, to the Aggregates Sale as having occurred within such period) shall have been at least Thirty Million Dollars ($30,000,000).

(v) Aggregates Sale. Receipt by the Administrative Agent of evidence satisfactory to it, which shall include a certificate from the President or Chief Financial Officer of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit N, to such effect, that the Aggregates Sale occurred prior to the Closing Date on terms substantially in accordance with the Aggregates Sale Agreement, and that BMAC shall have received at least One Hundred Forty-Nine Million Dollars ($149,000,000), in Net Cash Proceeds, in respect thereof, with a listing of the uses of such Net Cash Proceeds.

(w) Existing Senior Secured Credit Facilities. Receipt by the Administrative Agent of evidence satisfactory to it that the Existing Senior Secured Credit Facilities shall, in connection with the disbursement of the proceeds of the initial Revolving Loan be paid in full.

(x) Millville Sale Property. Receipt by the Administrative Agent of evidence satisfactory to it that the Millville Sale Property has been sold and that the Borrower has received at least Three Million Dollars ($3,000,000) in Net Cash Proceeds therefrom.

(y) Other. Receipt by the Administrative Agent of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, without limitation, information regarding


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

      litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrower.

5.2   Condition to all Loans and Letters of Credit.

(a) On the date of the making of any Loan or the issuance of any Letter of Credit, both before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true to the satisfaction of the Administrative Agent (and each request for a Loan and request for a Letter of Credit, and the acceptance by the Borrower of the proceeds of such Loan or issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower that on the date of such Loan or issuance of such Letter of Credit before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

(i)   the  representations  and warranties  contained in this Credit Agreement are true and correct in all material respects on and as of the date of such Loan or issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete in all material respects on and as of such earlier date);

(ii)  no event has occurred and is continuing,  or would result from such Loan or issuance of such Letter of Credit or the application of the proceeds thereof, which would constitute a Default or an Event of Default under this Credit Agreement; and

(iii) no Material Adverse Change,  or development  reasonably likely to have a
            Material Adverse Effect shall have occurred and be continuing.

(b) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing to the extent such Notice of Borrowing is required to be given with respect to the making of such Revolving Loan on the applicable date prescribed herein for delivery thereof.



                                   ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Credit Agreement and the Issuing Bank to issue the Letters of Credit, and to make available the credit facilities contemplated hereby, each Obligor hereby represents and warrants to the Lenders and the Issuing Bank as of the Closing Date and on the date of each extension of credit hereunder, as follows:



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

6.1   Organization and Qualification.

      Such Obligor and each of its Subsidiaries (i) is a duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has the requisite power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Schedule 6.1 contains a true, correct and complete list of all jurisdictions in which such Obligor and its Subsidiaries are qualified to do business as a foreign corporation as of the Closing Date.

6.2   Solvency.

      The fair saleable value of such Obligor's assets exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. Such Obligor (i) does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged or (ii) has not incurred, and does not believe that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due.

6.3   Liens; Inventory.

      There are no Liens in favor of third parties with respect to any of the Collateral, wherever located, other than Permitted Liens. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Credit Documents constitute and shall at all times constitute valid and enforceable first, prior and perfected Liens on the Collateral (other than Permitted Liens). The Obligors are or will be at the time additional Collateral is acquired by them, the absolute owners of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except Permitted Liens. The Obligors and the Subsidiaries will at their expense warrant, until payment in full of the Obligations and termination of the Commitments, and, at the Administrative Agent's request, defend the Collateral from any and all Liens (other than Permitted Liens) of any third party. The Obligors will not, and will not permit any of their Subsidiaries to, grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor of any third party (other than Permitted Liens).

6.4   No Conflict.

      The execution and delivery by such Obligor of this Credit Agreement and each of the other Credit Documents executed and delivered in connection herewith and the performance of the obligations of such Obligor hereunder and thereunder and the consummation by such Obligor of the transactions contemplated hereby and thereby: (i) are within the requisite power and authority of such Obligor; (ii) are duly authorized by the board of directors or similar managing body of such Obligor; (iii) are not in contravention of the terms of the Organizational Documents of such Obligor or of any Material Contract to which such Obligor is a party or by which such Obligor or any of its properties are bound; (iv) do not require the consent, registration or


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approval of any  Governmental  Authority or any other  Person  (except such as have been duly  obtained,  made or given,  and are in full force and  effect);
(v) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon such Obligor; and (vi) will not, except as contemplated herein for the benefit of the Administrative Agent on behalf of the Lenders, result in the imposition of any Liens upon any property of such Obligor under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Obligor is a party or by which it or any of its property may be bound or affected.

6.5   Enforceability.

      This Credit Agreement and all of the other Credit Documents to which such Obligor is party are the legal, valid and binding obligations of such Obligor, and with respect to those Credit Documents executed and delivered by any Subsidiary, of each such Subsidiary, and are enforceable against such Obligor and such Subsidiaries, as the case may be, in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

6.6   Financial Data; Material Adverse Change.

(a) The Obligors have furnished to the Lenders the following financial statements (the "Financials"): (i) the balance sheet of the Obligors as of, and statements of income, retained earnings and changes in financial position for, the Fiscal Year ended December 31, 2002 certified by Obligors' Accountant, and (ii) the unaudited balance sheet of the Obligors as of, and statement of income, retained earnings and changes in financial position for the Fiscal Month and Fiscal Year to date ending, June 30, 2003 prepared by an Authorized Officer of the Borrower. The Financials are, and the historical financial statements to be furnished to the Lenders in accordance with Section 7.1 below will be, in accordance with the books and records of the Obligors and fairly present the financial condition of the Obligors at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments), and such financial statements have been and will be prepared in conformity with GAAP consistently applied throughout the periods involved.

(b)   Since  the  respective  dates  of the  Financials,  there  has  been  no
      material  adverse  change  in  the  financial   condition  or  financial
      performance of any of the Obligors.

6.7   Locations of Offices, Records and Inventory.

      The Obligors' principal places of business and chief executive offices as of the Closing Date are as set forth in Schedule 6.7 hereto, and the books and records of the Obligors and all chattel paper and all records of accounts are located at the principal places of business and chief executive offices of the Obligors. There is no jurisdiction in which any Obligor or any of its Subsidiaries has any Collateral (except for vehicles, Inventory held for shipment by third Persons, Inventory in transit, Inventory held for processing by third Persons, or immaterial quantities of assets, equipment or Inventory) other than those jurisdictions listed on Schedule 6.7. Schedule


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6.7 is a true,  correct and complete list of (i) the legal names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored as of the Closing Date in an amount in excess of One Hundred Thousand Dollars ($100,000), (ii) the address of the chief executive offices of the Obligors and each of their Subsidiaries and (iii) the address of all offices where records and books of account of the Obligors and each of their Subsidiaries are kept. None of the receipts received by any of the Obligors from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

6.8   Fictitious Business Names.

      Neither such Obligor nor any of its Subsidiaries has used any corporate or fictitious name during the five (5) years preceding the date hereof, other than the name shown on its or such Subsidiary's articles or certificate of incorporation or formation and as set forth on Schedule 6.8.

6.9   Subsidiaries.

      The only direct or indirect Subsidiaries of the Obligors are those listed on Schedule 6.9 attached hereto. Except for Ottawa Canada, there are no Subsidiaries of any Obligors which are not Obligors on the Closing Date. The Obligors are the record and beneficial owners of all of the shares of Capital Stock of each of the Subsidiaries listed on Schedule 6.9 as being owned by the Obligors. All Persons known to BMAC Holdings to be owners of five percent (5%) or more of the Capital Stock of Holdings issued and outstanding on the Closing Date are listed on Schedule 6.9. Except as listed on Schedule 6.9, there are no proxies, irrevocable or otherwise, with respect to the shares of Capital Stock of any Obligor, and no equity securities of any of the Obligors are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Capital Stock of any Obligor. There are no contracts, commitments, understandings or arrangements by which any Obligor is or may become bound to issue additional shares of its Capital Stock or securities convertible into or exchangeable for such shares. All of such shares of Capital Stock so owned by the Obligors are owned by them free and clear of any Liens other than Permitted Liens.

6.10  No Judgments or Litigation.

      Except as set forth on Schedule 6.10 or as contained in the summary report specified in Section 7.5(b), no judgments, orders, writs or decrees are outstanding against such Obligor or any of its Subsidiaries nor is there now pending or, to the best of such Obligor's knowledge after diligent inquiry, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against such Obligor or any of its Subsidiaries except judgments and pending or threatened litigation, contested claims, investigations, arbitrations and governmental proceedings which could not reasonably be expected to have a Material Adverse Effect.

6.11  No Defaults.

      Neither such Obligor nor any of its Subsidiaries is in default under any term of any indenture, contract, lease, agreement, document or instrument to which any of them is a party or by which any of them is bound which


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default has had or could be  reasonably  expected  to have a Material  Adverse
Effect. Such Obligor knows of no dispute regarding any indenture, contract, lease, agreement, document or instrument to which it is a party or by which it is bound which could reasonably be expected to have a Material Adverse Effect.

6.12  No Employee Disputes.

      There are no controversies pending or, to the best of such Obligor's knowledge threatened between such Obligor or any of its Subsidiaries and any of their respective employees, other than those arising in the ordinary course of business which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.13  Compliance with Law.

      Neither such Obligor nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, or any other Governmental Authority or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of such Obligor and each of the Subsidiaries is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, OSHA, MSHA, EPA and environmental requirements and all other foreign, federal, state and local governmental and regulatory requirements and requirements of any self regulatory organizations, except where such non-conformities could not reasonably be expected to have a Material Adverse Effect. Neither such Obligor nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and neither such Obligor nor any of its Subsidiaries has any reason to anticipate that any currently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

6.14  ERISA.

      Neither such Obligor nor any ERISA Affiliate of such Obligor maintains or contributes to, or has any liability in respect of, any Benefit Plan as of the Closing Date other than those listed on Schedule 6.14 (each such Benefit Plan together with any Benefit Plan which any Obligor or ERISA Affiliate of an Obligor maintains or contributes to, or has any liability in respect of, subsequent to the Closing Date, herein called a "Covered Benefit Plan"). Each Covered Benefit Plan has been, during the immediately five (5) years preceding the Closing Date, and is being, maintained and funded substantially in accordance with its terms and in compliance in all material respects with all provisions of ERISA and the Internal Revenue Code applicable thereto. Such Obligor and each ERISA Affiliate has during the immediately five (5) years preceding the Closing Date, fulfilled all material obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Covered Benefit Plan, is in compliance in all material respects with the currently applicable provisions of ERISA and of the Internal Revenue Code and has not during the immediately five (5) years preceding the Closing Date, incurred any liability (other than routine liability for premiums) under Title IV of ERISA, except where such liability could not reasonably be


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expected  to  have  a  Material  Adverse  Effect.  No  Termination  Event  has
occurred during the immediately five (5) years preceding the Closing Date which could reasonably be expected to have a Material Adverse Effect. To each Obligor's knowledge, no other event or events have occurred with respect to a Benefit Plan in connection with which an Obligor any ERISA Affiliate, any fiduciary of a Benefit Plan maintained by an Obligor or an ERISA Affiliate or any Benefit Plan maintained by an Obligor or an ERISA Affiliate,
directly  or  indirectly,   would  be  subject  to  any  material   liability,
individually or in the aggregate, under ERISA, the Internal Revenue Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against material liability incurred under, or for a material violation or failure to satisfy the requirements of, any such statute, regulation or order.

6.15  Compliance with Environmental Laws.

      Except as disclosed on Schedule 6.15 attached hereto, (a) the operations of such Obligor and each of its Subsidiaries comply in all material respects with all applicable federal, state or local environmental, health and safety statutes, regulations, or ordinance and (b) none of the operations of such Obligor or any of its Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation or ordinance, which, if determined adversely to such Obligor, could reasonably be expected to have a Material Adverse Effect. Except as disclosed on
Schedule 6.15, none of the operations of such Obligor or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether such Obligor or any of its Subsidiaries disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, which could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 6.15, neither such Obligor nor any of its Subsidiaries have filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment. Except as disclosed on Schedule 6.15, neither such Obligor nor any of its Subsidiaries have any material contingent liability of which such Obligor has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has such Obligor or any of its Subsidiaries received any notice, letter or other indication of potential material liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

6.16  Use of Proceeds.

      All proceeds of the Loans will be used only in accordance  with Section
7.13.

6.17  Intellectual Property.

      Such Obligor and each of its Subsidiaries possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names to continue to conduct its business as heretofore conducted


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by it.  Schedule 6.17  attached  hereto  sets forth  (a) all  of the  federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights of such Obligor and its Subsidiaries, and all pending applications for any such registrations, (b) all of the patents
and  copyrights  of  such  Obligor  and  its   Subsidiaries  and  all  pending
applications therefor and (c) all other trademarks, service marks and other marks, trade names and other trade rights used by such Obligor or any of its
Subsidiaries  in  connection   with  their   businesses   (collectively,   the
"Proprietary Rights"). Such Obligor and its Subsidiaries are collectively the owners of each of the trademarks listed on Schedule 6.17 as indicated on such schedule, and no other Person has the right to use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. Each of the trademarks listed on Schedule 6.17 is a federally registered trademark of such Obligor or its Subsidiaries having the registration number and issue date set forth on Schedule 6.17. Except as disclosed on Schedule 6.17, no person has a right to receive any royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by such Obligor, or any of its Subsidiaries and no person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as disclosed on Schedule 6.17. Neither such Obligor nor any of its Subsidiaries has granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights to any other person. The use of each of the Proprietary Rights by such Obligor and its Subsidiaries is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by such Obligor or any of its Subsidiaries that are presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights, except where such infringement or other violation could not reasonably be expected to have a Material Adverse Effect. Neither such Obligor nor any of its Subsidiaries have given notice to any Person that it is infringing on any of the Proprietary Rights and to the best of such Obligor's knowledge, no Person is infringing on any of the Proprietary Rights. All of the Proprietary Rights of such Obligor and its Subsidiaries are valid and enforceable rights of such Obligor and its Subsidiaries and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Credit Agreement or the Credit Documents or the consummation of the transactions contemplated hereby or thereby.

6.18  Licenses and Permits.

      Such Obligor and each of its Subsidiaries have obtained and hold in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or appropriate for the operation of their businesses as presently conducted and as proposed to be conducted. Neither of such Obligor nor any of its Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval except in any such case which could not reasonably be expected to have a Material Adverse Effect.



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6.19  Owned Real Property.

      Schedule 6.19 sets forth and describes all real property owned by each Obligor and its Subsidiaries on the Closing Date having an estimated fair market value in excess of One Hundred Thousand Dollars ($100,000) ("Owned Real Property"), showing the county or other relevant jurisdiction, state, property name and acreage (if applicable) thereof. Except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, as of the date hereof, each Obligor or one of its Subsidiaries, as the case may be, has good, valid and insurable fee simple title to its Owned Real Property, in each case free and clear of all Liens except for Permitted Liens. Such Obligor and its Subsidiaries enjoy peaceful and undisturbed possession of all such Owned Real Property. Neither the Obligors nor any Subsidiaries has received notice of a pending or threatened condemnation proceeding relating to any such Owned Real Property, and, to the knowledge of the Obligors, there is no threatened condemnation proceeding relating to any such Owned Real Property. The Structures located on Owned Real Property are, to the knowledge of the Obligors, (a) insured to the extent and in a manner customary in the industry in which such Obligor or such Subsidiaries are engaged, (b) structurally sound with no known defects which have or could reasonably be expected to have a Material Adverse Effect, (c) in good operating condition and repair, subject to ordinary wear and tear, (d) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which is immaterial, (e) sufficient for the operation of the businesses of such Obligor and its Subsidiaries thereon as currently conducted and (f) operated in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health and mining safety laws and regulations) relating thereto, except where the failure to conform could not reasonably be expected to have a Material
Adverse Effect. No real property owned in fee simple by any Obligor or Subsidiary of an Obligor has been the subject of an Asset Disposition since December 31, 2002, except (i) as part of the Aggregates Sale or (ii) as listed on Schedule 6.19.

6.20  Leased Real Estate.

      Schedule 6.20 contains a complete listing of all real property leased by each Obligor or any of its Subsidiaries as tenant or lessee from third parties (including Affiliates) as of the Closing Date in which aggregate annual rentals exceed Two Hundred Fifty Thousand Dollars ($250,000), whether in the form of Capital Leases or otherwise showing the county or other relevant jurisdiction, state, property name, acreage (if applicable) thereof ("Leased Real Property"), together with a listing (in summary form) of all leases pertaining thereto ("Real Property Leases"). Each Obligor and its Subsidiaries, as the case may be, have valid leasehold interests in all Leased Real Property, and are in material compliance with all material terms of all Real Property Leases on the Closing Date, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.21  Title to Personalty.

      Each Obligor and its Subsidiaries have valid title to, or a valid leasehold interest in, all personal property operated or otherwise used in their business operations as of the Closing Date. Schedule 6.21 sets forth and describes all leases of personal property (including Capital Leases and operating leases) from third parties (including Affiliates) in which an Obligor or one of its Subsidiaries is lessee as of the Closing Date and


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

wherein  the annual  rental  thereunder  exceeds Two  Hundred  Fifty  Thousand
Dollars ($250,000); and such Obligor and its Subsidiaries are in material compliance therewith.

6.22  Labor Matters.

      Neither such Obligor nor any of its Subsidiaries is engaged in any material unfair labor practice. There is (a) no material unfair labor practice complaint pending against such Obligor or any of its Subsidiaries or, to the best knowledge of such Obligor, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements that has or could reasonably be expected to have a Material Adverse Effect is so pending against such Obligor or any of its Subsidiaries or, to the best knowledge of such Obligor, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against either of such Obligor or any of its Subsidiaries or, to the best knowledge of such Obligor, threatened against any of them which could reasonably be expected to have a Material Adverse Effect, (c) no union representation questions with respect to the employees of such Obligor which could reasonably be expected to have a Material Adverse Effect and (d) no union organizing activity with respect to the employees of such Obligor which could reasonably be expected to have a Material Adverse Effect.

6.23  Not an Investment Company.

      Neither such Obligor nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a }"holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Credit Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.

6.24  No Margin Security.

      Such Obligor does not own any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no portion of the proceeds of any Loans or Letters of Credit shall be used by the Obligors for the purpose of purchasing or carrying any such "margin stock" for any other purpose which violates the provisions or Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

6.25  No Event of Default.

      No Default or Event of Default has occurred and is continuing.

6.26  Taxes and Tax Returns.

      Each Obligor has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all material amounts of taxes shown thereon to be due (including interest and


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penalties) and has paid all other material taxes, fees,  assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) that are not yet delinquent or (b) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Obligors is aware of any proposed material tax assessments against it or any other Obligor.

6.27  No Other Indebtedness.

      Such Obligor has no Indebtedness that is senior, pari passu or subordinated in right of payment to their Indebtedness to the Lenders hereunder, except for Permitted Indebtedness.

6.28  Existing Subordinated Notes.

      All obligations incurred, or to be incurred, shall constitute under the terms of the Existing Subordinated Notes Indenture as in effect on the Closing Date (i) "Senior Indebtedness," (ii) "Designated Senior Indebtedness" and (iii) to the extent of the Existing Senior Secured Credit Facilities being refinanced from the proceeds of the initial Loan being made pursuant hereto, "Bank Indebtedness" and "Refinancing Indebtedness" (quoted terms used hereinabove having the definitions given to such terms under the Existing Subordinated Notes Indenture as in effect on the Closing Date).

6.29  Status of Accounts.

      Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by such Obligor in the ordinary course of its business; the goods and inventory being sold and the Accounts created are its exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Liens; and such Obligor's customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, counterclaim or contra that could reasonably be expected to have, when aggregated with any such other disputes, offsets, defenses, counterclaims or contras, a Material Adverse Effect. Such Obligor confirms to the Lenders that any and all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are its sole responsibility and that same will be paid by such Obligor when due (unless duly contested and adequately reserved for) and that none of said taxes or fees is or will become a lien on or claim against the Accounts.

6.30  Representations and Warranties.

      As of the Closing Date, each of the representations and warranties made in the Credit Documents by each of the Obligors and their Subsidiaries, and to the knowledge of each such Obligor, each other party thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein.



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

6.31  Trade Relations.

      There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between such Obligor or any of its Subsidiaries and any customer or any group of customers or with any supplier which could reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would materially and adversely affect such Obligor or any of its Subsidiaries or present such Obligor or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

6.32  Affiliate Transactions.

      Except as set forth on Schedule 6.32, neither such Obligor nor any of its Subsidiaries is a party to or bound by any Material Contract (whether oral or written) whereby any Affiliate of such Obligor or Subsidiary is an opposite party.

6.33  Material Contracts.

      Schedule 6.33 sets forth a true, correct and complete list of all the Material Contracts in effect on the Closing Date. All of the Material Contracts are in full force and effect, and, to each Obligor's knowledge, no material defaults currently exist thereunder.

6.34  Common Business Enterprise.

      Such Obligor shares with each other Obligor an identity of interests as members of a consolidated group of companies engaged in similar or related businesses, operating under a common business plan, in which the making available to the Borrower if the financial accommodations contemplated hereunder will facilitate and enhance the overall financial strength and stability of the consolidated group.

6.35  Accuracy and Completeness of Information.

      All factual information heretofore or contemporaneously herewith furnished by or on behalf of the Obligors or any of their respective Subsidiaries in writing to the Administrative Agent, any Lender, or the Independent Accountant for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any officer of any Obligor or any of its Subsidiaries which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the Financials, or any certificate, opinion or other written statement made or furnished by any Obligor to the Administrative Agent.





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                                  ARTICLE VII

                            AFFIRMATIVE COVENANTS

      Until   termination  of  this  Credit   Agreement  and  the  Commitments
hereunder and payment and satisfaction of all Obligations (other than then contingent indemnification obligations) due or to become due hereunder, each Obligor agrees that, unless the Required Lenders shall have otherwise consented in writing:

7.1   Financial Information.

      The Borrower will furnish (or cause to be furnished) to the Lenders the following information within the following time periods:

(a) within ninety (90) days after the close of the Fiscal Year (i) the audited consolidated and unaudited consolidating balance sheets and statements of income and retained earnings and of changes in cash flow of BMAC and its consolidated Subsidiaries, for such year, in reasonable detail, each setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with GAAP, and accompanied by a report and unqualified opinion of Obligors' Accountant and any corresponding management letter; and (ii) the unaudited consolidated and consolidating balance sheets and statements of income and retained earnings and of changes in cash flow of Holdings and its consolidated Subsidiaries, for such year, in reasonable detail, each setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with GAAP;

(b) within forty-five (45) days after the end of each Fiscal Quarter other than the final Fiscal Quarter in each Fiscal Year, unaudited consolidated and consolidating financial statements of (i) BMAC and its consolidated Subsidiaries and (ii) Borrower and its Consolidated
      Subsidiaries, as of the end of such period and for such period then ended and for the period from the beginning of the current Fiscal Year to the end of such period, setting forth in comparative form the corresponding figures for the comparable period in the preceding Fiscal Year, prepared in accordance with GAAP (except that such quarterly statements need not include footnotes and subject to year-end audit adjustments) and certified as described in paragraph (d) below;

(c) within thirty (30) days after the end of each Fiscal Month other than the Final Month of each Fiscal Quarter, unaudited consolidated and consolidating financial statements of (i) BMAC and its consolidated Subsidiaries and (ii) Borrower and its Consolidated Subsidiaries, as of the end of such period and for such period then ended and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year, prepared in accordance with GAAP (except that such monthly statements need not include footnotes and subject to year-end audit adjustments) and certified as described in paragraph (d) below;



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(d)   at the time of delivery of each monthly,  quarterly and annual statement described hereinabove, a certificate, executed by an Authorized Officer of BMAC, in substantially the form of Exhibit S attached hereto (the "Compliance Certificate"), stating that such officer has no knowledge of any Default or Event of Default during such month or quarter or at the end of such year, or, if such officer has such knowledge, specifying each Default or Event of Default and the nature thereof, and showing continuing compliance as of the date of such statement with the financial covenants set forth in Article VIII;

(e) not later that ten (10) Business Days after the end of each Fiscal Month (or, at the option of Administrative Agent, on a weekly basis, on the first Business Day of each calendar week, as of the last Business Day of the preceding calendar week, if and so long as Average Excess Availability is less than Three Million Dollars ($3,000,000), or any
      Event of Default exists), a certificate, to be substantially in the form of Exhibit T (the "Borrowing Base Certificate"), duly completed and certified by an Authorized Officer of the Borrower, detailing the Eligible Accounts Receivable and Eligible Inventory as of the most recent date of determination (which shall be determined not less frequently than monthly), together with a written report to the Administrative Agent setting forth the accounts receivable aged trial balance at the immediately preceding month end for each account debtor, aged by due date, which aging reports shall indicate which Accounts are current, up to 30, 30-to-60 and over 60 days past due and shall list the names and addresses of all applicable account debtors, together with the following reports which shall be delivered not later than ten
      (10) Business Days after the end of each fiscal month: (i) a monthly accounts payable listing with such listing to be in form satisfactory to the Administrative Agent, and (ii) a schedule of Inventory owned by each Obligor by location and category, in summary form, together with, on at least a monthly basis, a detailed report in respect thereof. The Administrative Agent shall be entitled to rely on each Borrowing Base Certificate delivered hereunder as accurately setting forth the available Borrowing Base for all purposes of this Credit Agreement (in the absence of manifest error) until such time as a new Borrowing Base Certificate is delivered to the Administrative Agent in accordance herewith;

(f) promptly upon and in any event within five (5) Business Days after its receipt thereof, copies of all management letters and other material reports which are submitted by the Obligors' Accountants in connection with any annual or interim audit of the books of the Obligors made by such accountants;

(g) as soon as practicable but, in any event, within five (5) Business Days after the issuance thereof, copies of such other financial statements and reports as any Obligor shall send to its stockholders and holders of debt securities as such, and copies of all regular and periodic reports which any Obligor may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefor, or any similar or corresponding Governmental Authority;

(h) no later than the thirty (30) days after the end of each Fiscal Year, during each year when this Credit Agreement is in effect, a business plan and budget for the next Fiscal Year of BMAC and its Subsidiaries


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

      which shall include projected consolidated and consolidating balance sheets, statements of income and statements of cash flows for BMAC and its consolidated Subsidiaries on a monthly basis for such Fiscal Year, together with projections of Loan usage and Excess Availability for such Fiscal Year;

(i) promptly and in any event within five (5) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of Authorized Officer of the Borrower, as Obligors' Representative, specifying the nature thereof and the Obligors' proposed response thereto, each in reasonable detail; and

(j) promptly, and in any event within five (5) Business Days after the delivery (or receipt) thereof, copies of any notices of default or of actual, pending or threatened acceleration of, the Existing Subordinated Notes.

(k) promptly, such other data regarding its business affairs and financial condition as the Administrative Agent may reasonably request from time to time.

7.2   Inventory.

      Within fifteen (15) days after the end of each month, or more frequently upon the request of the Administrative Agent from time to time, the Obligors will provide to the Administrative Agent written statements listing items of Inventory in reasonable detail as requested by the Administrative Agent, segregated by Stores, WIP, Finished Goods and other Inventory. Further, the Obligors will conduct annually a physical count (or other form of examination which is acceptable to, and has been approved by, the Administrative Agent) of the Borrower's Inventory and a report of such count (or other form of examination) will be promptly supplied to the Administrative Agent accompanied by a report of the value (valued at FIFO) of such Inventory; provided, however, that the Obligors will conduct such a physical count (or other examination) at such other times and as of such dates as the Administrative Agent shall reasonably request.

7.3   Corporate Existence.

      Each Obligor and each of its Subsidiaries (a) will maintain its current corporate or other organizational existence, will maintain in full force and effect all material licenses, bonds, franchise, leases, trademarks and qualifications to do business, (b) will maintain patents, contracts and other rights necessary to the conduct of their businesses, (c) will continue in, and limit their operations to, the same general lines of business as that presently conducted by them and (d) will comply with all applicable laws and regulations of any federal, state or local Governmental Authority, except, in each case, where noncompliance could not reasonably be expected to have a Material Adverse Effect.

7.4   ERISA.

      The Obligors will deliver to the Administrative Agent, at the Obligors' expense, the following information at the times specified below:

(a) within five (5) Business Days after any Obligor or any ERISA Affiliate knows that a Termination Event with respect to a Covered Benefit Plan has occurred which could reasonably be expected to have a Material


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      Adverse Effect,  a written  statement of the chief financial  officer or controller of the Borrower describing such Termination Event and the action, if any, which the Obligors or other such entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

(b) within five (5) Business Days after any Obligor or any ERISA Affiliate knows that a prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred with respect to a Covered Benefit Plan which could reasonably be expected to have a Material Adverse Effect, a statement of the chief financial officer or controller of the Borrower describing such transaction and the action which the Obligors or other such entities have taken, are taking or propose to take with respect thereto;

(c) within five (5) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Covered Benefit Plan and all communications received by any Obligor or any ERISA Affiliate with respect to such request except where such funding waiver could not reasonably be expected to have a Material Adverse Effect;

(d) within five (5) Business Days after receipt by any Obligor or any ERISA Affiliate of the PBGC's intention to terminate a Covered Benefit Plan or to have a trustee appointed to administer a Benefit Plan maintained by an Obligor or an ERISA Affiliate copies of each such notice;

(e) within five (5) Business Days after receipt by any Obligor or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability with respect to a Covered Benefit Plan on the Obligor or an ERISA Affiliate copies of each such notice except where such liability could not reasonably be expected to have a Material Adverse Effect;

(f) within five (5) Business Days after any Obligor or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code with respect to a Covered Benefit Plan maintained by an Obligor or an ERISA Affiliate on or before the due date for such installment or payment, a notification of such failure; and

(g) within five (5) Business Days after any Obligor or any ERISA Affiliate knows (a) a Multiemployer Plan to which an Obligor or any ERISA Affiliate of the Obligor is required to make contributions has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan to which an Obligor or any ERISA Affiliate of the Obligor is required to make contributions intends to terminate the Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan to which an Obligor or any ERISA Affiliate of the Obligor is required to make contributions, a written statement setting forth any such event or information, except where such termination under clauses (a), (b) or
      (c) could not reasonably be expected to have a Material Adverse Effect.



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

      For purposes of this Section 7.4, any Obligor and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Covered Benefit Plan.

      The Obligors will establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder other than to the extent that the Obligors are in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

7.5   Proceedings or Adverse Changes.

(a) The Obligors will as soon as possible, and in any event within five (5) Business Days after any Obligor learns of the following, give written notice to the Administrative Agent of (i) any material proceeding(s) (other than any pertaining to Silica Related Claims otherwise being reported pursuant to subsection (b)) in which the Obligors are alleged to have liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) being instituted or threatened to be instituted by or against any Obligor or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign).

(b) The Borrower shall provide to the Administrative Agent on the Closing Date and quarterly thereafter within fifteen (15) days after the end of each Fiscal Quarter, a statistical summary in respect of the existence and status of all Silica-Related Claims in substantially the form provided by the Borrower to the Administrative Agent prior to the Closing Date.

(c)   The Obligors  will,  as soon as  possible,  and in any event within five
(5) Business Days after any Obligor learns of any event, circumstance or condition constituting Material Adverse Change or having (or reasonably likely to cause) a Material Adverse Affect, give written notice to the Administrative Agent thereof. Provision of such notice by the Obligors will not constitute a waiver or excuse of any Default or Event of Default occurring as a result of such changes or events.

7.6   Environmental Matters.

      Each Obligor will conduct its business and the businesses of each of the Subsidiaries so as to comply in all material respects with all environmental laws, regulations, and ordinances in all jurisdictions in which any of them is or may at any time be doing business including, without limitation, environmental land use, occupational safety or health laws, regulations, ordinances, or permits in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that any
Obligor  or  any  of  its  Subsidiaries  are  contesting,  in  good  faith  by appropriate legal proceedings, any such law, regulation, direction, ordinance, or permit or the interpretation thereof or application thereof; provided, further, that each Obligor and each of the Subsidiaries will materially comply with the order of any court or other governmental body of the applicable jurisdiction relating to such laws unless such Obligor or the Subsidiaries shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or


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

proceedings for review. If any Obligor or any of its Subsidiaries shall (a) receive written notice that any material violation of any federal, state or local environmental law, regulation, ordinance may have been committed or is about to be committed by such Obligor or any of its Subsidiaries, (b) receive written notice from a governmental agency that any administrative or judicial complaint or order has been filed or is about to be filed against such Obligor or any of its Subsidiaries alleging material violations of any federal, state or local environmental law, regulation, ordinance or permit, or requiring such Obligor or any of its Subsidiaries to take action in connection with the release of toxic or hazardous substances into the environment or (c) receive any written notice from a federal, state, or local governmental agency alleging that such Obligor or any of its Subsidiaries may be materially liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, the Obligors will provide the Administrative Agent with a copy of such notice within forty-five (45) days after the receipt thereof by the applicable Obligor or any of its Subsidiaries. Within forty-five (45) days after any Obligor learns of the enactment or promulgation of any federal, state or local environmental law, regulation, ordinance, which could reasonably have a Material Adverse Effect, such Obligor will provide the Administrative Agent with notice thereof. Each Obligor will promptly take all actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters. At the request of the Administrative Agent from time to time, but in any event not more frequently than once in any twelve month period (unless an Event of Default then exists), and at the sole cost and expense of the Obligors, the Obligors will retain an environmental consulting firm, satisfactory to the Administrative Agent in its commercially reasonable judgment, to conduct an environmental review and audit of the properties of the Obligors and the Subsidiaries located in the United States and provide to the Administrative Agent and each Lender a copy of any reports delivered in connection therewith.

7.7   Books and Records; Inspection.

      Each Obligor will, and will cause each of its Subsidiaries to, maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Obligor agrees that the Administrative Agent or its agents may enter upon the premises of each Obligor or any of its Subsidiaries at any time and from time to time, during normal business hours, and at any time at all on and after the occurrence of an Event of Default and during its continuance, for the purpose of (a) enabling the Administrative Agent's internal auditors or outside third party designees to conduct field examinations at such Obligor's expense, (b) inspecting the Collateral, (c) inspecting and/or copying (at the Obligors' expense) any and all records pertaining thereto, (d) discussing the affairs, finances and business of any Obligor with any officers, employees and directors of any Obligor or with the Independent Accountant, and (e) requesting written verification from third parties (in the name of an Obligor) of the amounts of Eligible Accounts Receivable and Eligible Inventory. The Lenders, in the reasonable discretion of the Administrative Agent, may accompany the Administrative Agent at their sole expense in connection with the foregoing inspections. Each Obligor agrees to afford the Administrative Agent at least thirty (30) days prior written notice of any change in the location of any Collateral (other than Inventory held for shipment by third Persons, Inventory in transit, Inventory held for processing by third Persons or immaterial quantities of assets, equipment or Inventory) or in the location of its chief executive office or place of business from the locations specified in Schedule 6.7, and to execute in advance of such change, cause to be filed and/or delivered to the


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Administrative  Agent any financing  statements or other documents required by the Administrative Agent and to take such other action as is necessary or advisable to cause the Lien of the Administrative Agent on the Collateral to continue to be perfected, all in form and substance satisfactory to the Administrative Agent. Each Obligor agrees to advise the Administrative Agent promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral or any event which could reasonably be expected to have a Material Adverse Effect.

7.8   Collateral Records.

      Each Obligor will, and will cause each of the Subsidiaries to, execute and deliver to the Administrative Agent, from time to time, solely for the Administrative Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Administrative Agent may reasonably require, including without limitation (or duplication), those described in Section 7.1 and Section 7.7 of this Credit Agreement, designating, identifying or describing the Collateral pledged to the Lenders hereunder. Each Obligor's or any Subsidiary's failure, however, to promptly give the Administrative Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Lenders' security interests in the Collateral. Such Obligor agrees to maintain such books and records regarding Accounts and the other Collateral as the Administrative Agent may reasonably require, and agrees that such books and records will reflect the Lenders' interest in the Accounts and such other Collateral.

7.9   Security Interests.

      The Obligors will, at their expense, warrant, until payment in full of the Obligations and termination of the Commitments and, at the Administrative Agent's request, defend the Collateral from any and all Liens (other than Permitted Liens) and claims and demands of other Persons. Each Obligor agrees to comply with the requirements of all state and federal laws in order to grant to the Lenders valid and perfected security interests in the Collateral. The Administrative Agent is hereby authorized by each Obligor to file any financing statements covering the Collateral whether or not any Obligor's signature appears thereon. Each Obligor agrees to do whatever the Administrative Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Administrative Agent's custodians; keeping stock records; using credit efforts to obtain waivers from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien (other than a Permitted Lien) on the Collateral; assigning its rights to the payment of Accounts pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sec 3727 et seq.) (the failure of which so to assign will permit the Administrative Agent to exclude such Accounts from the Borrowing Base); and performing such further acts as the Administrative Agent may reasonably require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and expenses of whatever kind and nature (including any Taxes, reasonable attorneys' fees or costs for insurance in accordance with Section 7.10), which the Administrative Agent may incur with respect to the Collateral or the Obligations: in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder,


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whether  through  judicial  procedures  or  otherwise;   or  in  defending  or
prosecuting any actions or proceedings arising out of or relating to its transactions with any Obligor or any of its Subsidiaries under this Credit Agreement or any other Credit Document, will be borne and paid by the Obligors (without duplication of its obligations in regard thereto under
Section 14.8).   If  same  are  not  promptly  paid  by  the   Obligors,   the
Administrative Agent may pay same on the Obligors' behalf, and the amount thereof shall be an Obligation secured hereby and due to the Administrative Agent on demand.

7.10  Insurance; Casualty Loss.

(a) Subject, in the case of Silica-Related Claims, to the terms of Section 7.10(b), each Obligor will, and will cause each of the Subsidiaries to, maintain public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are usually carried by companies of comparable size to such Obligor and engaged in the same, or substantially the same business, but which are at all times otherwise satisfactory to the Administrative Agent in its credit judgment. All policies covering the Collateral are to name the Obligors and the Administrative Agent as mortgagee/loss payee in case of loss, as their interests may appear, and are to contain such other provisions as the Administrative Agent may reasonably require to fully protect the Administrative Agent's interest in the Collateral and to any payments to be made under such policies. All liability insurance policies are to name the Administrative Agent as additional insured. True copies of all original insurance policies or certificates of insurance evidencing such insurance covering the Collateral are to be delivered to the Administrative Agent on or prior to the Closing Date, with premium prepaid, and with the loss payable endorsement in the Administrative Agent's favor, and shall provide for not less than twenty (20) days prior written notice to the Administrative Agent, of the exercise of any right of cancellation. In the event any Obligor or any of its Subsidiaries fail to respond in a timely and appropriate manner (as determined by the Administrative Agent in its sole credit judgment) with respect to collecting under any insurance policies required to be maintained under this Section 7.10, or at any time should an Event of Default then exist, the Administrative Agent shall have the right, in the name of the Administrative Agent, any Obligor or any Subsidiary, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Each Obligor will provide written notice to the Lenders of the occurrence of any of the following events within five
      (5)  Business  Days  after  it  receives  knowledge  or  notice  of  the occurrence of such event: any asset or property owned or used by any Obligor or any of its Subsidiaries is (i) materially damaged or destroyed, or suffers any other material loss or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral
      which  is  in  excess  of  Five  Hundred  Thousand  Dollars   ($500,000)


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      (collectively,  a "Casualty  Loss").  Each Obligor will  diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss, the Obligors will pay to the Administrative Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by any Obligor or any of its Subsidiaries on account of damage, destruction or loss of all or any portion of the Collateral. The Administrative Agent may, at its election and in its sole discretion, either (a) apply the proceeds realized from Casualty Losses to payment, first, of any Obligations then due and owing, but unpaid, and, thereafter, to the outstanding principal of the Revolving Loans, or (b) pay such proceeds to the Obligors to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default,
      (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Lenders and (ii) the Administrative Agent may participate in any such proceedings and the Obligors will deliver to the Administrative Agent such documents as may be requested by the Administrative Agent to permit such participation and will consult with the Administrative Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each Obligor hereby irrevocably authorizes and appoints the Administrative Agent its attorney-in-fact, after the occurrence and during the continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each Obligor shall, upon demand of the Administrative Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Administrative Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

(b) Notwithstanding any terms of Section 7.10(a) above to the contrary, with specific respect to liability for Silica-Related Claims, the only insurance which the Borrower shall be required to maintain shall be the insurance evidenced by those insurance policies in existence on the Closing Date and listed by general description on Schedule 7.10 attached hereto in which the Borrower is named as an insured (or additional insured), either directly or as successor-in-interest to, or assignee of, ITT, U.S. Boras Company, PGSC or OSC, in respect of Silica-Related Claims (the "Silica-Related Claims Policies"). In regard thereto, the Borrower will (i) continue to keep all such policies in full force and effect at all times hereafter, and (ii) notify the Administrative Agent promptly, but in any event within five
      (5) Business Days after receiving any notice or knowledge of any actual, pending or threatened termination or cancellation of any thereof or denial of coverage thereunder.

7.11  Taxes.

      Each Obligor will, and will cause each of the Subsidiaries to, pay, when due and in any event prior to delinquency, all Taxes lawfully levied or assessed against any Obligor, any Subsidiary or any of the Collateral; provided, however, that unless such Taxes have become a federal tax or ERISA Lien on any of the assets of any Obligor or any Subsidiary, no such Tax need be paid if the same is being contested in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate


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reserve  or other  appropriate  provision  shall  have been made  therefor  as required in order to be in conformity with GAAP.

7.12  Compliance With Laws.

      Each Obligor will, and will cause each of the Subsidiaries to, comply with all acts, rules, regulations, orders, directions and ordinances of any legislative, administrative or judicial body applicable to the Collateral or any part thereof, or to the operation of its business, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

7.13  Use of Proceeds.

      The proceeds of any Loan made hereunder shall be used by the Obligors solely to finance the working capital needs of the Obligors, to repay existing Indebtedness on the Closing Date in the case of the Existing Senior Secured Credit Facilities, and to finance other general corporate purposes of the Obligors, provided, however, that in any event, no portion of the proceeds of any such Loans shall be used by the Obligors for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions or Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

7.14  Fiscal Year.

      Each Obligor agrees that it will not change its fiscal year from a year ending December 31 unless required by law, in which case such Obligor will give the Administrative Agent at least thirty (30) days prior written notice thereof.

7.15  Notification of Certain Events.

      Each Obligor agrees that it will promptly notify the Administrative Agent of the occurrence of any of the following events:

(a) any order or judgment in respect of any Silica-Related Claim or any Other Claim in excess of Two Hundred Fifty Thousand Dollars ($250,000), considered individually or in the aggregate with any other then existing orders, judgments or decrees in respect thereof as to which the Administrative Agent has not received notice from an Obligor, shall have been entered against any Obligor or any of its Subsidiaries or any of their respective properties or assets;

(b) any notification of violation of any law or regulation or any inquiry shall have been received by any Obligor or any of its Subsidiaries from any local, state, federal or foreign Governmental Authority or agency which notice, violation or inquiry could reasonably be expected to have a Material Adverse Effect; or

(c) any actual, pending or threatened cancellation termination of any Material Contract which has or could reasonably be expected to have a Material Adverse Effect.



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7.16  Additional Affiliate Guarantors.

      Except with respect to Ottawa Canada, upon any Person becoming a direct or indirect Subsidiary of any Obligor, such Obligor will provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) cause such Person (excluding any such Person not organized under the laws of the United States or any state thereof) to execute a Joinder Agreement in substantially the same form as Exhibit V hereto, (b) cause such Person (excluding any such Person not organized under the laws of the United States or any state thereof) to pledge all of its assets to the Administrative Agent pursuant to a security agreement in substantially the same form of the Security Agreement (c) cause all of its Capital Stock (or in the case of any Person not organized under the laws of the United States or any state thereof, sixty-five percent (65%) of its Capital Stock) to be delivered to the Administrative Agent (together with undated stock powers signed in blank and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in substantially the same form as the Pledge Agreement and (d) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, Acknowledgment Agreements, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.17  Schedules of Accounts and Purchase Orders.

      In furtherance of the continuing assignment and security interest in the Accounts of each Obligor granted pursuant to the Security Agreement, upon the creation of Accounts, each Obligor will execute and deliver to the Administrative Agent in such form and manner as the Administrative Agent may require in its sole discretion, solely for its convenience in maintaining records of collateral, such confirmatory schedules of Accounts, and other appropriate reports designating, identifying and describing the Accounts as the Administrative Agent may require in its sole discretion. In addition, upon the Administrative Agent's request, each Obligor will provide the Administrative Agent with copies of agreements with, or purchase orders from, the customers of each Obligor and its Subsidiaries, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Administrative Agent may require. Failure to provide the Administrative Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Obligor hereby authorizes the Administrative Agent to regard such Obligor's or any Subsidiary's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by such Obligor's or such Subsidiary's authorized officers or agents.

7.18  Collection of Accounts.

      Each Obligor may and will continue to enforce, collect and receive all amounts owing on the Accounts, for the Lenders' benefit and on the Lenders' behalf but at the Obligors' expense in accordance with the provisions of
Section 2.3; provided, however, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall be entitled, upon first giving written notice to the Obligors to such effect


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(which  notice  requirement  shall be waived if the Event of Default is of the type described in subsections (e) or (f) of Section 11.1) to enforce, collect and receive all amounts owing on the Accounts and all other amounts for the Lenders' benefit and on the Lenders' behalf (but at the Obligor's expense) pursuant to cash management arrangements satisfactory to the Administrative Agent and in accordance with the Security Agreement. Any checks, cash, notes or other instruments or property received by any Obligor or any of its Subsidiaries with respect to any Accounts shall be held by such Obligor or such Subsidiary in trust for the benefit of the Lenders, separate from such Obligor's or Subsidiary's own property and funds, and immediately turned over to the Administrative Agent with proper assignments or endorsements. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment unless and until such instruments have actually been collected.

7.19  Notice; Credit Memoranda; and Returned Goods.

      Each Obligor will notify the Administrative Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account, and of all material customer disputes, offsets, defenses, counterclaims, returns and rejections, and all reclaimed or repossessed merchandise or goods, provided, however, that such notice shall only be required as to any such matter that affects Accounts outstanding at any one time from any account debtor, which affected Accounts have a value greater than Two Hundred Fifty Thousand Dollars ($250,000). Each Obligor will issue credit memoranda promptly (with duplicates to the Administrative Agent upon its request for same) upon accepting returns or granting allowances, and may continue to do so until the occurrence of an Event of Default which continues beyond the expiration of the applicable grace or cure period, or which has not otherwise been waived by the Required Lenders. After the occurrence and during the continuance of an Event of Default, each Obligor agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Obligor, marked with the Lenders' name and held by such Obligor for the Lenders' account as owner and assignee.

7.20  Landlord Agreements.

      Each Obligor will assist the Administrative Agent, diligently and in good faith, in attempting to obtain executed Landlord Agreements from each of the warehousemen, processors, packers, fillers, landlords and mortgagees with whom such Obligor conducts business from time to time.

7.21  Intellectual Property.

      Each Obligor will do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of intellectual property, including trademarks, service marks and other marks, trade names or other trade rights unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.22  Maintenance of Property.

      Each Obligor will, and will cause each of the Subsidiaries to, keep all property useful and necessary to its respective business in good working order and condition (ordinary wear and tear excepted) in accordance with


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their  past  operating  practices  and not to commit or suffer  any waste with respect to any of its properties, except for properties which either individually or in the aggregate are not material.

7.23  Revisions or Updates to Schedules.

      If any of the information or disclosures provided on any of Schedules 6.7, 6.8, 6.9, 6.17 or 6.19, originally attached hereto become outdated or incorrect in any material respect, the Obligors shall deliver to the Administrative Agent and the Lenders as part of the compliance certificate required pursuant to Section 7.1(c) such revision or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), which revisions shall be effective from the date accepted in writing by the Administrative Agent, such acceptance not to be unreasonably withheld; provided, that no such revisions or updates to any such Schedule(s) shall be deemed to have cured any breach of warranty or misrepresentation occurring prior to the delivery of such revision or update by reason of the inaccuracy or incompleteness of any such Schedule(s) at the time such warranty or representation previously was made or deemed to be made.

7.24  ITT Agreement.

      The Borrower will: (i) maintain the ITT Agreement in full force and effect at all times hereafter; (ii) not amend, modify in material respect, cancel or terminate the ITT Agreement; and (iii) notify the Administrative Agent promptly, but in any event within five (5) Business Days, of any actual, pending or threatened termination or cancellation of the ITT Agreement or any denial of coverage in respect of the indemnity set forth thereon.

7.25  Mortgaged Real Property.

      As soon as practicable after the Closing Date, but in any event not later than sixty (60) days after the Closing Date, the Obligors shall have executed and delivered to the Administrative Agent one or more Mortgages pursuant to which the Obligors shall grant Liens to the Administrative Agent in those tracts or parcels of the Owned Real Property known generally as the "Montpelier Plant, Virginia," the "Berkeley Springs Plant, West Virginia" and the "Pacific Plant, Missouri" and set forth and described more particularly on Schedule 7.25 attached hereto, including all adjacent tracts or parcels so described on Schedule 7.25 under such headings, as Items 1, 10 and 11 thereof, respectively (the "Mortgaged Real Property"), together with all Structures thereon and all minerals and mineral rights associated therewith, as additional security for the payment of the Obligations, subject to no other Liens, except Permitted Liens. Such Mortgages shall be accompanied by: (i) fully paid mortgagee's title insurance policies insuring the
Administrative Agent's Mortgage, from Lawyers Title Insurance Company (the "Title Company"), for an amount and in a form and substance satisfactory to the Administrative Agent in its credit judgment (the "New Title Policies");
(ii) current environmental assessments of the Mortgaged Real Property in demonstrating Borrower's compliance with Section 6.15 hereof in a form and substance satisfactory to the Administrative Agent in its credit judgment;
(iii) current, "as-built" boundary line surveys of the Mortgaged Real Property in a form and substance satisfactory to the Administrative Agent in its credit judgment (the "New Surveys"), unless the standard survey exception is omitted by the Title Company from the applicable New Title Policy; and


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(iv) such other documents, certificates,  instruments and agreements as may be set forth in the Mortgages or as may be usual and customary in regard thereto (collectively with each Mortgage, the "Required Mortgage Documentation").



                                  ARTICLE VIII

                             FINANCIAL COVENANTS

      Until   termination  of  this  Credit   Agreement  and  the  Commitments
hereunder and payment and satisfaction of all Obligations (other than then contingent indemnification obligations) due or to become due hereunder, the Obligors agree that, unless the Required Lenders shall have otherwise consented in writing:

8.1   Fixed Charge Coverage Ratio.

      As of the last day of each Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2003, the Fixed Charge Coverage Ratio must be at least 1.00:1.

8.2   Leverage Ratio.

      As of the last day of each Fiscal Quarter described below, beginning with the Fiscal Quarter ending March 31, 2004, the Leverage Ratio must not exceed the amount described below corresponding thereto:

                  Fiscal Quarters             Leverage Ratio
                  ---------------             --------------
                 3/31/04 through 9/30/04          6.00:1
                12/31/04 through 9/30/05          5.50:1
                12/31/05 through 9/30/06          5.25:1
                12/31/06 and thereafter           5.00:1


8.3   Capital Expenditures.

      Consolidated Capital Expenditures in any Fiscal Year shall not exceed Ten Million Dollars ($10,000,000).


ARTICLE IX

                              NEGATIVE COVENANTS

      Until termination of the Credit Agreement and the Commitments hereunder and payment and satisfaction of all Obligations (other than then contingent indemnification obligations) due or to become due hereunder, each Obligor agrees that, unless the Required Lenders shall have otherwise consented in writing, it will not, and will not permit any of its Subsidiaries (and, in the case of Section 9.9, any ERISA Affiliates of such Obligor) to:



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9.1   Restrictions on Liens.

      Mortgage, assign, pledge, transfer or otherwise permit any Lien or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or properties, whether real property, personal property, or mixed real property and personal property, whether now owned or hereafter acquired, including, but not limited to, any Collateral and any Real Property, except for Permitted Liens.

9.2   Restrictions on Additional Indebtedness.

      Incur or create any Indebtedness, other than Permitted Indebtedness.

9.3   Restrictions on Sale of Assets.

      Make or enter into any Asset Disposition, other than (a) sales of Inventory in the ordinary course of business, (b) sales or other dispositions in the ordinary course of business of assets or properties (other than Inventory) that are obsolete or that are no longer used or useful in the conduct of such Obligor's or Subsidiary's business, so long as the Net Cash Proceeds therefrom are applied when received in accordance with Section 2.2(b), (c) sales or other dispositions in the ordinary course of business for cash of assets or properties (other than Inventory) used in such
Obligor's or Subsidiary's business that are worn out or in need of replacement and that are replaced with assets of reasonably equivalent value or utility within one hundred twenty (120) days of their disposition, so long as the Net Cash Proceeds therefrom are applied, initially, when received in accordance with Section 2.2(b), (d) dispositions of any asset by any Obligor to any other Obligor, (e) transfers of Real Estate to a state, county, local or municipal governmental agency in exchange for the granting of a permit or the taking of other regulatory action by such governmental agency to the extent that such transfers (i) do not, individually or in the aggregate, materially interfere with the business of the Obligors and (ii) enhance the value of mining properties owned by the Obligors, provided that in the case of each such exchange, the board of directors of the relevant Obligor has determined in good faith that such exchange is in the best interest of such Obligor, (f) on the Closing Date, the Millville Sale Property so long as the Net Cash Proceeds therefrom are at least Three Million Dollars ($3,000,000);
(g) except when any Default or Event of Default exists, sales of the Real Estate described on Schedule 9.3 hereto as "designated for sale," provided, that the Net Cash Proceeds derived therefrom equal or exceed the "strike prices" specified therefor on said Schedule 9.3 and are applied, when received, in accordance with Section 2.2(b), and (h) except when any Default or Event of Default exists, disposition of other assets or properties (other than Inventory or Accounts) of any Obligor or Subsidiary of an Obligor, not otherwise described in subsections (a) through (h) above, so long as the aggregate consideration for all such dispositions does not exceed One Million Dollars ($1,000,000) in any consecutive twelve (12) month period and the Net Cash Proceeds therefrom are applied, when received, in accordance with
Section 2.2(b).

9.4   No Corporate Changes.

      Either (a) merge or consolidate with any Person except that, unless an Event of Default exists, any Affiliate Guarantor may merge or consolidate with any other Affiliate Guarantor or, provided that the Borrower is the survivor of any such merger or consolidation, with the Borrower, upon first


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giving the Administrative  Agent at least ten (10) days advance written notice to such effect; or (b) alter or modify any Obligor's or any Subsidiary's Organizational Documents or form of organization; or (c) alter or modify any legal names, principal places of business, structure, status or existence except upon at least thirty (30) days advance written notice to the Administrative Agent; or (d) enter into or engage in any business, operation or activity materially different from that presently being conducted by the Obligors.

9.5   No Guarantees.

      Assume,  guarantee,   endorse,  or  otherwise  become  liable  upon  the
obligations  of  any  other  Person,   including,   without  limitation,   any
Subsidiary or Affiliate of any Obligor, except Permitted Guaranties.

9.6   No Restricted Payments.

      Make a Restricted Payment, except that the Borrower may pay cash dividends or make other cash distributions to BMAC and BMAC Services in any Fiscal Year solely for the purpose of funding (without duplication) the following:

(i)   ordinary  operating  expenses of BMAC and BMAC  Services,  including (A)
            insurance premiums, (B) payments in an amount necessary to permit BMAC to satisfy its obligations as a reporting company under securities laws of the United States, (C) regulatory compliance costs and payments with respect to other governmental regulations, (D) salaries and other director or employee compensation to officers or directors of Holdings, (E) legal fees and expenses and (F) other miscellaneous administrative expenses;

(ii)  liabilities  (other than ordinary  operating expenses included in clause
            (i)  above),  judgments  and  settlements  required  to be paid by
            Holdings in an amount not to exceed One Million Dollars ($1,000,000), in the aggregate, in any Fiscal Year;

(iii) payments by BMAC in respect of the Existing  Subordinated  Notes, to the extent then permitted to be paid and received under the terms of the Existing Subordinated Notes Indenture; and

(iv)  tax sharing  payments by BMAC in respect of foreign,  federal,  state or local taxes owing by BMAC in respect of BMAC and its Consolidated Subsidiaries; provided, however, that such payments shall not be materially greater than the amount that would be payable by the Borrower, on a Consolidated basis, if the Borrower were the taxpayer; and

(v)   on  the  Closing  Date,  an  amount   sufficient  to  pay  in  full  all
            obligations then owing under the Existing Senior Secured Credit Facilities;

provided, further, however, that the Restricted Payments described hereinabove shall not be permitted if either (A) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is


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prohibited   under  the  terms  of  any  document,   instrument  or  agreement
evidencing or securing other Indebtedness of the Borrower.

9.7   No Investments.

      Make any Investment, other than Permitted Investments.

9.8   No Affiliate Transactions.

      Enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Subsidiary or Affiliate of any Obligor, except (i) as expressly permitted to occur under the terms of this Agreement, or (ii) if otherwise, then, in the ordinary course of and pursuant to the reasonable requirements of such Obligor's business and upon fair and reasonable terms no less favorable to such Obligor than would be obtained in a comparable arm's-length transaction with an unaffiliated Person and where, if such transaction (or any series of related transactions) is for an amount exceeding Five Hundred Thousand Dollars ($500,000) only after notice of the pertinent facts of such transactions has been given to the Administrative Agent.

9.9   No Prohibited Transactions Under ERISA.

      Except  where  a  violation   otherwise   prohibited   below  could  not
reasonably be expected to have a Material Adverse Effect:

(a) Engage in any prohibited transaction which could reasonably be expected to result in a civil penalty or excise tax described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

(b)   permit  to  exist  with   respect  to  any  Covered   Benefit  Plan  any
      accumulated funding (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

(c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Covered Benefit Plan;

(d) terminate any Covered Benefit Plan where such event would result in any liability of the Obligor, any Subsidiary or any ERISA Affiliate under Title IV of ERISA;

(e) fail to make any required contribution or payment to any Multiemployer Plan maintained by such Obligor or ERISA Affiliate;

(f) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;



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(g)   amend any  Covered  Benefit  Plan  resulting  in an  increase in current liability for the plan year so that such Obligor or ERISA Affiliate is required to provide security to such Benefit Plan under Section 401(a)(29) of the Internal Revenue Code; or

(h) withdraw from any Multiemployer Plan maintained by such Obligor or ERISA Affiliate where such withdrawal may result in any liability of such Obligor or ERISA Affiliate under Title IV of ERISA; or

(i) allow any representation made in Section 6.14 to be untrue in any material respect at any time during the term of this Agreement.

9.10  No Additional Bank Accounts.

      Open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the accounts set forth on Schedule 9.10 hereto and petty cash and payroll accounts and after the Closing Date, such other accounts so long as each such account is subject to a Lockbox Agreement satisfactory to the Administrative Agent. All such deposit accounts, other than payroll accounts, shall be under the sole dominion and control of the Administrative Agent in accordance with the provisions of the Security Agreement.

9.11  No Excess Cash.

      Maintain  in the  aggregate  in all of the  checking,  savings  or other accounts of the Obligors, excepting, however, therefrom, Lockbox Accounts (and related overnight accounts), total cash balances and Permitted Investments in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time during which any Loans are outstanding hereunder.

9.12  Restrictions on Sale of Capital Stock of the Subsidiaries.

      Except in connection with any transaction permitted under Section 9.3 or Section 9.4, sell, transfer or otherwise dispose of any shares of Capital Stock in any Subsidiary.

9.13  No Issuance of Stock by Subsidiaries.

      Permit any Subsidiary to issue or distribute any Capital Stock, except that a Subsidiary whose Capital Stock have been pledged to the Administrative Agent pursuant hereto may issue and distribute additional such Capital Stock from time to time hereafter, provided that such Capital Stock are also pledged to the Administrative Agent promptly upon their issuance on terms and conditions satisfactory to the Administrative Agent in its sole discretion.

9.14  No Additional Negative Pledges.

      Create or otherwise cause or suffer to exist or become effective, or permit any of the Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Administrative Agent and the Lenders) on the creation or existence of any Lien upon the assets of any Obligor or the Subsidiaries, other than Permitted


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Liens or (ii) any  Contractual  Obligation  which may  restrict or inhibit the
Administrative Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default (except customary non-assignment provisions contained in leases and purchase agreements for assets secured by a purchase money security interest).

9.15  Indebtedness.

      Effect or permit any change in or amendment to any document or instrument pertaining to the subordination, terms of payment or required prepayments of any Indebtedness, effect or permit any change in or amendment to any document or instrument pertaining to the covenants or events of default of any Indebtedness if the effect of any such change or amendment is to make such covenants or events of default more restrictive, give any notice of optional redemption or optional prepayment or offer to repurchase under any such document or instrument, or, directly or indirectly, make any payment of principal of or interest on or in redemption, retirement or repurchase of any Indebtedness, except for the scheduled payments required by the terms of the documents and instruments evidencing such Indebtedness.

9.16  Sale and Leaseback.

      Except in connection with Asset Dispositions permitted under Section 9.3(d), enter into any arrangement, directly or indirectly, whereby Obligor or any Subsidiary shall sell or transfer any property owned by it to a Person (other than another Obligor or any Subsidiary) in order then or thereafter to lease such property or lease other property which such Obligor or any Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

9.17  Licenses, Etc.

      Enter into licenses of, or otherwise restrict the use of, any patents, trademarks or copyrights which would prevent an Obligor or any Subsidiary from selling, transferring, encumbering or otherwise disposing of any such patent, trademark or copyright, unless and except to the extent that the taking of such action could not reasonably be expected to have a Material Adverse Effect.

9.18  Limitations.

      Create, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital Stock, (b) pay any Indebtedness owed to the Obligors, (c) make loans or advances to any other Obligor or (d) transfer any of its property to any other Obligor, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest (or purchase agreements for assets secured by a purchase money security interest), (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Obligor; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Obligor and was not entered


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into in contemplation  of such Person becoming a Subsidiary of a Obligor,  and
(iii) this Credit Agreement and the other Credit Documents.

9.19  Material Contracts.

      Amend, modify in any material respect, cancel or terminate any Material Contract, except to the extent that the taking of such action could not reasonably be expected to have a Material Adverse Effect.

9.20  Subsidiaries.

      Create or acquire any Subsidiary not in existence and constituting a Subsidiary on the Closing Date, except upon first giving the Administrative Agent at least thirty (30) days' advance written notice thereof and complying with Section 7.16.


9.21  Prepayments of Subordinated Debt, Etc.

      (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, the Subordinated Debt, other than the payment of regularly scheduled interest and principal payments as and when due in respect thereof, or (ii) amend, modify or waive any of its rights in respect of any Subordinated Debt.



                                   ARTICLE X

                                    POWERS

10.1  Appointment as Attorney-in-Fact.

      Each Obligor hereby irrevocably authorizes and appoints the Administrative Agent, or any Person or agent the Administrative Agent may designate, as such Obligor's attorney-in-fact, at the Obligors' cost and expense, to exercise, subject to the limitations set forth in Section 10.2, all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations to the Lenders have been paid and satisfied in full and all of the Commitments have been terminated:

(a) To receive, take, endorse, sign, assign and deliver, all in the name of the Administrative Agent, the Lenders or such Obligor, as the case may be, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral coming into the possession or control of Administrative Agent;

(b) To receive, open and dispose of all mail addressed to such Obligor and to notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate;



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(c)   To request in writing at any time from  customers  indebted on Accounts, in the name of such Obligor or a third party designee of the Administrative Agent, information concerning the Accounts and the amounts owing thereon;

(d) To give customers indebted on Accounts notice of the Lenders' interest therein, and/or to instruct such customers to make payment directly to the Administrative Agent for such Obligor's account;

(e) To take or bring, in the name of the Administrative Agent, the Lenders or such Obligor, all steps, actions, suits or proceedings deemed by the Administrative Agent necessary or desirable to enforce or effect collection of the Accounts; and

(f) To file, record and register any or all of the Lenders' security interest in intellectual property of the Borrower with the United States Patent and Trademark Office.

10.2  Limitation on Exercise of Power.

      Notwithstanding anything hereinabove to the contrary, the powers set forth in subparagraphs (b), (d) and (e) of Section 10.1 above may only be exercised by the Administrative Agent on and after the occurrence of an Event of Default and during its continuation which has not otherwise been waived by the Administrative Agent. The powers set forth in subparagraphs (a), (c) and
(f) above may be exercised by the Administrative Agent at any time.



                                   ARTICLE XI

                        EVENTS OF DEFAULT AND REMEDIES

11.1  Events of Default.

      The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

(a) failure of the Borrower to pay (i) any interest or Fees hereunder within three (3) Business Days of when due hereunder, in each case whether at stated maturity, by acceleration, or otherwise, (ii) any principal of the Loans or the Letter of Credit Obligations when due, whether at stated maturity, by acceleration or otherwise, or (iii) any expenses hereunder within five (5) Business Days after receipt by the Borrower from the Administrative Agent or any applicable Lender of notice that such expenses are payable or (iv) any other Obligations, within five (5) Business Days after the stated due date for the payment thereof;

(b) any representation or warranty of any Obligor contained in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate among any Obligor, the Administrative Agent and the Lenders or executed by any Obligor in favor of the


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

      Administrative Agent or the Lenders shall prove untrue in any material respect on or as of the date it was made or was deemed to have been made;

(c) failure of any Obligor to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 7.1,
      Section 7.5, Section 7.7, Article VIII or Article IX;

(d) failure to comply with any other covenant contained in this Credit Agreement or any of the other Credit Documents, to the extent not otherwise covered by any other subsection of this Section 11.1, and, in the event such breach or failure to comply is capable of cure, such breach or failure to comply is not cured within twenty (20) days of its occurrence;

(e) dissolution, liquidation, winding up or cessation of the business of any Obligor or any Subsidiary, or the failure of any Obligor or any Subsidiary to meet its debts generally as they mature, or the calling of a meeting of any Obligor's or any Subsidiary's creditors generally for purposes of compromising any Obligor's or any Subsidiary's debts, or the admission in writing by any Obligor or its inability to pay its debts generally as they become due;

(f) the commencement by or against any Obligor or any Subsidiary of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings with respect to it under any federal or state law and, in the event any such proceeding is commenced against any Obligor of any Subsidiary, such proceeding is not dismissed within sixty (60) days;

(g)   the occurrence of a Change in Control;

(h) any Material Contract shall be cancelled, terminated, revoked or disaffirmed which has, or could reasonably be expected to have, a Material Adverse Effect;

(i) any event that results in or would permit the acceleration of the maturity of any note, agreement or instrument evidencing any Indebtedness of any Obligor or any of its Subsidiaries, to the extent that the amount thereof exceeds One Million Dollars ($1,000,000);

(j) any covenant, agreement or obligation of any party contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive), or any party (other than the Administrative Agent or the Lenders) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of the Administrative Agent, or any action or proceeding shall have been commenced by any Person (other


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      than the Administrative Agent or any Lender) seeking to cancel,  revoke, rescind or disaffirm the obligations of any party to any Credit Document, or any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Credit Document are illegal, invalid or unenforceable;

(k) one or more judgments or decrees shall be entered against one or more of the Obligors or any Subsidiary involving a liability in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) (to the extent not paid or fully covered by pursuant to the ITT Agreement or otherwise by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days from the date of entry thereof (or any shorter required by applicable statute);

(l) any Termination Event with respect to a Benefit Plan maintained by an Obligor or an ERISA Affiliate shall have occurred and be continuing thirty (30) days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, and the then current value of such Benefit Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such Benefit Plan's assets allocable to such benefits by more than Five Hundred Thousand Dollars ($500,000) (in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

(m)   any Material Adverse Change shall occur; or

(n) Borrower, any other Obligor, or any Subsidiary of an Obligor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any of its assets or properties, including, particularly, any Collateral.

11.2  Acceleration.

      Upon the occurrence and during the continuance of an Event of Default, at the direction of the Required Lenders, the Administrative Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Borrower from the Administrative Agent, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Borrower: (a) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in
Section 11.1(f) in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand and except with respect to Obligations under Permitted Hedge Contracts, unless and except to the extent otherwise expressly provided therein) without presentment, demand, protest or any other action or obligation of the Administrative Agent or any Lender, (b) immediately terminate this Credit Agreement and the Commitments hereunder; and (c) enforce any and all rights and interests created and existing under the Credit Documents or arising under applicable law, including, without limitation, all rights and remedies existing under the Security Documents and all rights of setoff. The enumeration of the foregoing rights is not intended


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to be  exhaustive  and the  exercise  of any  right  shall  not  preclude  the exercise of any other rights, all of which shall be cumulative.

      In addition, upon demand by the Administrative Agent or the Required Lenders upon the occurrence of any Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (in accordance with the voting requirements of
Section 14.10), the Borrower shall deposit with the Administrative Agent for the benefit of the Lenders with respect to each Letter of Credit then outstanding, promptly upon such demand, cash or Cash Equivalents in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposit shall be held by the Administrative Agent for the benefit of the Issuing Bank and the other Lenders as security for, and to provide for the payment of, outstanding Letters of Credit.



                                  ARTICLE XII

                                 TERMINATION

      Except as otherwise provided in Article XI of this Credit Agreement, the Commitments made hereunder shall terminate on the Maturity Date and all then outstanding Loans shall be immediately due and payable in full and all outstanding Letters of Credit shall immediately terminate. Unless sooner demanded, all Obligations shall become due and payable as of any termination hereunder or under Article XI and, pending a final accounting, the
Administrative Agent may withhold any balances in the Borrower's Loan accounts, in an amount sufficient, in the Administrative Agent's sole discretion, to cover all of the Obligations, whether absolute or contingent, unless supplied with a satisfactory indemnity to cover all of such Obligations. All of the Administrative Agent's and the Lenders' rights, liens and security interests shall continue after any termination until all Obligations (other than then contingent indemnification obligations) have been paid and satisfied in full.



ARTICLE XIII

                           THE ADMINISTRATIVE AGENT

13.1  Appointment of Administrative Agent.

(a) Each Lender hereby designates Wachovia as Administrative Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note or participation in any Letter of Credit by the acceptance of a Note or participation shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably


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      incidental thereto.  The Administrative  Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of the Lenders. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

(b) The provisions of this Article XIII are solely for the benefit of the Administrative Agent and the Lenders, and none of the Obligors shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 13.9). In performing its functions and duties under this Credit Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor.

(c) Without limiting the generality of this Section 13.1, each Lender expressly authorizes the Administrative Agent to determine, subject to the terms of this Credit Agreement, on behalf of such Lender whether or not (i) Accounts shall be deemed to constitute Eligible Accounts Receivable, or (ii) Inventory shall be deemed to constitute Eligible
      Inventory. Such authorization may be withdrawn by the Required Lenders; provided, however, that unless otherwise agreed by the Administrative Agent such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Administrative Agent. Thereafter, the Required Lenders shall jointly instruct the Administrative Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine.

13.2  Nature of Duties of Administrative Agent.

      The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Credit Agreement except as expressly set forth herein.

13.3  Lack of Reliance on Administrative Agent.

(a) Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Obligor in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Obligor, and, except as expressly provided in this Credit Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other


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      information  with respect  thereto,  whether  coming into its possession before the making of the Revolving Loans or at any time or times thereafter.

(b) The Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the Notes or the financial or other condition of any Obligor. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Notes, or the financial condition of any Obligor, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

13.4  Certain Rights of the Administrative Agent.

      The Administrative Agent shall have the right to request instructions from the Required Lenders or, as required, each of the Lenders. If the Administrative Agent shall request instructions from the Required Lenders or each of the Lenders, as the case may be, with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or each of the Lenders, as the case may be, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or each of the Lenders, as the case may be.

13.5  Reliance by Administrative Agent.

      The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Administrative Agent may consult with legal counsel (including counsel for the Obligors with respect to matters concerning the Obligors), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

13.6  Indemnification of Administrative Agent.

      To the extent the Administrative Agent is not reimbursed and indemnified by the Obligors, each Lender will reimburse and indemnify the Administrative Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in any way relating to or arising out of


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this  Credit  Agreement,  provided  that no  Lender  shall be  liable  for any
portion  of  such  liabilities,   obligations,   losses,  damages,  penalties,
actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

13.7  The Administrative Agent in its Individual Capacity.

      With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, its participation in Letters of Credit issued hereunder, and all of its rights and obligations as a Lender hereunder and under the other Credit Documents, the Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Obligors or any Affiliate of the Obligors as if it were not performing the duties specified herein, and may accept fees and other consideration from the Obligors for services in connection with this Credit Agreement and otherwise without having to account for the same with the Lenders.

13.8  Holders of Notes.

      The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

13.9  Successor Administrative Agent.

(a) The Administrative Agent may, upon five (5) Business Days' notice to the Lenders and the Obligors, resign at any time (effective upon the appointment of a successor Administrative Agent pursuant to the provisions of this Section 13.9(a)) by giving written notice thereof to the Lenders and the Obligors. Upon any such resignation, the Required
      Lenders shall have the right, upon five (5) days' notice, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then, upon five
      (5) days' notice , the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000. Notwithstanding anything herein to the contrary, so long as no Event of Default shall have


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      occurred and be continuing,  any successor Administrative Agent (whether appointed by the Required Lenders or the Administrative Agent) shall have been approved in writing by the Borrower (such approval not to be unreasonably withheld).

(b) Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit
      Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

13.10 Collateral Matters.

(a) Each Lender authorizes and directs the Administrative Agent to enter into the Security Documents for the benefit of the Lenders. Each Lender authorizes and directs the Administrative Agent to make such changes to the form Acknowledgment Agreement attached hereto as Exhibit A as the Administrative Agent deems necessary in order to obtain any Acknowledgment Agreement from any customer, landlord, warehouseman, filler, packer or processor of any Obligor. Each Lender also authorizes and directs the Administrative Agent to review and approve all agreements regarding the Lockboxes and the Lockbox Accounts (including the Lockbox Accounts Agreements) on such terms as the Administrative Agent deems necessary. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders or each of the Lenders, as applicable, in accordance with the provisions of this Credit Agreement or the Security Documents, and the exercise by the Required Lenders or each of the Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Document which may be necessary or appropriate to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in cash and satisfaction of all of the Obligations (including the Letter of Credit Obligations) at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Administrative Agent if the applicable Obligor certifies to the Administrative Agent that the sale or disposition is made in compliance with Section 9.3 (and the Administrative Agent may rely conclusively on any such certificate,


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      without  further  inquiry) or (iii) if approved,  authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 13.10(b).

(c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the applicable Obligor, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that
      (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of such Obligor or any Subsidiary in respect of) all interests retained by such Obligor or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d) The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Obligors or any Subsidiary or is cared for, protected or insured or that the liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 13.10 or in any of the Security
      Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

13.11 Actions with Respect to Defaults.

      In addition to the Administrative Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Administrative Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Required Lenders or all of the Lenders, as the case may be; provided, however, that, until the Administrative Agent shall have


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received  such  directions,  the  Administrative  Agent may (but  shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

13.12 Delivery of Information.

      The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from the Obligors, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (a) as specifically provided in this Credit Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.



                                  ARTICLE XIV

                                MISCELLANEOUS

14.1  Waivers.

      Each Obligor hereby waives due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Administrative Agent or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Administrative Agent or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

14.2  JURY TRIAL.

      TO  THE  EXTENT   PERMITTED  BY  APPLICABLE   LAW,  EACH  OBLIGOR,   THE
ADMINISTRATIVE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

14.3  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

(a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE


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      COURTS OF THE STATE OF NEW YORK IN THE CITY AND  COUNTY OF NEW YORK,  OR
      THE STATE OR THE UNITED STATE FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, EACH OF THE OBLIGORS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF EACH OF SUCH COURTS. EACH OF THE OBLIGORS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SET OUT FOR NOTICES PURSUANT TO SECTION 14.5, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR TO OTHERWISE PROCEED AGAINST ANY OBLIGOR IN ANY OTHER JURISDICTION.

(b) EACH OF THE OBLIGORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN SUBSECTION (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.4  Arbitration.

(a) Notwithstanding the provisions of Section 14.3 to the contrary, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Credit Agreement and other Credit Documents ("Disputes") between or among parties to this Credit Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Credit Agreement. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the
      "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in New York, New York. A hearing shall begin within ninety
      (90) days of demand for arbitration and all hearings shall be concluded within one hundred twenty (120) days of demand for arbitration. These time limitations may not be extended unless a party shows cause for


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      extension  and then no more than a total  extension  of sixty (60) days.
      The  expedited   procedures  set  forth  in  Rule  51  et  seq.  of  the
      Arbitration Rules shall be applicable to claims of less than One Million Dollars ($1,000,000). All applicable statutes of limitation shall apply to any Dispute. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. The parties hereto do not waive applicable Federal or state substantive law except as provided herein. A judgment upon the award may be
      entered  in  any  court   having   jurisdiction.   Notwithstanding   the
      foregoing, this arbitration provision does not apply to disputes under or related to Hedging Agreements, unless and except to the extent otherwise expressly provided therein.

(b) Notwithstanding the preceding binding arbitration provisions, the Administrative Agent, the Lenders and the Obligors agree to preserve, without diminution, certain remedies that the Administrative Agent on behalf of the Lenders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Administrative Agent on behalf of the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, setoff, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to the Administrative Agent's entitlement on behalf of the Lenders to exercise such remedies is a Dispute.
      Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

(c) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

(d) By execution and delivery of this Credit Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in New York, New York and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available.



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14.5  Notices.

      Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail return receipt requested, or by overnight delivery service, with all charges prepaid, (i) if to the Administrative Agent, then, to Wachovia Bank, National Association, Asset Based Lending, 1339 Chestnut Street, Philadelphia,
Pennsylvania 19107; (ii) if to the Obligors, then, to the Borrower, as Obligors' Representative, at Route 522 North, P.O. Box 187, Berkeley Springs, West Virginia 25411, and (iii) if to any Lender, then at the address set forth beneath the signature of such Lender contained herein or in any Commitment Transfer Supplement, or by facsimile transmission, promptly confirmed in writing sent by first class mail, (i) if to the Administrative Agent and (267) 321-6741, (ii) if to the Obligors, then to the Borrower, as Obligors' Representative, at (304) 258-3500, and if to any Lender, at the facsimile number set forth beneath the signature of such Lender contained herein. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, five (5) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that notices to the Administrative Agent shall not be effective until received.

14.6  Assignability.

(a) No Obligor shall have the right to assign this Credit Agreement or any interest therein except with the prior written consent of the Lenders.

(b) Notwithstanding subsection (c) of this Section 14.6, nothing herein shall restrict, prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any affiliate of such Lender or to any existing Lender or affiliate thereof. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Obligors.

(c) Each Lender may, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement and the Notes; provided, however, that (i) unless the assignee is another Lender or an affiliate of the assignor Lender, then, each of the Administrative Agent and the Borrower shall have given its prior consent to such assignment (neither such consent to be unreasonably withheld, conditioned or delayed), provided that if a Default or Event of Default then exists, the Borrower's consent shall be deemed waived (but concurrent notice of such assignment shall be given to the Borrower), (ii) for each such assignment, the parties thereto shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500) to be paid by the assignee, (iii) no such assignment shall be for less than Two Million Dollars ($2,000,000) or, if less, the entire remaining Commitments of such Lender of the


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      Commitments,  (iv) if such  assignee  is a  Foreign  Lender,  all of the requirements of Section 2.7(b) shall have been satisfied as a condition to such assignment and (v) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of both the Revolving Credit Commitment of such Lender and all Loans of such Lender. Upon such execution and delivery of the Assignment and Acceptance to the Administrative Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 14.8 which will survive) and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

(d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors or the performance or observance by the Obligors of any of its obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the financial statements referred to in Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

(e)   The  Administrative  Agent shall maintain at its address  referred to in
      Section 14.5 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register").


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      The  entries in the  Register  shall be  conclusive  and binding for all purposes, absent manifest error, and the Obligors, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Obligors or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(f)   Upon  its  receipt  of  an  Assignment  and  Acceptance  executed  by an assigning Lender, together with the Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and
      Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Obligors. Within five (5) Business Days after its receipt of such notice, the Obligors shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (which the assigning Lender agrees to promptly deliver to the Borrower) a new Note or Notes to the order of the assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Commitments hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Notes or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

(g) Each Lender may sell participations (without the consent of the Administrative Agent, the Obligors or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes held by
      it); provided that (i) such Lender's obligations under this Credit Agreement (including, without limitation, its Commitments to the Obligors hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Credit Agreement, (iv) the Obligors, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement,
      (v) no participant under any such participation shall be entitled to amounts otherwise payable to it with respect to its participations under Sections 2.6, 4.7 or 14.8 unless such amount would have been payable to the Lender that sold such participation if such participation had not been sold, (vi) such Lender shall comply with
      Section 2.6(f) in regard to such participation, and (vii) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit reimbursement obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans or Letter of Credit reimbursement obligations in which such


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      participant  is  participating,   (C)  except  as  otherwise   expressly
      provided in this Credit Agreement, reduce the interest rate applicable to the Loans or Letter of Credit reimbursement obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder.

(h) Each Lender agrees that, without the prior written consent of the Obligors and the Administrative Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

(i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Obligors in accordance with
      Section 14.7.

(j) Anything in this Section to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

14.7  Information.

      The Administrative Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Obligors pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation,
(d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, provided, however, that, to the extent permitted by law, the affected Lending Party shall provide prior written notice to the affected Obligor of any such request or demand, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) subject to provisions substantially similar to those contained in this Section 14.7, to any actual or proposed participant or assignee and (j) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information customarily found in such publications.


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Notwithstanding the foregoing,  however, this Section 14.7 shall not limit the ability of a party hereto to disclose the tax treatment or tax structure of the transactions contemplated hereby and all materials of any kind related thereto (including opinions or tax analyses) to any Person, provided that the foregoing is not intended to waive any attorney-client privilege or other privileges, including the tax advisors privilege under Section 7525 of the Internal Revenue Code. For this purpose, "tax structure" is any fact that may be relevant to understanding the U.S. federal or state income tax treatment of the transactions.

14.8  Payment of Expenses; Indemnification.

      The Obligors agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of special counsel to the Administrative Agent and the fees and expenses of counsel for the Administrative Agent in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto including, without limitation, any such amendments, waivers or consents resulting from or related to any work-out, re-negotiation or restructure relating to the performance by the Obligors under this Credit Agreement and (ii) the Administrative Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein, including but not limited to, any work-out, re-negotiation or restructure relating to the performance by the Obligors under this Credit Agreement, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders (including the allocated costs of internal counsel). The Obligors shall indemnify, defend and hold harmless the Administrative Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or reasonable expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Credit Agreement, any Letter of Credit, any other Credit Documents or the transactions contemplated hereby or thereby, (ii) any actual or proposed use by any Obligor of the proceeds of the Loans or (iii) the Administrative Agent's, the Issuing Bank's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by any Obligor or any of the Lenders in connection with compliance by any Obligor or any of its Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of any Obligor hereunder are unenforceable for any reason, such Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Obligors' obligations under this Section 14.8 shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in


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substitution  of,  any other of their  Obligations  set  forth in this  Credit
Agreement.   In  addition,  the  Obligors  shall,  upon  demand,  pay  to  the
Administrative Agent and any Lender all reasonable costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Administrative Agent, the Issuing Bank or such Lender in (A) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith,
(B) in collecting the Loans, (C) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (D) obtaining any legal, accounting or other advice reasonably necessary in connection with any of the foregoing.

14.9  Entire Agreement, Successors and Assigns.

      This Credit Agreement along with the other Credit Documents and the Fee Letter constitutes the entire agreement among the Obligors, the Administrative Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Obligors and the Lenders and their respective successors and permitted assigns.

14.10 Amendments, Etc.

      Neither  the  amendment  or  waiver  of any  provision  of  this  Credit
Agreement or any other Credit Document, nor the consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Administrative Agent) and the Borrower, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall unless in writing and signed by all the Lenders, do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (b) except as otherwise expressly provided in this Credit Agreement, reduce the principal of, or interest on, any Note or any
Letter of Credit reimbursement obligations or any fees hereunder, (c) postpone any date fixed for any payment or mandatory prepayment in respect of principal of, or interest on, any Note or any Letter of Credit reimbursement obligations or any fees hereunder, (d) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Required Lenders to take any action hereunder, (e) amend or waive Section 2.3(b), Section 2.8, Section 2.9, Section 7.16, Section 13.6 or this Section 14.10, or change the definition of Required Lenders, (f) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Obligors permitted under this Credit Agreement, release any Liens in favor of the Lenders on any material portion of the Collateral, (g) release any guaranties of the Obligations, or (h) except as expressly permitted hereunder, increase the advance rates used to calculate the Borrowing Base beyond that in effect on the Closing Date and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent or the Issuing Bank under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent and/or the Issuing Bank, as applicable, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of the Obligors shall not be required for any amendment, modification or waiver of the provisions of Article XIII (other than the provisions of Section 13.9). In addition, the Obligors and


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the Lenders hereby  authorize the  Administrative  Agent to modify this Credit
Agreement by unilaterally amending or supplementing Schedule 1.1A from time to time in the manner requested by the Obligors, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Obligors and each Lender.

14.11 Nonliability of Administrative Agent and Lenders.

      The relationship between any Obligor on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of obligor and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to any Obligor. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Obligor to review or inform such Obligor of any matter in connection with any phase of such Obligor's business or operations. NEITHER ADMINISTRATIVE AGENT, ISSUING BANK NOR ANY LENDER, NOR ANY AFFILIATE, OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY, OR AGENT OF ADMINISTRATIVE AGENT, ISSUING BANK OR ANY LENDER, SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH OBLIGOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE ANY OF THEM UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES SUFFERED OR INCURRED BY ANY OBLIGOR IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.

14.12 Independent Nature of Lenders' Rights.

      The amounts payable at any time hereunder to each Lender under such Lender's Note or Notes shall be a separate and independent debt.

14.13 Counterparts.

      This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

14.14 Effectiveness.

      This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by each Obligor and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Obligor, the Administrative Agent and each Lender and their respective successors and assigns.



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14.15 Severability.

      In case any provision in or obligation under this Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

14.16 Headings Descriptive.

      The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

14.17 Maximum Rate.

      Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Obligors, the Administrative Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Administrative Agent or any Lender for the use, forbearance, or detention of the money loaned to any Obligor and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, (unless otherwise prohibited under applicable law) the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied (unless otherwise prohibited under applicable law) to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the applicable Obligor. All sums paid or agreed to be paid to the Administrative Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Obligors to the Administrative Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Obligors, the Administrative Agent and the Lenders.

14.18 Right of Setoff.

      In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, if any Event of Default has occurred and is


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

continuing and whether or not such Lender or such holder has made any demand or the Obligations of any Obligor are matured, have the right to appropriate and apply to the payment of the Obligations of such Obligor all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder, including, without limitation, any and all amounts in the Wachovia Account. Any amount received as a result of the exercise of such rights shall be reallocated among the Lenders as set forth in Section 3.8.

14.19 Power of Attorney.

      Each  Obligor  appoints  the  Borrower  to be  its  representative  (the
Borrower,   acting  in  such   capacity   herein   called  the   "Obligors'
Representative") and, in facilitation thereof, hereby nominates and appoints the Borrower in its name and on its behalf and as its act and deed or otherwise to sign all Credit Documents and carry out all such acts as are necessary or appropriate in connection with executing any Notice of Borrowing, Notice of Extension/Conversion or any Borrowing Base Certificate or any Security Documents in connection with this Credit Agreement or giving (or receiving any notice hereunder or thereunder). The power of attorney granted herein shall be valid for the duration of the term of this Credit Agreement. Each Obligor hereby undertakes to ratify everything which the Borrower shall do in order to carry out the foregoing.

14.20 Replacement Lenders.

      Within thirty (30) days after receipt by the Borrower of written notice and demand from any Lender (an "Affected Lender") (i) for payment of additional amounts or increased costs as provided in Section 2.6 and Section
4.7 or (ii) or of the  inability  of a Lender to make  Eurodollar  Loans under
Section 4.9, the Borrower may, at its option, notify the Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Event of Default shall have occurred and be continuing, the Borrower, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), may obtain, at the borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender. If the Borrower obtains a Replacement Lender within ninety
(90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and fees with respect thereto through the date of such sale, provided that the Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

14.21 Seals.

      To the extent that in this Credit Agreement or any other Credit Agreement, in reference to the execution of such Credit Documents by any Person, provision is made for affixation of a seal, the word "seal" or the symbol "L.S." shall itself be sufficient to connote such affixation.

14.22 Inconsistencies With Other Documents; Independent Effect of Covenants.

(a) In the event there is a conflict or inconsistency between this Agreement and any other Credit Document, the terms of this Agreement shall control; provided, however, that any provision of any Credit


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

      Document which imposes additional burdens on any Obligor or any of its Subsidiaries or further restricts the rights of any Obligor or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

(b) Each covenant or agreement contained herein or in any other Credit Document shall be given independent effect.



                                   ARTICLE XV

                              affiliate guaranty

15.1  The Guarantee.

      The Affiliate Guarantors hereby jointly and severally guarantee to the Administrative Agent and the Lenders the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Obligations (such Obligations herein called, collectively, the "Guaranteed Obligations"), in each case strictly in accordance with the terms hereof. The Affiliate Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Affiliate Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

15.2  Obligations Unconditional.

      The obligations of the Affiliate Guarantors hereunder are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Obligations of the Borrower under this Credit Agreement, the Notes or any other Credit Document or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than full payment and satisfaction of all Guaranteed Obligations), it being the intent of this Section that the obligations of the Affiliate Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, unless otherwise prohibited by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of the Affiliate Guarantors hereunder which shall remain absolute and unconditional as described above: (i) at any time or from time to time, without notice to any of the Affiliate Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived; (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any


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

other Credit Document shall fail to be done or be omitted; (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other Credit Document shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or (iv) any lien or security interest granted to, or in favor of, the Administrative Agent as security for any of the Guaranteed Obligations shall fail to be perfected. The Affiliate Guarantors further hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Administrative Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other Credit Document, or against any other Person under any other Guaranty of, or security for, any of the Guaranteed Obligations.

15.3  Reinstatement.

      The obligations of the Affiliate Guarantors hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Affiliate Guarantors jointly and severally agree that they will indemnify each Administrative Agent and Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of legal counsel) incurred by Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

15.4  Deferral of Subrogation Rights.
      Each Affiliate Guarantor hereby subordinates to Administrative Agent and the Lenders all rights of subrogation or contribution against the Borrower, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions hereof until all Obligations (other than any constituting contingent indemnity obligations) are fully paid and satisfied and all Commitments are terminated.

15.5  Remedies.

      The Affiliate Guarantors jointly and severally agree that, as between the Affiliate Guarantors and Administrative Agent and Lenders, the Guaranteed Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration in accordance with the terms hereof (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Affiliate Guarantors for purposes hereof.



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

15.6  Continuing Guaranty.

      The guaranty set forth herein is a continuing guaranty, and shall apply to all Guaranteed Obligations, whenever and howsoever arising.

15.7  Rights of Contribution.

      The Affiliate Guarantors hereby agree, as between themselves, that if any Affiliate Guarantor shall become an "Excess Funding Guarantor" (as defined below) by reason of the payment by such Affiliate Guarantor of any Guaranteed Obligations, each other Affiliate Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Affiliate Guarantor's "Pro Rata Share" (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the "Excess Payment" (as defined below) in respect of such Guaranteed Obligations. The payment obligation of an Affiliate Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Affiliate Guarantor under the other provisions of this Section and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes hereof, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, an Affiliate Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations (iii) "Pro Rata Share" means, for any Affiliate Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all assets of such Affiliate Guarantor (excluding any shares of stock of any other Affiliate Guarantor) exceeds the amount of all the debts and liabilities of such Affiliate Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Affiliate Guarantor hereunder and any obligations of any other Affiliate Guarantor that have been guaranteed by such Affiliate Guarantor) to (y) the amount by which the aggregate fair saleable value of all assets of all of the Affiliate Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Affiliate Guarantor hereunder) of the Affiliate Guarantors, determined (A) with respect to any Affiliate Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Affiliate Guarantor, as of the date such Affiliate Guarantor becomes an Affiliate Guarantor hereunder.

15.8  Limitation on Guaranteed Obligations.

      In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Affiliate Guarantors hereunder, after giving effect to the contribution rights provided herein above, would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Affiliate Guarantor, Administrative Agent, any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and


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

not subordinated to the claims of other creditors as determined in such action or proceeding.

15.9  Subordination.

      In the event that any Affiliate Guarantor shall advance any sums to the Borrower, or in the event the Borrower has heretofore or shall hereafter become indebted to any Affiliate Guarantor before the Obligations have been paid in full and this Agreement is terminated, all such advances and indebtedness shall be subordinate in all respects to the Obligations (the foregoing herein called the "Affiliate Guarantor Subordinated Debt"). Any payment to any Affiliate Guarantors on account of the Affiliate Guarantor Subordinated Debt shall be collected and received by the Affiliate Guarantors in trust for the Lenders and shall be paid over to the Administrative Agent on account of the Obligations without impairing or releasing the obligations of the Affiliate Guarantors hereunder. Without limitation of the forgoing, without the prior written consent of the Required Lenders, the Affiliate Guarantors shall not ask, demand, receive, accept, sue for, set off, collect or enforce the Affiliate Guarantor Subordinated Debt or any collateral and security therefor until all of the Obligations have been paid in full and this Agreement is terminated. In the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against the Borrower for any relief under any bankruptcy or insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash ,securities or other property, which shall be payable or deliverable upon, or with respect to, all or any part of the Affiliate Guarantor Subordinated Debt or otherwise shall be paid or delivered directly to the Administrative Agent for application to the obligations and liabilities of the Affiliate Guarantors under this Agreement (whether due or not due and in such order and manner as the Administrative Agent may determine in the exercise of its sole discretion) until the obligations of the Affiliate Guarantors hereunder shall have been fully paid and satisfied. The Affiliate Guarantors hereby irrevocably authorize and empower the Administrative Agent to demand, sue for, collect and receive every such payment or distribution on account of the Affiliate Guarantor Subordinated Debt and give acquittance therefor and to file claims and take such other proceedings in the Administrative Agent's own name or in the name of the Affiliate Guarantors or otherwise, as the Administrative Agent may deem necessary or advisable to carry out the provisions of this Agreement. The Affiliate Guarantors hereby agree to execute and deliver to the Administrative Agent such powers of attorney, assignments, endorsements or other instruments as may be requested by the Administrative Agent in order to enable the Administrative Agent to enforce any and all claims upon, or with respect to, the Affiliate Guarantor Subordinated Debt, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect thereto. So as to secure the performance by the Affiliate Guarantors of the provisions hereof, each Affiliate Guarantor assigns, pledges and grants to the Administrative Agent a security interest in, and lien on, the Affiliate Guarantor Subordinated Debt, all proceeds thereof and all any security and collateral therefor. Upon the request of the Administrative Agent, the Affiliate Guarantors shall endorse, assign and deliver to the Administrative Agent all notes, instruments and agreements evidencing, securing, guarantying or made in connection with the Affiliate Guarantor Subordinated Debt.



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

15.10 Survival of Representations.

      All representations made by such Obligor in this Credit Agreement and in any other Credit Document shall survive the execution and delivery hereof and thereof.
















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                                      118

      IN WITNESS WHEREOF the parties hereto have caused this Credit Agreement to be executed under seal and delivered by their proper and duly authorized officers as of the date set forth above.

                                    BORROWER:

                                    U.S. SILICA COMPANY (SEAL)


                                    By: /s/ Gary E. Bockrath
                                        --------------------
                                       Name:  Gary E. Bockrath
                                       Title: Senior Vice President - Finance

                                    BMAC HOLDINGS, INC.              (SEAL)


                                    By: /s/ Gary E. Bockrath
                                        --------------------
                                       Name:  Gary E. Bockrath
                                       Title:    Vice President



                                    BETTER MINERALS & AGGREGATES COMPANY
                                    (SEAL)


                                    By: /s/ Gary E. Bockrath
                                        --------------------
                                       Name:  Gary E. Bockrath
                                       Title:    Vice President


                                    BMAC SERVICES CO., INC.          (SEAL)


                                    By: /s/ Gary E. Bockrath
                                        --------------------
                                       Name:  Gary E. Bockrath
                                       Title:    Vice President

                                    THE FULTON LAND AND TIMBER
                                    COMPANY                          (SEAL)


                                    By: /s/ Gary E. Bockrath
                                        --------------------
                                       Name:  Gary E. Bockrath
                                    Title:    Treasurer



                                    OTTAWA SILICA COMPANY            (SEAL)


                                    By: /s/ Gary E. Bockrath
                                        --------------------
                                    Name:  Gary E. Bockrath
                                    Title: Treasurer



                                    PENNSYLVANIA GLASS SAND CORPORATION
                                    (SEAL)


                                    By: /s/ Gary E. Bockrath
                                        --------------------
                                    Name:  Gary E. Bockrath
                                    Title: Treasurer


                                    GEORGE F. PETTINOS, LLC          (SEAL)


                                    By:   U. S. SILICA COMPANY       (SEAL)

                                       By:     /s/ Gary E. Bocrath
                                               -------------------
                                         Name:  Gary E. Bockrath
                                         Title: Senior Vice President - Finance

                                    ADMINISTRATIVE AGENT AND LENDER:

                                    WACHOVIA BANK, NATIONAL ASSOCIATION
                                    (SEAL)
                                    as Administrative Agent and as a Lender

                                    By: _____________________________________
                                       Name: Kevin B. Harrison
                                    Title:   Managing Director

                                    Lending Office (Base Rate Loans):

                                    Address: Wachovia Bank, National
                                    Association
                                             Asset Based Lending
                                             1339 Chestnut Street
                                             Philadelphia, PA 19107
                                             Attention:     James A. Kelly, V.P.
                                             Telephone:     267-321-6685
                                             Facsimile:     267-321-6741

                                    Lending Office (Eurodollar Loans):

                                    Address: Wachovia Bank, National
                                    Association
                                             Asset Based Lending
                                             1339 Chestnut Street
                                             Philadelphia, PA 19107
                                             Attention:     James A. Kelly, V.P.
                                             Telephone:     267-321-6685
                                             Facsimile:     267-321-6741

                                    Notice Address:

                                    Address: Wachovia Bank, National
                                    Association
                                             Asset Based Lending
                                             1339 Chestnut Street
                                             Philadelphia, PA 19107
                                             Attention:     James A. Kelly, V.P.
                                             Telephone:     267-321-6685
                                             Facsimile:     267-321-6741



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

                                    with copy to:

                                    Kevin B. Harrison
                                    Managing Director
                                    Asset Based Lending
                                    Wachovia Bank, National Association
                                    191 Peachtree Street
                                    Atlanta, Georgia 30303
                                    Telephone:  (404) 332-5269
                                    Facsimile:  (404) 332-6920



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